     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE ___, 1998

                                            REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             _____________________

                               ABI CAPITAL TRUST
                           AMERICAN BANCSHARES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          DELAWARE                                                [TO BE APPLIED FOR]
          FLORIDA                            6012                      65-0624640
(States or Other Jurisdictions of   (Primary Standard Industry      (I.R.S. Employer
 Incorporation or Organization)    Classification Code Number)     Identification Nos.)


                             4502 CORTEZ ROAD WEST
                         BRADENTON, FLORIDA 34210-2801
                                 (941) 795-3050
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)
                           _________________________

                          GERALD L. ANTHONY, PRESIDENT
                           AMERICAN BANCSHARES, INC.
                             4502 CORTEZ ROAD WEST
                         BRADENTON, FLORIDA 34210-2801
                                 (941) 795-3050
                    (Name, Address, Including Zip Code, and
          Telephone Number, Including Area Code, of Agent For Service)
                           __________________________

                                   COPIES TO:

               RICHARD A. DENMON, ESQ.          STEVEN KAPLAN, ESQ.
         CARLTON, FIELDS, WARD, EMMANUEL,        ARNOLD & PORTER
               SMITH & CUTLER, P.A.           THURMAN ARNOLD BUILDING
               ONE HARBOUR PLACE              555 TWELFTH STREET, N.W.
          777 SOUTH HARBOUR ISLAND DRIVE    WASHINGTON, D.C. 20004-1202
                 TAMPA, FLORIDA 33602
                           __________________________

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:   As soon
as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                    TITLE OF EACH CLASS OF                      PROPOSED MAXIMUM AGGREGATE
                 SECURITIES TO BE REGISTERED                        OFFERING PRICE(1)        AMOUNT OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
 ____% Preferred Securities of ABI Capital Trust . . . . .             $17,250,000                    $5,088.75

 ____% Junior Subordinated Debentures of American
       Bancshares, Inc.  . . . . . . . . . . . . . . . . .                 (2)
 Guarantee of American Bancshares, Inc. of certain
       obligations under the Preferred Securities  . . . .                 (3)
=========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended, (the "Securities Act") exclusive of interest and dividends, if any.

                                                        (Continued on next page)

(2) The Junior Subordinated Debentures will be purchased by ABI Capital Trust with the proceeds from the sale of the Preferred Securities. Such securities may later be distributed for no additional consideration to the holders of the Preferred Securities upon dissolution of ABI Capital Trust and the distribution of its assets.
(3) This Registration Statement is deemed to cover the Guarantee. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable for the Guarantee.


         The Prospectus contained in this Registration Statement will be used for the offering of the following securities: (1) ____% Preferred Securities of ABI Capital Trust, (2) ____% Junior Subordinated Debentures of American Bancshares, Inc., and (3) a Guarantee of American Bancshares, Inc. of certain obligations under the Preferred Securities.

         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS, DATED JUNE __, 1998

PROSPECTUS
                                  $15,000,000

                               ABI CAPITAL TRUST

                          ______% PREFERRED SECURITIES
                (LIQUIDATION AMOUNT $10 PER PREFERRED SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                           AMERICAN BANCSHARES, INC.
                             ______________________

    The Preferred Securities offered hereby represent preferred undivided beneficial interests in the assets of ABI Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"). American Bancshares, Inc. (the "Company") will initially be the holder of all the beneficial interests represented by common securities of the Issuer Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities").

                                                       (Continued on Next Page)
                            ______________________


    SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE PREFERRED SECURITIES OFFERED HEREBY.
                             ______________________

    THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
                             ______________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=======================================================================================================================
                                                                                  UNDERWRITING
                                                                PRICE            DISCOUNTS AND          PROCEEDS TO
                                                            TO PUBLIC(1)         COMMISSIONS(2)      ISSUER TRUST(3)(4)
-----------------------------------------------------------------------------------------------------------------------
 Per Preferred Security  . . . . . . . . . . . . . .          $ 10.00                 (4)                  $10.00
-----------------------------------------------------------------------------------------------------------------------
 Total(5)  . . . . . . . . . . . . . . . . . . . . .       $ 15,000,000               (4)               $15,000,000
=======================================================================================================================

(1) Plus accrued Distributions, if any, from _____, 1998.
(2) The Company and the Issuer Trust have each agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) Before deducting offering expenses payable by the Company estimated at $___________.
(4) In view of the fact that the proceeds from the sale of the Preferred Securities will be used to purchase Junior Subordinated Debentures, the Company has agreed to pay the Underwriter, as compensation for arranging the investment therein of such proceeds, $______ per Preferred Security (or $_____________ in the aggregate). The Underwriter will receive a supplemental advisory fee of $25,000 payable upon consummation of the offering. See "Underwriting".
(5) The Company has granted to the Underwriter a 30-day option to purchase up to an additional $2,250,000 in aggregate liquidation amount of the Preferred Securities, on the same terms and conditions set forth above, solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public and Proceeds to Issuer Trust will be $17,250,000 and $17,250,000, respectively. See "Underwriting".
                             ______________________

    The Preferred Securities are offered by the Underwriter named herein, subject to prior sale, when, as, and if delivered to and accepted by the Underwriter. The Underwriter reserves the right to withdraw, cancel, or modify this offering without notice and to reject any order in whole or in part. It is expected that delivery of Preferred Securities will be made in book-entry form through the book-entry facilities of The Depository Trust Company on or about ___________, 1998.


                                  ADVEST, INC.

                THE DATE OF THIS PROSPECTUS IS JUNE _____, 1998.

[Red Herring Language to be Inserted on Prospectus Cover Page]

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

(Cover Page Continued)

         The Issuer Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in ______% Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures," and together with the Trust Securities, the "Securities") to be issued by the Company. The Junior Subordinated Debentures will mature on ___________, 2028, which date may be shortened (such date, as it may be shortened, the "Stated Maturity") to a date not earlier than ___________, 2028, if certain conditions are met (including the Company having received the prior approval of the Board of Governors of the Federal Reserve Systems (the "FRB"), if then required under applicable capital guidelines or policies of the FRB (such shortening of the maturity date, the "Maturity Adjustment")). The Preferred Securities will have a preference under certain circumstances over the Common Securities with respect to cash distributions and amounts payable on liquidation, redemption, or otherwise. See "Description of Preferred Securities - Subordination of Common Securities."

         The Preferred Securities will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, as depositary ("DTC"). Beneficial interests in the global securities will be shown on, and transfer thereof will be effected only through, records maintained by DTC and its participants. Except as described under "Description of Preferred Securities," Preferred Securities in definitive form will not be issued and owners of beneficial interests in the global securities will not be considered holders of the Preferred Securities. Application will be made to include the Preferred Securities for quotation on the Nasdaq National Market. Settlement for the Preferred Securities will be made in immediately available funds. The Preferred Securities will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity for the Preferred Securities will therefore settle in immediately available funds.

         Holders of the Preferred Securities will be entitled to receive preferential cumulative cash distributions, at the annual rate of ___% of the liquidation amount of $10 per Preferred Security (the "Liquidation Amount"), accruing from _______, 1998, and payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year commencing on ________, 1998 ("Distributions"). The Company has the right, so long as no Debenture Event of Default (as defined herein) has occurred or is continuing, to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. No interest shall be due and payable during any Extension Period, except at the end thereof. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Preferred Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or with respect to debt securities of the Company that rank pari passu in all respects with or junior to the Junior Subordinated Debentures. During an extension period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of distributions to which holders of the preferred securities are entitled will accumulate) at the rate of _______% per annum, compounded quarterly, and holders of preferred securities will be required to accrue interest income for United States Federal Income Tax purposes in advance of the receipt of cash distributions with respect to such deferred interest payment. See "Description of Junior Subordinated Debentures - Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences - Interest Income and Original Issue Discount." The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

         The Company has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, and the Junior Subordinated Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all the Issuer Trust's obligations under the Preferred Securities as described below. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures, and the Guarantee - Full and Unconditional Guarantee." The Guarantee of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Preferred Securities, but only in each case to the extent of funds held by the Issuer Trust, as described herein (the "Guarantee"). See "Description of Guarantee." If the Company does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will have insufficient funds to pay Distributions on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder. See "Description of Junior Subordinated Debentures-Enforcement of Certain Rights by Holders of Preferred Securities." The obligations of the Company under the Guarantee and the Preferred Securities are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures - Subordination") of the Company.

         The Preferred Securities are subject to mandatory redemption (i) in whole, but not in part, upon repayment of the Junior Subordinated Debentures at Stated Maturity or, at the option of the Company, their earlier redemption in whole upon the occurrence of a Tax Event, an Investment Company Event, or a Capital Treatment Event (each as defined herein) and (ii) in whole or in part at any time on or after ________, 2003 contemporaneously with the optional redemption by the Company of the Junior Subordinated Debentures in whole or in part. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after _______, 2003, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and continuation of a Tax Event, Investment Company Event, or Capital Treatment Event, in each case at a redemption price set forth herein, which includes the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption. The ability of the Company to exercise its rights to redeem the Junior Subordinated Debentures or to cause the redemption of the Preferred Securities prior to the Stated Maturity may be subject to prior regulatory approval by the FRB, if then required under applicable FRB capital guidelines or policies. See "Description of Junior Subordinated Debentures - Redemption" and "Description of Preferred Securities - Liquidation Distribution Upon Dissolution."

         The Company, as the holder of all of the outstanding Common Securities, has the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities and Common Securities in liquidation of the Issuer Trust. The ability of the Company, as holder of the Common Securities, to dissolve the Issuer Trust may be subject to prior regulatory approval of the FRB, if then required under applicable FRB capital guidelines or policies. See "Description of Preferred Securities - Liquidation Distribution Upon Dissolution."

         In the event of the dissolution of the Issuer Trust, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, the holders of the Preferred Securities will be entitled to receive a Liquidation Amount of $10 per Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures. See "Description of Preferred Securities - Liquidation Distribution Upon Dissolution."

         The Junior Subordinated Debentures are unsecured and subordinated to all Senior Indebtedness (as defined herein) of the Company. See "Description of Junior Subordinated Debentures - Subordination."

         Prospective purchasers must carefully consider the information set forth in "Certain ERISA Considerations."

         THE JUNIOR SUBORDINATED DEBENTURES ARE DIRECT AND UNSECURED OBLIGATIONS OF THE COMPANY, DO NOT EVIDENCE DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER INSURER OR GOVERNMENT AGENCY.

                         [INSERT GRAPHIC PRESENTATION]





         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE PREFERRED SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTTING SHARES OF PREFERRED SECURITIES, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS, AND PENALTY BIDS. SUCH TRANSACTIONS MAY BE EFFECTED THROUGH THE NASDAQ NATIONAL MARKET, IN THE OVER-THE-COUNTER MARKET, OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

                               PROSPECTUS SUMMARY

            The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and consolidated financial statements and notes thereto appearing elsewhere in this Prospectus. Prospective investors should read this Prospectus in its entirety.

            This Prospectus contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the financial condition and prospects, loan loss reserve adequacy, year 2000 readiness, simulation of changes in interest rates, results of operations, plans for future business development activities, capital spending and financing sources, capital structure, the effects of regulation and competition, and the business of the Company. Where used in this Prospectus, the words "anticipate", "believe", "estimate", "expect", "intend", and similar words and expressions, as they relate to the Issuer Trust, the Company, or the management of the Company, identify forward-looking statements. Such forward-looking statements reflect the current views of the Issuer Trust and the Company and are based on information currently available to the management of the Company and upon current expectations, estimates, and projections about the Issuer Trust, the Company and its industry, management's beliefs with respect thereto, and certain assumptions made by management. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements as a result of various factors. Potential risks and uncertainties include, but are not limited to: (i) competitive pressure in the banking and financial services industries increasing significantly; (ii) changes in the interest rate environment which reduce margins; (iii) changes in political conditions or changes occurring in the legislative or regulatory environment; (iv) general economic conditions, either nationally or regionally, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality; (v) changes occurring in business conditions and inflation; (vi) acquisitions and integration of acquired businesses or assets; (vii) changes in technology; (viii) changes in monetary and tax policies, (ix) changes occurring in the securities markets; and (x) other risks and uncertainties detailed from time to time in the filings of the Company with the Commission.


                           THE COMPANY AND THE BANK

AMERICAN BANCSHARES, INC.

            The Company is a Florida corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), headquartered in Bradenton, Florida. The Company's primary subsidiary and principal asset is American Bank (the "Bank"). Through its ownership of the Bank, the Company is engaged in a general commercial banking and related business. In addition to the Bank, the Company also owns a finance company subsidiary which only recently has commenced operations. Unless the context otherwise requires, references to the Company herein include the Company and the Bank on a consolidated basis. The principal executive offices of the Company is located at 4502 Cortez Road West, Bradenton, Florida 34210, and its telephone number is (941) 795-3050.

AMERICAN BANK

            The Bank, which commenced operations in May 1989 as a Florida state-chartered banking corporation, was formed by local business persons who identified the need for a consumer-oriented independent community bank in Manatee County, Florida to serve its growing population and expanding business base. It was their belief that the large banking institutions located in this area were inflexible, slow in their decision-making processes, and not meeting the banking needs of individuals and small-to-medium sized businesses. They recognized the opportunity to build a profitable banking business through the establishment of a local banking institution operated by local business persons and by experienced banking personnel who are familiar with the community and are dedicated to providing fast, efficient, and personalized service to the market area. Consistent with this objective, the Bank sought after and attracted experienced bank personnel, most of whom reside in the area, know the Bank's customers, and are able to provide them with personalized service. Further, the Board of Directors of both the Company and the Bank have been comprised of local business persons who actively promote the Bank in the community.

            As a result of the implementation of this strategy, the Bank experienced rapid growth which was financed through a series of equity offerings primarily supported by local investors who, in turn, provided additional capital to the Bank, broadened the community's awareness of the Bank, and attracted new business. In 1994, the Bank added a mortgage banking division to originate, close, and service fixed and adjustable rate construction-to-permanent residential real estate mortgage loans which are generally sold in the secondary mortgage market. In late 1995, the Bank implemented a growth strategy to expand its operations geographically, to expand its product and services and to penetrate additional segments of the financial services market. In order to finance this growth strategy, the Company was formed for the purpose of owning the Bank and conducting a public offering of the Company's common stock, which offering was completed in early 1996. Since its initial public offering, the Company has implemented its growth strategy by:

         - Adding 4 new branch locations which has expanded the Bank's operations within Manatee County and into Hillsborough County.

                  -        Palma Sola branch (Manatee) was opened in March 1996

                  - Whitfield branch (Manatee) was opened in September 1996

                  -        Palmetto branch (Manatee) was opened in June 1997

                  -        Ruskin branch (Hillsborough) was opened in April 1998

         - Acquiring DesChamps & Gregory, Inc. ("DesChamps") in January 1997, a Bradenton-based mortgage brokerage company which originates retail residential mortgage loans.

         - Entering into an arrangement with Advest, Inc. in March 1997 to make trust services available to the Bank's customers.

         - Acquiring Murdock Florida Bank, a Florida state banking corporation ("Murdock") in March 1998, which has been converted into a branch of the Bank and has expanded the Bank's operations into Charlotte County.

         - Forming and, in March 1998, commencing the operations of Freedom Finance Company, a Florida corporation and wholly-owned subsidiary of the Company ("Finance Company") to provide consumer finance products and services.

         - Making available to its customers computer-based home banking services commencing in September 1997.

            The Company also has constructed a new administrative office facility to centralize its operations by combining in one location, the Company's administrative personnel, its consumer lending operations, the mortgage banking and residential lending operations, and its credit card and human resources departments. The Company has achieved its growth while maintaining its credit quality standards, as is reflected by its low ratios of delinquencies and losses to total loan portfolio and to assets.

            As a result of the successful implementation of its strategies, the Company has established a special niche in its market area which fills the needs of a significant segment of that market. The consumer-oriented community banking focus of the Bank provides customers with locally-based decision makers who are familiar with their customers, their business environment, and competitive demands, who are able to quickly evaluate and respond to loan applications, and who have the ability to craft personalized banking solutions to the customer's needs without extensive bureaucratic delays. Due to the growth of the Bank, it is able to extend larger credits than other community-based financial institutions.

            From its eight retail banking branches located in Manatee, Charlotte, and Hillsborough counties in Florida, the Bank offers a broad range of corporate and personal banking services to individuals and small to mid-sized businesses. The Bank places a special emphasis on the importance of individualized attention to its customers by offering loan and deposit products tailored to meet the needs of its customers. In addition, the Bank offers customized accounts receivable financing and billing services, and credit card merchant services.

            The Bank's deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the "FDIC") and the Bank is a member of the Federal Home Loan Bank of Atlanta ("FHLB"). The principal executive office of the Bank is 4702 Cortez Road West, Bradenton, 34210, and its telephone number is (904) 795-3050.

GROWTH AND EXPANSION

            At December 31, 1995, the quarter-end prior to the Company's initial public offering, and at March 31, 1998, the Company had total assets of approximately $219.0 and $379.2 million, respectively, or a 73% increase, net portfolio loans of approximately $138.1 and $230.5 million, respectively, or a 67% increase, total deposits of approximately $186.7 and $316.6 million, respectively, or a 70% increase, and shareholders' equity of approximately $14.6 and $26.4 million, respectively, or an 81% increase. The Company intends to continue its geographic and product expansion while maintaining its community banking focus and preserving its market niche. The Company also will seek opportunities to further expand its operations into other segments of the financial services markets that it believes will be beneficial to its growth strategy. The Company intends to expand its presence along the west coast of Florida through internal growth, branching, and strategic acquisitions. Management believes that there are branching and acquisition opportunities available for further expansion of its geographic market both in the areas existing between its current branches and in other areas along the west coast of Florida. Of course, branching activities and acquisitions involve certain upfront start-up and acquisition related expenses which are not recovered until several months after the opening of the branch or consummation of the acquisition. Accordingly, the Company's short-term profitability and efficiency ratios have been adversely affected by its growth strategy. As these branches recover such upfront costs, profitability measurements should improve and, as a result of the Bank's increasing asset base, each additional branch established by the Bank should have less impact on the short-term profitability of the Company as a whole.


                              ABI CAPITAL TRUST

            The Issuer Trust is a statutory business trust created under Delaware law on May 21, 1998. The Issuer Trust will be governed by a trust agreement ("Trust Agreement"), as amended and supplemented from time to time, among the Company, as Depositor, Bankers Trust (Delaware), as Delaware trustee ("Delaware Trustee"), and Bankers Trust Company, as property trustee ("Property Trustee") (the Delaware Trustee and Property Trustee together, the "Trustees"). The Issuer Trust exists for the exclusive purpose of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Company, and (iii) engaging in only those other activities necessary, convenient, or incidental thereto (such as registering the transfer of the Trust Securities).
Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust. The Issuer Trust has a term of 31 years unless earlier terminated as provided in the Trust Agreement. The principal executive offices of the Issuer Trust is 4502 Cortez Road West, Bradenton, Florida 34210, and its telephone number is (941) 795-3050.

                                  THE OFFERING


Securities Offered  . . . . . . . . . . .       $15,000,000 aggregate Liquidation Amount of Preferred Securities representing preferred undivided beneficial interests in the Issuer
                                                Trust's assets, which will consist solely of the Junior
                                                Subordinated Debentures.  The Issuer Trust has granted the
                                                Underwriter an option, exercisable within 30 days after the date of this Prospectus, to purchase up to an additional $2,250,000 aggregate Liquidation Amount of Preferred Securities at the offering price, solely to cover over-allotments, if any.

Offering Price  . . . . . . . . . . . . .       $10 per Preferred Security (Liquidation Amount $10), plus
                                                accumulated Distributions, if any, from _____, 1998.

Distributions . . . . . . . . . . . . . .       The Distributions payable on each Preferred Security will be fixed at a rate per annum of _____%  of the stated Liquidation Amount per
                                                Preferred Security.  Such distributions will be cumulative, will accrue from ________, 1998 (the date of issuance of the Preferred
                                                Securities), and will be payable quarterly in arrears on March 31,
                                                June 30, September 30, and December 31 of each year, commencing
                                                _______, 1998.  See "Description of Preferred Securities -
                                                 Distributions".

Preferred Securities Rank . . . . . . . .       The Preferred Securities will rank pari passu, and payments thereon, will be made pro rata, with the Common Securities except as described under "Description of Preferred Securities -
                                                Subordination of Common Securities".

Junior Subordinated Debentures  . . . . .       The Issuer Trust will invest the proceeds from the issuance of the
                                                Preferred Securities and Common Securities in an equivalent amount of _____% Junior Subordinated Debentures of the Company.  The
                                                Junior Subordinated Debentures will mature on ______, 2028, subject to the Maturity Adjustment.  The Junior Subordinated Debentures
                                                will rank subordinate and junior in right of payment to all Senior
                                                Indebtedness of the Company.  In addition, the Company's
                                                obligations under the Junior Subordinated Debentures will be structurally subordinated to all existing and future liabilities and obligations of the Company's subsidiaries.

Guarantee . . . . . . . . . . . . . . . .       Under the terms of the Guarantee, the Company has guaranteed the payment of Distributions and payments on liquidation or redemption of the Preferred Securities, but only in each case to the extent of funds held by the Issuer Trust, as described herein.  The Company and the Issuer Trust believe that the obligations of the Company under the Guarantee, the Trust Agreement, the Junior Subordinated
                                                Debentures, and the Junior Subordinated Indenture, when taken together, fully, irrevocably, and unconditionally guarantee all of the Issuer Trust's obligations relating to the Preferred
                                                Securities.  The obligations of the Company under the Guarantee and the Preferred Securities are subordinate and junior in right of payment to all Senior Indebtedness.  See "Description of
                                                Guarantee".





Right to Defer Interest . . . . . . . . .       The Company has the right, at any time, so long as no Debenture
                                                Event of Default has occurred and is continuing, to defer payments of interest on Junior Subordinated Debentures for a period not exceeding 20 consecutive quarters; provided, that no Extension
                                                Period may extend beyond the Stated Maturity of the Junior
                                                Subordinated Debentures.  As a consequence of the Company's extension of the interest payment period, quarterly Distributions on the Preferred Securities will be deferred (though such
                                                Distributions would continue to accrue with interest thereon compounded quarterly, since interest will continue to accrue and compound on the Junior Subordinated Debentures during any such
                                                Extension Period).  During an Extension Period, the Company will be prohibited, subject to certain exceptions described herein, from declaring or paying any cash distributions with respect to its capital stock or debt securities that rank pari passu with or junior to the Junior Subordinated Debentures.  Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the foregoing requirements.  See "Description of Junior Subordinated
                                                Debentures - Option to Extend Interest Payment Period".

                                                In the event that an Extension Period should occur, Preferred
                                                Security holders will continue to include interest income (and de minimis original issue discount, if any) for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments.  See "Certain
                                                Federal Income Tax Consequences - Interest Income and Original
                                                Issue Discount".  The Company has no current intention of
                                                exercising its right to defer payments of interest by extending the interest payment period of the Junior Subordinated Debentures.

Redemption  . . . . . . . . . . . . . . .       The Preferred Securities are subject to mandatory redemption (i) in whole, but not in part, at the Stated Maturity upon repayment of the Junior Subordinated Debentures, (ii) in whole, but not in part, contemporaneously with the optional redemption at any time by the
                                                Company of the Junior Subordinated Debentures upon the occurrence and continuation of a Tax Event, Investment Company Event, or
                                                Capital Treatment Event, and (iii) in whole or in part at any time on or after _____, 2003, contemporaneously with the optional redemption by the Company of the Junior Subordinated Debentures in
                                                whole or in part, in each case at the applicable Redemption Price.
                                                See "Description of Preferred Securities - Redemption".

Liquidation of the Issuer Trust . . . . .       The Company, as holder of the Common Securities, has the right at any time to dissolve the Issuer Trust and cause the Junior
                                                Subordinated Debentures to be distributed to holders of Preferred
                                                Securities in liquidation of the Issuer Trust, subject to the
                                                Company having received prior approval of the FRB to do so if then required under applicable capital guidelines or policies of the
                                                FRB.  See "Description of Preferred Securities - Liquidation
                                                Distribution Upon Dissolution".





                                       9

Voting Rights . . . . . . . . . . . . . .       Generally, except in limited circumstances, the holders of the
                                                Preferred Securities will not have any voting rights.  See
                                                "Description of Preferred Securities - Voting Rights; Amendment of
                                                Trust Agreement" and "Risk Factors - Limited Voting Rights".

Use of Proceeds . . . . . . . . . . . . .       All of the net proceeds to the Issuer Trust from the sale of the
                                                Preferred Securities offered hereby will be used by the Issuer
                                                Trust to purchase the Junior Subordinated Debentures issued by the
                                                Company.  The net proceeds received by the Company from the sale of the Junior Subordinated Debentures will be used for general corporate purposes which may include, among other things,
                                                contributions to the Bank to support its growth, branch
                                                acquisitions, acquisitions of other financial institutions by either the Company or the Bank, acquisitions of other financial service companies, and for working capital.  In addition, a portion of the proceeds may be contributed through investments in or advances to the Bank or other subsidiaries of the Company to support mutual growth opportunities.  It also is anticipated that a portion of the proceeds will be used to retire all or a part of the
                                                Company's outstanding indebtedness under a line of credit used to finance the construction of its administrative offices.  As of
                                                May 31, 1998, approximately $2.55 million has been borrowed under this credit facility.  The Trust Securities will qualify as Tier 1 or core capital of the Company, subject to the 25% Capital
                                                Limitation (as defined herein), under the risk-based capital guidelines of the FRB.  The portion of the Trust Securities that exceeds the 25% Capital Limitation will qualify as Tier 2 or supplemental capital of the Company.  See "Use of Proceeds".

ERISA Considerations  . . . . . . . . . .       Prospective purchasers must carefully consider the information set forth under "Certain ERISA Considerations".

Nasdaq National Market Symbol . . . . . .       Application has been made to have the Preferred Securities approved for quotation on the Nasdaq National Market under the symbol
                                                "ABANP".


                                  RISK FACTORS

            Prospective investors should carefully consider the matters set forth under "Risk Factors", beginning on page 12.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following table presents selected financial information for the Company. The selected financial information is based on, derived from, and should be read in conjunction with, the consolidated financial statements of the Company and the related notes beginning on page F-1. The consolidated selected financial data have been restated to include the accounts and operations of Murdock for all periods. The selected financial information provided for the three months ended March 31, 1998 and 1997 have been derived from unaudited interim financial statements of the Company, which include all adjustments, consisting of the restatement for the Murdock acquisition and other normal recurring accruals, which the Company and the Bank consider necessary for a fair presentation of the financial position and results of operations for those periods. Results for the three months ended March 31, 1998 are not necessarily indicative of results that can be expected for any other interim period or for the entire fiscal year ending December 31, 1998.

                                          AT OR FOR THE THREE
                                         MONTHS ENDED MARCH 31,                      AT OR FOR THE YEAR
                                              (UNAUDITED)                            ENDED DECEMBER 31,
                                         ----------------------    -------------------------------------------------------
                                           1998         1997         1997       1996        1995        1994        1993
AMERICAN BANCSHARES, INC.                ---------    ---------    --------   --------    --------    --------    --------
                                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED OPERATIONS DATA:
  Interest income......................  $  7,101     $  5,552     $ 24,631   $ 19,431    $ 15,826    $ 11,187    $  9,253
  Interest expense.....................     3,583        2,878       12,917      9,965       8,452       5,558       4,474
                                         --------     --------     --------   --------    --------    --------    --------
  Net interest income..................     3,518        2,674       11,714      9,466       7,374       5,629       4,779
  Provision for loan losses............       124          171          921        515         702         291         710
                                         --------     --------     --------   --------    --------    --------    --------
  Net interest income after provision
    for loan losses....................     3,394        2,503       10,793      8,951       6,672       5,338       4,069
  Non-interest income..................     1,103          672        4,156      2,148       2,086       1,124       1,000
  Non-interest expenses................     3,876        2,630       11,912      9,856       7,437       5,354       4,104
  Provision for income taxes...........       217          212        1,117        461         471         396         248
                                         --------     --------     --------   --------    --------    --------    --------
  Net Income...........................  $    404     $    333     $  1,920   $    782    $    850    $    712    $    717
                                         ========     ========     ========   ========    ========    ========    ========
CONSOLIDATED PER SHARE DATA:
  Net income:
    Basic..............................     $0.08        $0.07        $0.38      $0.17       $0.27       $0.26       $0.30
    Diluted............................     $0.08        $0.07        $0.38      $0.17       $0.27       $0.26       $0.30
  Book value, end of period............     $5.28        $4.77        $5.22      $4.77       $4.40       $3.80       $5.08
SELECTED BALANCE SHEET DATA:
  Total assets.........................  $379,179     $298,006     $353,901   $273,630    $218,993    $183,901    $135,755
  Cash (including interest bearing
    accounts)..........................    20,660       12,739       18,396     23,563      11,230       7,762       5,911
  Loans receivable, net................   230,535      200,096      213,405    175,265     138,086     107,370      90,437
  Mortgage loans held for sale.........    49,718       10,321       39,588     20,351      21,011      21,640           0
  Investment securities and other
    interest-bearing assets............    62,266       62,385       68,664     43,509      40,423      36,746      31,317
  Deposits.............................   316,595      254,356      302,746    232,433     186,727     165,608     120,428
  Borrowed funds.......................    32,715       18,490       23,028     16,413      16,067       5,977       5,264
  Shareholders' equity.................    26,378       23,803       26,079     23,504      14,632      11,484       9,167
SELECTED FINANCIAL RATIOS AND OTHER
  DATA:
  Return on average assets.............      0.44%(2)     0.47%(2)     0.61%      0.32%       0.42%       0.43%       0.55%
  Return on average equity.............      6.55 (2)     6.76 (2)     9.03       3.63        6.58        6.91        8.59
  Net interest margin..................      4.13 (2)     4.02 (2)     3.98       4.13        3.90        3.85        3.83
  Asset quality ratio(1)...............      0.32         0.59         0.43       0.57        1.15        1.82        1.25
  Average equity to average total
    assets.............................      6.76         6.92         6.76       8.76        6.38        6.48        6.39
  Risk-based capital ratios:
    Tier 1 capital.....................     10.12        12.41        10.11      10.82       10.02       10.41       10.52
    Total risk based capital...........     10.99        13.12        10.90      11.60       10.97       11.58       11.95
  Leverage ratio(3)....................      7.15         8.54         6.87       7.31        6.69        6.67        6.89
  Efficiency ratio(4)..................     83.88        78.60        75.06      84.86       78.62       79.28       71.02
  Allowance for loan losses to
    portfolio loans....................      0.98         0.87         1.07       1.00        1.16        1.27        1.30
  Allowance for loan losses to non-
    performing loans...................      2.67         2.55         1.38       1.29        1.29        1.25        0.84
  Net charge-offs to average loans,
    net................................      0.28(2)      0.36(2)      0.21       0.23        0.37        0.14        0.69
RATIOS OF EARNINGS TO FIXED CHARGES(5):
  Excluding interest on deposits.......      2.81(2)      3.75(2)      4.00       3.54        4.62        6.33       10.19
  Including interest on deposits.......      1.17(2)      1.19(2)      1.24       1.12        1.16        1.20        1.22

---------------

(1) Non-performing loans and other real estate owned to total assets. Non-performing loans consist of non-accrual loans and accruing loans contractually past due 90 days or more.

(2) Annualized.

(3) Leverage ratio is Tier 1 Capital to average total assets.

(4) Non-interest expense divided by net interest income plus non-interest income.

(5) The consolidated ratio of earnings to fixed charges has been computed by dividing income before income taxes, and fixed charges by fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits). There was no amortization of notes expense nor was any portion of net rental expense deemed to be equivalent to interest on debt. Interest expense (other than on deposits) includes interest on notes, federal funds purchased, securities sold under agreements to repurchase, and other funds borrowed.

                                  RISK FACTORS

         In addition to the other information in this Prospectus, a prospective investor should review and consider carefully the following factors in evaluating an investment in the Preferred Securities offered hereby. To the extent any of the information contained in this Prospectus constitutes forward-looking information, the risk factors set forth below are cautionary statements identifying important factors that could cause the Company's actual results for various financial reporting periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company or the Issuer Trust.

RISK FACTORS RELATING TO THE OFFERING

         RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES. The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Preferred Securities and under the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness. At March 31, 1998, the Senior Indebtedness of the Company aggregated $1,450,000. None of the Junior Subordinated
Indenture, the Guarantee, or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company. See "Description of Guarantee - Status of the Guarantee" and "Description of Junior Subordinated Debentures - Subordination".

         The ability of the Issuer Trust to pay amounts due on the Preferred Securities is solely dependent upon the Company's making payments on the Junior Subordinated Debentures as and when required.

         OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES. So long as no Event of Default (as defined in the Junior Subordinated Indenture) has occurred and is continuing with respect to the Junior Subordinated Debentures (a "Debenture Event of Default"), the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period; provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures - Debenture Events of Default". As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon during any Extension Period at the rate of _____% per annum, compounded quarterly from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distribution" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase, or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions, or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan, or other similar arrangements with or for the benefit of any one or more employees, officers, directors, or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the

Company's capital stock or any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock, or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options, or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options, or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of ____%, compounded quarterly, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election to begin an Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Preferred Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Preferred Securities - Distributions" and "Description of Junior Subordinated Debentures - Option to Extend Interest Payment Period".

         In the event an Extension Period should occur, a holder of Preferred Securities will continue to accrue and recognize income (in the form of original issue discount ("OID")) for United States federal income tax purposes in respect of its pro rata share of the Junior Subordinated Debentures held by the Issuer Trust, which will include a holder's pro rata share of both the stated interest and de minimis OID, if any, on the Junior Subordinated Debentures. As a result, a holder of Preferred Securities will include such OID in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Issuer Trust if the holder disposes of the Preferred Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences - Interest Income and Original Issue Discount" and "- Sales of Preferred Securities".

         The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, if the Company should elect to exercise such right in the future, the market price of the Preferred Securities is likely to be adversely affected. A holder that disposes of his, her, or its Preferred Securities during an Extension Period, therefore, might not receive the same return on his, her, or its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent preferred undivided beneficial interest in the assets of the Issuer Trust) may be more volatile than the market price of other securities on which original issue discount or interest accrues that are not subject to such deferrals.

         REDEMPTION DUE TO TAX EVENT, INVESTMENT COMPANY EVENT, OR CAPITAL TREATMENT EVENT. Upon the occurrence and during the continuation of a Tax Event, Investment Company Event, or Capital Treatment Event, the Company has the right to redeem the Junior Subordinated Debentures in whole, but not in part, at any time within 90 days following the occurrence of such Tax Event, Investment Company Event, or Capital Treatment Event and thereby cause a mandatory redemption of the Preferred Securities. Any such redemption shall be at a price equal to the Liquidation Amount of the Preferred Securities, together with accumulated Distributions to but excluding the date fixed for redemption. The ability of the Company to exercise its right to redeem the Junior Subordinated Debentures prior to the Stated Maturity may be subject to prior regulatory approval by the FRB, if then required, as it currently is, under applicable FRB capital guidelines or policies. See "Description of Junior Subordinated Debentures - Redemption" and "Description of Preferred Securities - Liquidation Distribution Upon Dissolution".

         A "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income receive or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Issuer Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. See "Certain Federal Income tax Consequences-Pending Tax Litigation Affecting the Preferred Securities" for a discussion of pending United States Tax Court litigation that, if decided adversly to the taxpayer, could give rise to a Tax Event, which may permit the Company to redeem the Junior Subordinated Debentures prior to_____, 20 ___.

         "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency, or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Preferred Securities.

         A "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) except as otherwise restricted under the 25% Capital Limitation (as defined herein), for purposes of the risk-based capital adequacy guidelines of the FRB, as then in effect and applicable to the Company.

         EXCHANGE OF PREFERRED SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES. The Company, as holder of all the outstanding Common Securities, has the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities and Common Securities in liquidation of the Issuer Trust. The ability of the Company, as holder of the Common Securities, to dissolve the Issuer Trust may be subject to prior regulatory approval of the FRB, if then required under applicable FRB capital guidelines or policies. See "Description of Preferred Securities - Liquidation Distribution Upon Dissolution."

         Under current United States federal income tax law and interpretation and assuming, as expected, that the Issuer Trust will not be taxable as a corporation, a distribution of the Junior Subordinated Debentures upon a liquidation of the Issuer Trust will not be a taxable event to holders of Preferred Securities. However, if a Tax Event were to occur that would cause the Issuer Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Issuer Trust would be a taxable event to the Issuer Trust and the holders of the Preferred Securities. See "Certain Federal Income Tax Consequences - US Holders -- Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Issuer Trust".

         RIGHTS UNDER THE GUARANTEE. Bankers Trust Company will act as the trustee under the Guarantee (the "Guarantee Trustee") and will hold the Guarantee for the benefit of the holders of the Preferred Securities. Bankers Trust Company also will act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee under the Trust Agreement. Bankers Trust (Delaware) will act as Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Preferred Securities the following payments, to the extent not paid by or on behalf of the Issuer Trust: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Issuer Trust has funds on hand available therefor at the payment date, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up, or liquidation of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Preferred Securities on liquidation of the Issuer Trust. The Guarantee is subordinated as described under " - Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures" and "Description of Guarantee - Status of the Guarantee." The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Preferred Securities have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee, or any other person or entity.

         If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer Trust may lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of any amounts payable in respect of such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder (a "Direct Action"). The exercise by the Company of its right, as described herein, to defer the payment of interest on the Junior Subordinate Debentures does not constitute a Debenture Event of Default. In connection with such Direct Action, the Company will have a right of set-off under the Junior Subordinated Indenture to the extent of any payment made by the Company to such holder of Preferred Securities in the Direct Action. Except as described herein, holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior

Subordinated Debentures - Enforcement of Certain Rights by Holders of Preferred Securities," " - Debenture Events of Default" and "Description of Guarantee." The Trust Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Junior Subordinated Indenture.

         LIMITED VOTING RIGHTS. Holders of Preferred Securities will have limited voting rights relating generally to the modification of the Preferred Securities and the Guarantee and the exercise of the Issuer Trust's rights as holder of Junior Subordinated Debentures. Holders of Preferred Securities will not be entitled to appoint, remove, or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events specified in the Trust Agreement. The Property Trustee and the holders of all the Common Securities may, subject to certain conditions, amend the Trust Agreement without the consent of holders of Preferred Securities to cure any ambiguity or make other provisions not inconsistent with the Trust Agreement or to ensure that the Issuer Trust (i) will not be taxable as a corporation for United States federal income tax purposes, or (ii) will not be required to register as an "investment company" under the Investment Company Act. See "Description of Preferred Securities - Voting Rights; Amendment of Trust Agreement" and " - Removal of Issuer Trustees; Appointment of Successors."

         ABSENCE OF MARKET. The Preferred Securities are a new issue of securities with no established trading market. Application has been made for quotation of the Preferred Securities on the Nasdaq National Market, but one of the requirements for initial listing is the presence of three market makers for the Preferred Securities. Nasdaq National Market maintenance standards require the existence of two market makers for continued listing. Advest, Inc., has advised the Company that it intends to make a market in the Preferred Securities. However, Advest, Inc. is not obligated to do so and such market making may be interrupted or discontinued at any time without any notice at the sole discretion of Advest, Inc. Moreover, there can be no assurance that an established and liquid trading market will develop or, if developed, will be sustained following the issuance of the Preferred Securities.

         MARKET PRICES. There can be no assurance as to the market prices for Preferred Securities, or the market prices for Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a liquidation of the Issuer Trust occurs. Accordingly, the Preferred Securities or the Junior Subordinated Debentures that a holder of Preferred Securities may receive on liquidation of the Issuer Trust may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debentures on termination of the Issuer Trust, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Junior Subordinated Debentures."

         SECURITIES ARE NOT INSURED. Neither the Preferred Securities nor the Junior Subordinated Debentures are insured by the FDIC or by any other governmental agency or any private insurer.

RISK FACTORS RELATING TO THE COMPANY

         STATUS OF THE COMPANY AS A BANK HOLDING COMPANY. The Company is a legal entity separate and distinct from the Bank. The ability of the Company to pay the interest on, and principal of, the Junior Subordinated Debentures will be significantly dependent on the ability of the Bank to pay dividends to the Company in amounts sufficient to service the Company's debt obligations. Payment of dividends by the Bank is restricted by various legal and regulatory limitations. In general, as a Florida state-chartered banking corporation, the amount of cash dividends that may be paid by the Bank is based on the Bank's net profits of the current year combined with its net retained profits of the preceding two years. See "Supervision and Regulation - Bank Regulation -- Dividend Restrictions and Transfers of Funds".

         The right of the Company to participate in the assets of any subsidiary upon the latter's liquidation, reorganization, or otherwise (and thus the ability of the holders of Preferred Securities to benefit indirectly from any such distribution) will be subject to the claims of the subsidiaries' creditors, which will take priority except to the extent that the Company may itself be a creditor with a recognized claim. At March 31, 1998, the Company's subsidiaries had indebtedness and other liabilities of approximately $352.8 million.

         The Bank also is subject to restrictions under federal law which limit the transfer of funds by them to the Company, whether in the form of loans, extensions of credit, investments, asset purchases, or otherwise. Such transfers by the Bank to the Company or any nonbank subsidiary of the Company are limited in amount to 10% of the bank's capital and surplus and, with respect to the Company and all its nonbank subsidiaries, to an aggregate of 20% of the bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts. Federal law also prohibits banks from purchasing "low-quality" assets from affiliates.

         GROWTH AND ACQUISITION STRATEGIES; RISK OF EXPANSION. The Company has pursued, and intends to continue to pursue, a plan to expand its presence along the west coast of Florida through internal growth, branching, and strategic acquisitions. The net proceeds from the sale of the Junior Subordinated Debentures will be used for general corporate purposes, which may include possible funding of future acquisitions. Acquisitions of branches or financial institutions such as bank holding companies, banks, thrifts, or companies deemed closely related to banking, or managing or controlling banks or thrifts are subject to a number of conditions including availability, price, and regulatory approvals. There can be no assurance that potential acquisitions that meet the Company's investment criteria will be available or that the required regulatory approvals for any such acquisitions will be obtained. Competition for acquisitions on the west coast of Florida, including the Company's market area, is highly competitive, and the Company may not be able to acquire other institutions on attractive terms. The Company currently has no plans, understandings, arrangements, or agreements, written or oral, with respect to any specific acquisition prospect. See "Supervision and Regulation".

         In addition, acquisitions may involve a number of special risks, including adverse short-term effects on the Company's reported operating results, diversion of management's attention, difficulties in the integration of acquired operations, dependance on retaining, hiring, and training key personnel, risks associated with unanticipated problems or legal liabilities, taxes and accounting issues, and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's operations or financial performance. Accordingly, the Company's growth and financial performance will depend to a significant degree on the ability of management to manage the growth and expansion resulting from such acquisitions.

         The success of the Company's internal growth strategy will depend primarily on its ability to generate an increasing level of loans and deposits at acceptable risk levels and terms without significant increases in noninterest expenses relative to revenues generated. There is no assurance that the Company will be successful in implementing its internal growth strategy. The Company's financial performance also depends, in part, on the Company's ability to manage its various portfolios and the Company's ability to successfully introduce additional financial products and services. There can be no assurance that additional financial products and services will be introduced or, if introduced, that such financial products and services will be successful. Furthermore, the success of the Company's growth strategy will depend on maintaining sufficient regulatory capital levels and on economic conditions.

         INTEREST RATE RISK. The consolidated net income of the Company depends to a substantial extent on its net interest income, which reflects the difference between the interest income the Bank receives from interest-earning assets (such as loans and investments) and the interest expense on interest-bearing liabilities (such as deposits, borrowings, and other sources of funds). Accordingly, like most financial institutions, the operations and profitability of the Bank are largely impacted by changes in interest rates and management's ability to control interest rate sensitivity of the Bank's assets and liabilities and manage its interest rate risk. Although the Bank manages other risks in the normal course of business, such as credit and liquidity risks, management considers interest rate risk to be its most significant market risk and could potentially have the largest material effect on the Bank's financial condition and results of operations. Interest rates are highly sensitive to many factors which are beyond the Bank's control, including, general economic conditions and the policies of various governmental regulatory authorities. Interest rate risk arises from mismatches (i.e., interest rate sensitivity gap) between the dollar amount of repricing or maturing assets and liabilities, and is measured in terms of the interest rate sensitivity gap to total assets. More assets repricing or maturing than liabilities over a given time frame is considered asset-sensitive and is reflected as a positive gap, and more liabilities repricing or maturing over a given time frame is considered liability-sensitive and is reflected as a negative gap. An asset-sensitive position (i.e., positive gap) will generally enhance earnings in a rising interest rate environment and will negatively impact earnings in a falling interest rate environment, while a liability-sensitive position (i.e., negative gap) will generally enhance earnings in a falling interest rate environment and negatively impact earnings in a rising interest rate environment. Fluctuations in interest rates are not predictable or controllable. The Company has attempted to structure its asset and liability strategies to mitigate the impact on net interest income of changes in market interest rates. In this regard, at December 31, 1997, the Company had a one-year cumulative negative gap of 15.16% which suggests that the Bank's net interest yield could be adversely affected during periods of rising interest rates. Management, however, believes that its asset liability strategy reduces the Bank's risk exposure due to interest rate fluctuations. There can be no assurance that the Bank's strategy will be successful. Despite implementation of strategies to a better match repricing or maturing assets and liabilities, the Bank's results of operations will remain subject to the level and movement of interest rates. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Asset/Liability Management".

         ADEQUACY OF ALLOWANCE FOR LOSSES ON LOANS. In originating loans, there is a substantial likelihood that loan losses will be experienced. The risk of loss will vary with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the quality of the collateral for the loan. The Company maintains an allowance for losses on loans at a level considered adequate by management to cover losses that are currently anticipated based on, among other things, management's experience, past loan loss experience, an evaluation of general economic conditions, information about specific loan relationships, including financial position and collateral values, regular reviews of delinquencies and loan portfolio quality, and other factors and estimates that are subject to change over time. Based upon such factors, management makes various assumptions and judgments about the ultimate collectability of the loan portfolio and provides an allowance for potential loan losses based on a percentage of outstanding loan balances and for specific loans when their ultimate collectability is considered questionable. Since certain lending activities involve greater risks, the percentage applied to specific loan types may vary. The amount of future losses is susceptible to changes in economic, operating, and other conditions beyond the Company's control, and such losses may exceed the Company's current allowance for loan losses.

         At March 31, 1998, the Company had total non-performing loans of approximately $848,200, which represented approximately 0.30% of total portfolio loans. As of that same date, the Company's allowance for losses on loans was $2,268,000, or approximately 0.98% of total portfolio loans and approximately 267% of total non-performing loans. The Bank actively manages its past due and non-performing loans in an effort to minimize loan losses and monitors its asset quality to maintain an adequate allowance for losses on loans. Although management believes that its allowance for losses on loans is adequate, there can be no assurance that the allowance will be adequate to cover actual losses. Furthermore, although management uses the best information available to make determinations with respect to the allowance for losses on loans, future adjustments may be necessary if economic conditions differ substantially from the assumptions used or adverse developments arise with respect to the Bank's non-performing or performing loans. Material additions to the Bank's allowance for losses on loans would result in a decrease of the Bank's net income and capital of the Company and the Bank, and could result in the Bank's inability to pay dividends, among other adverse consequences, which in turn would adversely affect the Company's ability to pay interest on the Junior Subordinated Debentures. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Allowance for Loan Losses".

         COMPETITION. The banking business is highly competitive and the profitability of the Company depends principally upon its ability to compete in its market area in the State of Florida. The Company competes with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms, asset-based nonbank lenders, and governmental organizations that may offer subsidized financing at lower rates than those offered by the Company. The Company not only competes with financial institutions headquartered in the State of Florida, but also competes with a number of financial institutions headquartered outside the State of Florida who are active in the state. Many of those competitors have significantly greater resources (financial and other) and lending limits than the Company and may offer certain services that the Bank does not provide at this time. Although the Company has been able to compete effectively in the past, no assurance can be given that the Company will be able to compete effectively in the future. Various legislative acts and regulatory rules and interpretations in recent years have led to increased competition among financial institutions. There can be no assurance that the United States Congress will not enact legislation that may further increase competitive pressures on the Company. Competition from both financial and non-financial institutions is expected to continue. See "Business - Competition" and "Supervision and Regulation".

         EXPOSURE TO LOCAL ECONOMIC CONDITIONS. The success of the Company and the Bank are dependent to a certain extent upon general economic conditions and the geographic markets served by the Bank. Since the Bank's lending activities are conducted primarily on the west coast of Florida, any adverse economic changes in this geographic market may have a material adverse effect on the Company's results of operations, financial condition, and cash flow. The Bank's market area is particularly dependent on service, retail, manufacturing businesses, and tourism. The banking industry in Florida is affected by general economic conditions such as inflation, recession, unemployment, and other factors beyond the Company's control. Economic recession over a prolonged period of time in the Bank's geographic markets would likely cause significant increases in nonperforming assets, thereby causing operating losses, impairing liquidity, and eroding capital.

         DEVELOPMENTS IN TECHNOLOGY. The market for financial services, including banking services and consumer finance services, is increasingly affected by advances in technology, including developments in telecommunications, data processing, computers, automation, Internet-based banking, telebanking, debit cards, and so-called "smart" cards. The ability of the Company, including the Bank and the Finance Company, to compete successfully in its markets may depend on the extent to which it is able to exploit such technological changes. However, there can be no assurance that the development of these or any other new technologies, or the Company's success or failure in anticipating or responding to such developments, will materially affect the Company's business, financial condition, and operating results.

         YEAR 2000 ISSUES. The "Year 2000" issue is the result of computer programs and equipment which are dependent on "embedded chip technology" using two digits rather than four to define the applicable year.

Any of the Company's computer programs or equipment that are date dependent may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, a temporary inability to process transactions, send invoices, or engage in similar normal business activity. Most of the Company's data processing is provided by third-party vendors who have indicated that their software, systems, and equipment will be made Year 2000 complaint in a timely manner. However, the Company has no control over the effective implementation of such vendors' Year 2000 compliance programs and there can be no assurance that such vendors will make the necessary modifications, conversions, or equipment replacements in a timely fashion. The failure of its vendors to be Year 2000 compliant in a timely fashion could have a material adverse impact on the Company.

         RISKS ASSOCIATED WITH FINANCE COMPANY OPERATIONS. The Company has recently commenced the operation of the Finance Company, a company which will provide a full range of consumer financing products and services. The Finance Company will have the ability to extend financing to individuals and entities unable to satisfy the Bank's underwriting requirements and loan standards, and is expected to do so. Since the underwriting criteria for loans originated by the Finance Company will generally be less stringent than those historically adhered to by the Bank, such loans also carry a higher level of credit risk which the Finance Company intends to mitigate through larger and more frequently incurred late charges and higher interest rates. These portfolios also will represent an increased risk of loss in the event of adverse economic developments such as a recession. Although the lending criteria required by the Finance Company may be less stringent than the Bank, the Finance Company intends to selectively approve extensions of credit and occasionally package such credits for sale in the secondary market. The Company believes that an important determinant of success by the Finance Company will be its familiarity with, and its evaluation of, the creditworthiness of the borrowers and the maintenance of an active program to monitor performance and collect payments. Such loans are inherently more risky than traditional lending and there can be no assurance that all appropriate underwriting criteria have been identified or weighted properly in the assessment of credit risk, or will afford adequate protection against the higher risks inherent in lending to such borrowers.

         Customers of consumer finance companies are typically unable or unwilling to secure credit from traditional lending services. In making a credit decision, in addition to the size of the obligation, the Finance Company is expected to consider the Company's prior and current relationship with such customer and its knowledge of the customer's creditworthiness, and a customer's income level, type and length of employment, stability of resident, personal references, purpose of loan, available collateral, overall credit rating and prior credit history with the Company, the Bank, and the Finance Company. The Finance Company, however, will be more susceptible to the risk that its customers will not satisfy their repayment obligations than the Bank which has more stringent underwriting criteria. Since the Finance Company has only recently commenced operations, it has no historical results to evaluate to determine the effectiveness of its underwriting criteria or the profitability of its operations. There can be no assurance that the Finance Company will not experience substantial delinquencies or net write-offs adversely affecting the results of its operations.

         SUPERVISION AND REGULATION. Bank holding companies and banks operate in a highly regulated environment and are subject to the supervision of federal and state regulatory agencies. As a bank holding company, the Company is subject to regulation, examination, and supervision by the FRB, and the Bank is subject to regulation and examination by the FDIC and by the Florida Department of Banking and Finance (the "Department"). These laws and regulations govern matters ranging from the regulation of certain debt obligations, changes of control and mergers, and the maintenance of adequate capital to the general business operations and financial condition of the Bank, including permissible types, amounts, and terms of loans and investments, the amount of reserves against deposits, restrictions on dividends, establishment of branch offices, and subsidiary investments and activities. These regulations are intended primarily for the protection of depositors, rather than the benefit of investors, and they restrict the manner by which the Company and the

Bank may conduct their business and obtain financing. The Company and the Bank are subject to changes in federal and state law, as well as regulation and governmental policies, income tax laws, and accounting principles. The effects of any potential changes cannot be predicted but could adversely affect the business and operations of the Company and the Bank in the future. See "Supervision and Regulation".

         Consumer finance loans are subject to numerous Federal and state consumer protection laws which impose requirements on the solicitation, making, enforcement and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted may adversely affect the Finance Company's ability to collect on the loans or attain the anticipated level of periodic finance charges and other fees. In addition, failure by the Finance Company to comply with such requirements could adversely affect its ability to enforce the loans. Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer finance industry, or to reduce finance charges or other fees or charges applicable to the accounts. The potential effect of any such legislation could be to reduce the total revenues related to yield on the loans.

         DEPENDENCE ON KEY PERSONNEL. The Company and the Bank are dependent on the services and performance of Gerald L. Anthony, their President Chief Executive Officer, and certain other executive officers. If the services of Mr. Anthony or any of such executive officers should become unavailable for any reason, a failure to replace them promptly could have a material adverse effect on the Company. The Bank and the Company have entered into employment agreements with Mr. Anthony and its senior executive officers. See "Management".


                               ABI CAPITAL TRUST

         The Issuer Trust is a statutory business trust created under Delaware law pursuant to the filing of a Certificate of Trust with the Delaware Secretary of State on May 21, 1998. The Issuer Trust will be governed by the Trust Agreement among the Company, as Depositor, Bankers Trust (Delaware), as Delaware Trustee, and Bankers Trust Company, as Property Trustee (together with the Delaware Trustee, the "Issuer Trustees"). Two individuals will be selected by the holder of the Common Securities to act as administrators with respect to the Issuer Trust (the "Administrators"). The Company, while holder of the Common Securities, intends to select two individuals who are employees or officers of or affiliated with the Company to serve as the Administrators. See "Description of Preferred Securities -- Miscellaneous". The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust.

         All the Common Securities will initially be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the rights of the holder of the Common Securities to payment in respect of Distributions and Payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities. See "Description of Preferred Securities - Subordination of Common Securities". The Company will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Issuer Trust. The Issuer Trust has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. the address of the Delaware Trustee is Bankers Trust (Delaware), 1101 Centre Road, Suite 200, Trust

Department, Wilmington, Delaware 19805, telephone number (302) 636-3301. The address of the Property Trustee, the Guarantee Trustee and the Debenture Trustee is Bankers Trust Company, Four Albany Street, 4th Floor, New York, New York 10006, telephone number (212) 250-2500.


                                USE OF PROCEEDS

         All the net proceeds to the Issuer Trust from the sale of the Preferred Securities will be invested by the Issuer Trust in the Junior Subordinated Debentures. The proceeds from the sale of the Preferred Securities are expected to qualify as Tier 1 or core capital with respect to the Company under the risk-based capital guidelines established by the FRB, however capital received from the proceeds of the sale of the Preferred Securities cannot constitute more than 25% of the total Tier 1 capital of the Company (the "25% Capital Limitation"). Amounts in excess of the 25% Capital Limitation will constitute Tier 2, or supplementary capital, of the Company. The net proceeds to be received by the Company from the sale of the Junior Subordinated Debentures will be used for general corporate purposes which may include, among other things, contributions to the Bank to support its branch acquisitions, acquisitions of other financial institutions, acquisitions of other financial services companies, and for working capital. In addition, a portion of the proceeds is likely to be contributed to the Bank and to the Finance Company to support internal growth opportunities. It also is anticipated that a portion of the net proceeds will be used by the Company to retire all or part of its outstanding indebtedness under a $5 million Commercial Revolving Line of Credit (the "Barnett Credit Line") from Nationsbank, N.A. (formerly Barnett Banks, N.A. South Florida) which was used, in part, to finance the construction of the Company's new administrative offices. As of May 31, 1998, approximately $2.55 million has been borrowed under this credit facility. Interest on this credit line is calculated quarterly on either a one or three months LIBOR, plus 175 basis points. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Financial Condition -- Deposit Activities and Other Sources of Funds -- Borrowings". Pending any such use, the net proceeds may be invested in short-to-medium-term investments. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of the Company and its subsidiaries and the availability of other funds.


                      MARKET FOR THE PREFERRED SECURITIES

         The Preferred Securities are a new issue of securities and prior to this offering there has been no established public market for the Preferred Securities. Application has been made seeking approval for quotation of the Preferred Securities on the Nasdaq Stock Market's National Market under the symbol ABANP. Although the Underwriter has informed the Company that it presently intends to make a market in the Preferred Securities, the Underwriter is not obligated to do so and any such market making may be discontinued at any time. Accordingly, there is no assurance that an active and liquid trading market will develop or, if developed, that such a market will be sustained.
The offering price and distribution rate have been determined by negotiations among representatives of the Company and the Underwriter, and the offering price of the Preferred Securities may not be indicative of the market price following the offering. See "Underwriting".

                                 CAPITALIZATION

         The following table sets forth the consolidated capitalization and certain capital ratios of the Company as of March 31, 1998 and as adjusted to give effect to the consummation of the offering of the Preferred Securities offered hereby and the application by the Issuer Trust of the net proceeds therefrom to the purchase of the Junior Subordinated Debentures and the payment of the $1,450,000 line of credit from the proceeds.

                                                                                    MARCH 31, 1998
                                                                        ----------------------------------------
                                                                            ACTUAL             AS ADJUSTED (1)
                                                                        ------------------ ---------------------
                                                                          (DOLLARS IN THOUSANDS, EXCEPT RATIOS)
Line of credit  . . . . . . . . . . . . . . . . . . . . . . . . . . .      $   1,450               $       0
                                                                           =========               =========
Guaranteed preferred beneficial interest in
  the Company's subordinated debt (2) . . . . . . . . . . . . . . . .      $       0               $  15,000
                                                                           ---------               ---------

SHAREHOLDERS' EQUITY:
  Common Stock, $1.175 par value, 20,000,000
    shares authorized and 4,994,483 shares issued
    and outstanding   . . . . . . . . . . . . . . . . . . . . . . . .          5,869                   5,869
  Preferred Stock, 5,000,000 shares, $1.175 par
    value authorized; none issued   . . . . . . . . . . . . . . . . .              0                       0
  Additional paid-in capital  . . . . . . . . . . . . . . . . . . . .         15,937                  15,937
  Unrealized gain on investment securities
    available for sale, net . . . . . . . . . . . . . . . . . . . . .             34                      34
  Retained earnings . . . . . . . . . . . . . . . . . . . . . . . . .          4,538                   4,538
                                                                           ---------               ---------
        Total shareholders' equity  . . . . . . . . . . . . . . . . .         26,378                  26,378
                                                                           ---------               ---------
  Total capitalization  . . . . . . . . . . . . . . . . . . . . . . .      $  26,378               $  41,378
                                                                           =========               =========

COMPANY CAPITAL RATIOS:
  Equity to total assets  . . . . . . . . . . . . . . . . . . . . . .           6.96%                   6.72%
  Tier 1 risk-based capital ratio (3)(4)  . . . . . . . . . . . . . .          10.12%                  12.58%
  Total risk-based capital (4)  . . . . . . . . . . . . . . . . . . .          10.99%                  13.65%
  Leverage ratio  . . . . . . . . . . . . . . . . . . . . . . . . . .           7.15%                  11.64%



---------------
(1) The amount and ratios reflected assumes that the over-allotment option granted to the Underwriters is not exercised.
(2) Preferred Securities representing beneficial interests in the aggregate principal amount of $15,000,000 of the _____% Junior Subordinated Debentures of the Company. The Junior Subordinated Debentures will mature on ___________, 2028.
(3) FRB guidelines for calculation of Tier 1 capital limit the amount of cumulative preferred stock which can be included in Tier 1 capital to 25% of total Tier 1 capital.
(4) Assumes net proceeds of the offering of Preferred Securities are invested in assets with zero risk weighting under the risk-based capital rules of the FRB.


                              ACCOUNTING TREATMENT

         For financial reporting purposes, the Issuer Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Issuer Trust will be included in the consolidated financial statements of the Company. The Preferred Securities will be included in the consolidated balance sheets of the Company and appropriate disclosures about the Preferred Securities, the Guarantee, and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements of the Company. For financial reporting purposes, Distributions on the Preferred Securities will be recorded as interest expense in the consolidated statements of earnings of the Company.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

         The Company's principal asset is its ownership of the Bank. Accordingly, the Company's results of operations is primarily dependent on the results of the operations of the Bank. The Bank conducts a commercial banking business which consists of attracting deposits from the general public and applying those funds to the origination of loans for commercial, consumer, and real estate loans (including commercial loans collateralized by real estate). The Bank's profitability depends primarily on net interest income, which is the difference between interest income generated from interest-earning assets (i.e., loans and investments) less the interest expense incurred on interest-bearing liabilities (i.e., customer deposits and borrowed funds). Net interest income is affected by the relative amounts of interest-earning assets and interest-bearing liabilities, and the interest rate paid on these balances.

         Net interest income is dependent upon the Bank's interest rate spread, which is the difference between the average yield earned on its interest-earning assets and the average rate paid on its interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. The interest rate spread is impacted by interest rates, deposit flows, and loan demands. Additionally, and to a lesser extent, the Bank's profitability is affected by such factors as the level of non-interest income and expenses, the provision for loan losses, and the effective tax rate. Non-interest income consists primarily of loan and other fees and income from the sale of loans, servicing rights, and investment securities. Non-interest expenses consist of compensation and benefits, occupancy related expenses, deposit insurance premiums paid to the FDIC, expenses of opening branch offices, and other operating expenses.

         The Bank enjoys an excellent reputation in its market areas and strives to provide quality personalized services to its customers. In recent years the Company has implemented a growth strategy to expand the geographic market area of the Bank and to expand the products and services that it offers to its customers. From the beginning of 1996, through the date of this Prospectus, the Company has opened 4 new branch offices, acquired Murdock and DesChamps, and commenced the operations of the Finance Company. The Company also has added several new products and services. From the beginning of 1996 through March 31, 1998, the Company's assets, deposits, and loan portfolio have increased $160,186,000, $129,868,000, and $92,449,000, respectively, or 73%, 70%, and 67%, respectively. However, the opening of new branches, the start-up of new operations, the development and marketing of new products, and acquisitions involve substantial upfront costs and expenses which have depressed net yields and net income of the Company. With respect to the new branches, it is anticipated that as they gain critical mass they will begin to recover upfront costs and eventually become profitable, thereby reducing their negative impact on the Company's profitability. Similarly, the Finance Company only recently commenced operations and, although it has incurred and is continuing to incur operating costs, it has not yet begun to generate any significant revenues.
With respect to Murdock, as the Company begins to realize the cost savings from the acquisition of Murdock, such acquisition is expected to be accretive to the Company's earnings. Furthermore, the Company believes that the addition of its commercial lending operations at the Murdock location which had previously been residential real estate loan oriented provides the Bank with an opportunity to significantly increase the revenues generated at that location.

         The Company intends to continue to expand its presence along the west coast of Florida through internal growth, branching, and strategic acquisitions. Accordingly, such growth activities may continue to have an adverse impact on short-term profitability. However, as the Bank grows in the aggregate, each new branch should have less of a negative impact on the Company's overall profitability.

         This Management's Discussion and Analysis of Financial Condition and Results of Operations presents a review of the consolidated operating results and financial condition of the Company for the three-months periods ended March 31, 1998, and 1997 and for the fiscal years ended December 31, 1997, 1996, and 1995. This discussion and analysis is intended to assist in understanding the financial condition and results of operation of the Company and the Bank. This section should be read in conjunction with the consolidated financial statements and the related notes and the other statistical information contained herein.

                             RESULTS OF OPERATIONS

         COMPARISON OF QUARTERS ENDED MARCH 31, 1998 AND 1997

         The Company's net income for the quarter ended March 31, 1998 was $404,000 or $.08 per share, compared to net income of $333,000 or $0.07 per share for the same period for 1997, a 21% increase. Earnings were affected by the costs incurred in the first quarter of 1998 related to the acquisition of Murdock Florida Bank. Net interest income increased $844,000 to $3,518,000 for the quarter ended March 31, 1998, over the same quarter in 1997, as a result of the increase in interest earning assets. Non-interest income increased from $672,000 for the quarter ended March 31, 1997 to $1,103,000 for the same period in 1998. The increase in non-interest income is primarily attributable to increases in service charges on deposits and fees of $99,000, an increase of $58,000 on the sale of mortgage loans, an increase of $120,000 on gain on sale of securities, an increase in credit card merchant services of $63,000 and an increase of $115,000 in other income.

         Total general and administrative expense for the quarter ended March 31, 1998, increased $1,246,000 over the same period of 1997. This increase resulted primarily from increases in other operating expenses related to the growth in the Company's assets, through the opening of a new branch in Ruskin, Florida, the acquisition of Murdock Florida Bank, and the start up of the Finance Company. Specifically, salary expense increased by $300,000, data processing increased by $193,000, mainly due to the conversion of Murdock Florida Bank onto the same computer system as the Bank. Other expenses increased by $687,000 due to continued asset growth, professional fees associated with the Murdock Florida Bank acquisition and the start-up costs of the Finance Company. The provision for loan loss expense decreased from $171,000 for the three month period ended March 31, 1997 to $124,000 for the same period in 1998. Management evaluates on a monthly basis the adequacy of the allowance based on its estimates of potential losses in the loan portfolio.

         COMPARISON OF FISCAL YEARS ENDED DECEMBER 31, 1997 AND 1996

         For the year ended December 31, 1997, the Company reported net income of $1,920,000, or $0.38 per share, as compared to net income of $782,000 or $.17 per share for 1996. From 1996 to 1997, net interest income increased by $2,248,000 and non-interest income increased by $2,008,000. The increase in non-interest income from 1996 to 1997 is primarily attributable to increases in collection of service charges on deposits of $620,000, credit card merchant fee income of $217,000, and gains on sale of loan servicing of $250,000. These changes contributing to income were offset by increases in start-up costs in the form of general and administrative expenses associated with the opening of a new full service branch in early 1997 and an increase of $406,000 in the provision for loan losses. Management believes the long term benefits associated with the new branch will provide additional income which will contribute to the growth and profitability of the Bank.

         The Company's total assets at December 31, 1997 were $353,901,000, an increase of $80,271,000 or approximately 29% from December 31, 1996. The majority of the increase was invested in loans receivable and in U.S. government agency securities. Asset growth was funded by an increase in deposits from the opening of new branches as well as continued growth at existing branches.

         The Company's loans at December 31, 1997 totalled $252,991,000, net, or approximately 71% of total assets. Of this total, portfolio loans consisted of $50,104,000 in commercial loans, $61,935,000 in commercial real estate, $54,243,000 in residential real estate, and $48,827,000 in consumer loans, net of deferred costs, and allowance for loan losses of $1,704,000. Loans held for sale were $21,127,000 in residential real estate loans and $18,461,000 in real estate construction loans. The allowance for loan losses increased from $1,761,000 at December 31, 1996 to $2,311,000 at December 31, 1997. The
allowance for loan losses represents 1.07% of portfolio loans at December 31, 1997, as compared to 1.00% at December 31, 1996.

         COMPARISON OF FISCAL YEARS ENDED DECEMBER 31, 1996 AND 1995

         For the year ended December 31, 1996, the Company reported net income of $782,000 or $.17 per share, as compared to net income of $850,000 or $.27 per share for 1995. Per share results reflect the effect of the 67% increase in the weighted average number of shares outstanding resulting from the initial public offering completed in February 1996. From 1995 to 1996, net interest income increased by $2,092,000 and non-interest income increased by $62,000. The increase in non-interest income from 1995 to 1996 is primarily attributable to increases in collection of service charges on deposits of $155,000, decrease of gains on loans held for sale of $131,000, and increased gains on sale of securities of $65,000. In addition, loan loss provision decreased by $187,000 from 1995 to 1996. These changes contributing to income were offset by increases in start-up costs in the form of general and administrative expenses associated with two new full service branches which were opened by the Bank in March and September of 1996.

         The Company's total assets at December 31, 1996 were $273,630,000, an increase of $54,637,000 or approximately 25% from December 31, 1995. This increase was due primarily to the increase in loans originated by the Bank.

         The Company's loans at December 31, 1996 totalled $195,616,000, net, or approximately 71% of total assets. Of this total, portfolio loans consisted of $41,382,000 in commercial loans, $40,790,000 in commercial real estate, $49,575,000 in residential real estate, and $44,691,000 in consumer loans, net of deferred costs and allowance for loan losses of $1,174,000. Loans held for sale were $4,335,000 in residential real estate loans and $16,016,000 in real estate construction loans. The allowance for loan losses increased from $1,609,000 at December 31, 1995 to $1,761,000 at December 31, 1996. The
allowance for loan losses represented approximately 1.0% of portfolio loans at December 31, 1996 as compared to 1.16% of portfolio loans at December 31, 1995.

NET INTEREST INCOME

         Net interest income, which constitutes the principal source of income for the Company, represents the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities. The principal interest-earning assets are loans made to businesses and individuals. Interest-bearing liabilities primarily consist of time deposits, interest-paying check accounts ("NOW Accounts"), retail savings deposits, and money market accounts. Funds deposited to these interest-bearing liabilities are invested in interest-earning assets. Accordingly, net interest income depends on the volume of average interest-earning assets and average interest-bearing liabilities and the interest rates earned or paid on them.

         Net interest income for the three month period ended March 31, 1998 was approximately $3,518,000, an increase of $844,000 over the $2,674,000 of net interest income recorded for the same three month period in 1997. The primary reasons for the increase in net interest income was from the growth of loans. Total interest income increased to $7,101,000 for the three month period ended March 31, 1998 from the $5,552,000 for the same period in 1997. Interest income from loans during the three month periods ended March 31, 1998 and 1997 comprised 81.3% and 80.2%, respectively, of the total interest income and earned an average yield of 8.83% and 8.90%, respectively. Interest income from investments and federal funds sold earned an average of 6.67% and 6.63% for the three months ended March 31, 1998 and 1997, respectively. Total interest expense for the three month period ended March 31, 1998 was $3,583,000, compared to interest expense of $2,878,000 for the same period in 1997. The average cost of interest-bearing liabilities for the three months ended March 31, 1998 and 1997 was 4.99% and 5.10%, respectively. The Company has experienced an increase in the annualized net yield on average earning assets to 4.13% for the three month period ended March 31, 1998 from 4.02% for the same period in 1997, due primarily to a reduction in the average rate paid on its certificates of deposit.

         The Company has experienced a steady increase in total income and net interest income during the past three fiscal years primarily as a result of the growth of loans. Net interest income for the fiscal year ended December 31, 1997, 1996, and 1995 was $11,714,000, $9,466,000, and $7,374,000, respectively, on average outstanding balances of interest-earning assets of $294,634,000, $229,103,000, and $189,058,000, respectively. Total interest income for the fiscal years ended December 31, 1997, 1996, 1995, was $24,632,000, $19,431,000,
and $15,826,000, respectively. Interest income from loans for the fiscal years 1997, 1996, and 1995 comprised approximately 81.6%, 83.1%, and 82.7%, respectively, of the total interest income and earned an average yield of 8.89%, 9.05%, and 8.99%, respectively. Interest income from investments and federal funds sold earned an average yield of 6.70%, 6.47%, and 6.30%, respectively. Total interest expense for fiscal years 1997, 1996, and 1995 was $12,917,000, $9,965,000, and $8,452,000, respectively, on outstanding balances of interest-bearing liabilities of $253,255,000, $196,712,000, and $169,530,000, respectively. The average cost of interest-bearing liabilities for 1997, 1996, and 1995 was 5.10%, 5.07%, and 4.99%, respectively. The Company's net yield on average earning assets was 3.98%, 4.13%, and 3.90% for 1997, 1996, and 1995, respectively. The decrease in net yield on average earning assets from 1996 to 1997 was due, in part, to a decrease in average yield on interest-earning assets as a result of interest rate changes in the marketplace.

       COMPARATIVE AVERAGE BALANCES, INTEREST, AND AVERAGE YIELDS

         The following tables show for each category of interest-earning assets and interest-bearing liabilities, the average amount outstanding, the interest earned or paid on such amount, and the average rate earned or paid for the three months ended March 31, 1998 and 1997, and for the years ended December 31, 1997, 1996, and 1995. These tables also show the average rate earned on all interest-earning assets, the average rate paid on all interest-bearing liabilities, and the net yield on average interest-earning assets for the same periods.

                                                                         MARCH 31,
                                               --------------------------------------------------------------

                                                            1998                             1997
                                               -----------------------------   ------------------------------
                                                           INTEREST                        INTEREST
                                                AVERAGE     INCOME/   YIELD/    AVERAGE     INCOME/    YIELD/
                                               BALANCE(1)   EXPENSE  RATE(2)   BALANCE(1)   EXPENSE   RATE(2)
                                               ----------   -------  -------   ----------   -------   -------
                                                                   (DOLLARS IN THOUSANDS)
Cash and due from banks . . . . . . . . . . .  $  11,265                         $   8,160

Bank premises and equipment, net  . . . . . .      7,010                             6,495
Other assets  . . . . . . . . . . . . . . . .      5,702                             3,869
                                               ---------                         ---------
       Total non-interest earning assets  . .     23,977                            18,524
                                               ---------                         ---------

INTEREST-EARNING ASSETS:
Federal funds sold  . . . . . . . . . . . . .  $   9,687  $    143     5.90%     $  11,557  $    150     5.19%
Investment securities (3) . . . . . . . . . .     67,685     1,148     6.78         54,824       950     6.93
Loans, net (4)(5) . . . . . . . . . . . . . .    263,218     5,810     8.83        200,003     4,452     8.90
                                               ---------  --------     ----      ---------  --------     ----
Total interest-earning assets/interest
     income/average rates earned. . . . . . .  $ 340,590  $  7,101     8.34%     $ 266,384  $  5,552     8.34%
                                               =========  ========     ====      =========  ========     ====

Total assets  . . . . . . . . . . . . . . . .  $ 364,567                         $ 284,908
                                               =========                         =========


Total non-interest bearing liabilities  . . .  $  50,528                         $  36,432
                                               ---------                         ---------


INTEREST-BEARING LIABILITIES:
NOW . . . . . . . . . . . . . . . . . . . . .  $  26,717  $    163     2.44%     $ 22,097   $    137     2.48%

Money market  . . . . . . . . . . . . . . . .     66,284       670     4.04        52,378        585     4.47
Savings . . . . . . . . . . . . . . . . . . .     14,092        78     2.21        12,080         72     2.38
Time  . . . . . . . . . . . . . . . . . . . .    156,840     2,329     5.94       126,024      1,886     5.99
                                               ---------  --------     ----      --------   --------     ----
     Total interest-bearing deposits  . . . .    263,933     3,240     4.91       212,579      2,680     5.04
Securities sold under agreement
     to repurchase  . . . . . . . . . . . . .     19,959       258     5.17        10,660        113     4.24
FHLB advances . . . . . . . . . . . . . . . .      5,491        85     6.19         5,529         85     6.15
                                               ---------  --------     ----      --------   --------     ----
Total interest-bearing liabilities/interest
  expense/average rate paid   . . . . . . . .  $ 289,383  $  3,583     4.95%     $228,768   $  2,878     5.03%
                                               =========  ========     ====      ========   ========     ====

Total liabilities . . . . . . . . . . . . . .  $ 339,911                         $265,200

Shareholders' equity  . . . . . . . . . . . .     24,656                           19,708
                                               ---------                         --------

Total liabilities and shareholders' equity  .  $ 364,567                         $284,908
                                               =========                         ========

Net interest income . . . . . . . . . . . . .             $  3,518                          $  2,674
                                                          ========                          ========
Net yield on average earning assets (6) . . .                          4.13%                             4.02%
                                                                       ====                              ====


-------------

(1)     Average balances represent the average daily balance year to date.
(2)     Annualized for comparability with full year data.
(3) Principally taxable. The yield information does not give effect to changes in fair value that are reflected as a component of shareholders' equity.
(4)     Non-accruing loans included in computation of average balance.
(5) Interest income on loans includes fees of $112,000 in 1998 and $105,000 in 1997.
(6) The net yield on average earning assets is the net interest income divided by average interest earning assets.

                                                              YEARS ENDED DECEMBER 31,
                                    -------------------------------------------------------------------------------------------
                                                 1997                         1996                          1995
                                    -----------------------------  ---------------------------  -------------------------------
                                                INTEREST                     INTEREST                      INTEREST
                                    AVERAGE     INCOME/   YIELD/   AVERAGE    INCOME/  YIELD/   AVERAGE     INCOME/     YIELD/
                                    BALANCE(1)  EXPENSE    RATE   BALANCE(1)  EXPENSE   RATE    BALANCE(1)  EXPENSE      RATE
                                    ----------  ------     ----   ---------   ------    ----    ---------  ---------     ----
                                                                        (DOLLARS IN THOUSANDS)

Cash and due from banks . . . . . . $   8,938                     $   7,989                      $   8,179
Bank premises and equipment, net  .     6,869                         5,902                          3,882
Other assets  . . . . . . . . . . .     4,438                         2,335                          1,570
                                    ---------                     ---------                      ---------
   Total non-interest
     earning assets   . . . . . . .    20,245                        16,226                         13,631
                                    ---------                     ---------                      ---------

INTEREST-EARNING ASSETS:
Federal funds sold and other
   interest-earning assets  . . . . $   9,459  $    535    5.66%  $   5,842    $   336    5.75%  $   5,113   $    285    5.57%
Investment securities (2) . . . . .    58,119     3,996    6.88      44,898      2,946    6.56      38,271      2,449    6.40
Loans, net (3)(4) . . . . . . . . .   227,055    20,101    8.89     178,363     16,150    9.05     145,674     13,092    8.99
                                    ---------  --------  ------   ---------    -------    ----   ---------   --------    ----
Total interest-earning
     assets/interest/
     income average rates earned  . $ 294,634  $ 24,632    8.36%  $ 229,103    $19,431    8.48%  $ 189,058   $ 15,826    8.37%
                                    =========  ========  ======   =========    =======    ====   =========   ========    ====

Total assets  . . . . . . . . . . . $ 314,879                     $ 245,329                      $ 202,689
                                    =========                     =========                      =========
Total non-interest bearing
     liabilities  . . . . . . . . . $  40,351                     $  27,082                      $  20,234
                                    ---------                     ----------                     ---------

INTEREST-BEARING LIABILITIES:
NOW . .   . . . . . . . . . . . . . $  22,901  $    433    1.89%  $  19,161    $   368    1.92%  $  15,636   $    338    2.16%
Money market  . . . . . . . . . . .    59,466     2,773    4.66      36,692      1,720    4.69      32,371      1,457    4.50
Savings . . . . . . . . . . . . . .    12,773       304    2.38      12,682        312    2.46      13,193        331    2.51
Time. . . . . . . . . . . . . . . .   137,986     8,395    6.08     117,407      7,075    6.03      99,887      5,962    5.97
                                    ---------   -------  -------  ---------     -------   -----  ---------   --------    ----
   Total interest-bearing deposits    233,126    11,905    5.11     185,942      9,475    5.10     161,087      8,088    5.02
Securities sold under agreement
     to repurchase  . . . . . . . .    14,374       653    4.54       8,628        352    4.08       7,123        293    4.11
Federal funds purchased . . . . . .        77         4    5.19          47          3    6.38         630         37    5.87
FHLB advances . . . . . . . . . . .     5,678       355    6.25       2,095        136    6.49         691         34    4.92
                                    ---------   -------  ------   ---------    -------    ----   ---------   --------    ----
Total interest-bearing liabilities/
      interest/expense/average
      rate paid . . . . . . . . . . $ 253,255    12,917    5.10%  $ 196,712    $ 9,965    5.07%  $ 169,530   $  8,452    4.99%
                                    =========  ========  ======   =========    =======    ====   =========   ========    ====
Total liabilities . . . . . . . . . $ 293,606                     $ 223,794                      $ 189,765
Shareholders' equity  . . . . . . .    21,273                        21,535                         12,924
                                    ---------                     ---------                      ---------
   Total liabilities and
      shareholders' equity . . . .  $ 314,879                     $ 245,329                      $ 202,689
                                    =========                     =========                      =========

Net interest income . . . . . . . .           $  11,715                        $ 9,466                       $  7,374
                                              =========                        =======                       ========
Net yield on average earning
     assets (5) . . . . . . . . . .                        3.98%                          4.13%                          3.90%
                                                         ======                           ====                           ====

------------------

(1)     Average balances represent the average daily balance year to date.
(2) Principally taxable. The yield information does not give effect to changes in fair value that are reflected as a component of shareholders equity.
(3)     Non-accruing loans included in computation of average balance.
(4) Interest income on loans includes fees of $352,000 in 1997, $525,000 in 1996, and $131,000 for 1995.
(5) The net yield on average earning assets is the net interest income divided by average interest-earning assets.

         The effect on interest income, interest expense, and net interest income for the periods indicated, of changes in average balance and rate, is shown below for the Company. The effect of a change in average balance has been determined by applying the average rate at the year-end for the earlier period to the change in average balance at the year-end for the later period. Changes resulting from average balance/rate variances are included in changes resulting from volume.

                         RATE/VOLUME INTEREST ANALYSIS


                                                                   YEAR ENDED DECEMBER 31,
                                         --------------------------------------------------------------------------------
                                                  1997 COMPARED TO 1996                   1996 COMPARED TO 1995
                                         INCREASE (DECREASE) DUE TO CHANGE IN:   INCREASE (DECREASE) DUE TO CHANGE IN:
                                         -------------------------------------   -------------------------------------
                                          AVERAGE     AVERAGE      TOTAL          AVERAGE    AVERAGE      TOTAL
                                         VOLUME (1)     RATE      CHANGE         VOLUME (1)    RATE      CHANGE
                                         ----------   ---------- ---------       ----------  --------  ----------
                                                                    (DOLLARS IN THOUSANDS)

INTEREST EARNING ASSETS:
   Federal funds sold   . . . . . .       $   208     $   (9)   $   199           $    41    $    10   $    51
   Investment securities  . . . . .           867        184      1,051               424         72       496
   Loans, net (2)   . . . . . . . .         4,409       (458)     3,951             2,938        120     3,058
                                          -------     ------    -------           -------    -------   -------
     Total interest income  . . . .       $ 5,484     $ (283)   $ 5,201           $ 3,403    $   202   $ 3,605
                                          =======     =======   =======           =======    =======   =======

INTEREST BEARING LIABILITIES:
   NOW  . . . . . . . . . . . . . .       $    72     $   (7)   $    65           $    76        (40)       30
   Money market   . . . . . . . . .         1,067        (13)     1,054               194         68       262
   Savings  . . . . . . . . . . . .             2        (10)        (8)              (13)        (6)      (19)
   Time   . . . . . . . . . . . . .         1,240         80      1,320             1,046         67     1,113
                                         --------     -------   -------           -------    -------   -------
     Total interest on deposits   .         2,381         50      2,431             1,303         83     1,386

Securities sold under agreement to
   repurchase and borrow funds  . .           427         94        521               100         27       127
                                         --------     -------   -------           -------    -------   -------
     Total interest expense   . . .         2,808     $  144    $ 2,952           $ 1,403    $   110   $ 1,513
                                         ========     =======   =======           =======    =======   =======

     Change in net interest income          2,676     $ (427)   $ 2,249           $ 2,000    $    92   $ 2,092
                                         ========     =======   =======           =======    =======   =======


-------------
(1) Non-accruing loans are excluded form the average volumes used in calculating this table.
(2)  Includes loan fees of $352,000 in 1997 and $525,000 in 1996.

PROVISION FOR LOAN LOSSES

         The provision for loan losses for the three month period ended March 31, 1998, was $124,000, compared to $171,000 recorded during the first three months of 1997. The decrease is a result of management's estimate of the required allowance coupled with a reduction of loans written off the first quarter of 1998 as compared to the first quarter of 1997. The allowance represented 0.98% and 0.87% of portfolio loans as of March 31, 1998 and 1997, respectively.

         For the years ended December 31, 1997, 1996, and 1995, the loan loss provisions recorded were in the amounts of $921,000, $515,000, and $702,000, respectively. The allowance for loan losses represented 1.07%, 1.00%, and 1.16% of portfolio loans as of December 31, 1997, 1996, and 1995, respectively.

NON-INTEREST INCOME

         For the three month periods ended March 31, 1998, and 1997, non-interest income totalled $1,103,000 and $672,000, respectively, an increase of approximately 64%. This increase is primarily attributed to increases in service charges on deposits and fees of $99,000, an increase of $58,000 on the sale of mortgage loans, an increase of $120,000 on the gain on sale of securities, an increase in credit card merchant services of $63,000, and an increase of $115,000 in other income.

         For the years ended December 31, 1997, 1996, and 1995, non-interest income totalled $4,156,000, $2,148,000 and $2,086,000, respectively, an increase of approximately 93% from 1996 to 1997, and 3% from 1995 to 1996. During 1997, service fees on customer deposits contributed $1,812,000, mortgage banking operations (including brokered loan fees and gains on the sale of loans and servicing rights) contributed $1,198,000, fees on credit card merchant services contributed $479,000, gains from sales of securities contributed $145,000, and other income increased to $337,000. For the year ended 1996, service fees on customer deposits contributed $1,192,000, mortgage banking operations contributed $547,000, fees on credit card merchant services $262,000, and miscellaneous other income $136,000. The increase in non-interest income in 1997 as compared to 1996 reflects the Company's increase in its mortgage banking operations through its acquisition of DesChamps in early 1997, a full year of credit card merchant service fees in 1997 versus a partial year in 1996, and continued sales of both its mortgage loans held for sale and the mortgage servicing rights. Non-interest income increased approximately 3% in 1996 from the amounts generated in 1995 resulting primarily as the result of increases in collection service charges on deposits of $154,000, decrease of gains on loans hold for sale of $130,000, and increased gains on sales of securities of $65,000.

         The following table summarizes the major components of non-interest income for the periods indicated:

                                                               THREE MONTHS
                                                                   ENDED                   YEARS ENDED
                                                                 MARCH 31,                 DECEMBER 31,
                                                         -----------------------   ----------------------------
                                                           1998           1997      1997      1996       1995
                                                         -------        ------     ------    -------    -------
                                                                          (DOLLARS IN THOUSANDS)
Service charges and fees  . . . . . . . . . . . . . .    $   421        $  322     $1,812    $ 1,192    $ 1,038
Gain on sale of mortgage loans  . . . . . . . . . . .         62             4        297        191        321
Gain on sale of securities  . . . . . . . . . . . . .        122             2        140        107         42
Gain on sale of servicing . . . . . . . . . . . . . .         22            52        573        323        210
Broker loan fees  . . . . . . . . . . . . . . . . . .         54            48        327         32         38
Merchant fees . . . . . . . . . . . . . . . . . . . .        187           124        479        262         97
Other income  . . . . . . . . . . . . . . . . . . . .        235           120        528         41        340
                                                         -------        ------     ------    -------    -------
    Total   . . . . . . . . . . . . . . . . . . . . .    $ 1,103        $  672     $4,156    $ 2,148    $ 2,086
                                                         =======        ======     ======   ======      =======


NON-INTEREST EXPENSE

         For the three month periods ended March 31, 1998 and 1997, non-interest expense totalled $3,876,000 and $2,630,000, respectively, an increase of approximately 47%. This increase is primarily due to increases in other operating expenses related to the growth in the Company's assets, the number of Bank branches, the acquisition of Murdock, and the start-up of the Finance Company. Specifically, salary expense increased by $300,000 and data processing increased by $193,000, mainly due to the conversion of Murdock systems onto the same computer system as the Bank. Other expenses increased by $687,000 due to continued asset growth, professional fees associated with the Murdock acquisition, and the start-up costs of the Finance Company. Through the three month periods ending March 31, 1998 and 1997, non-interest expenses were 4.25% and 3.69%, respectively, of average assets on an annualized basis.

         Non-interest expense for the years ended December 31, 1997, 1996, and 1995 totaled $11,912,000, $9,856,000, and $7,437,000, respectively, substantially all of which was general and administrative expenses. The increase in non-interest expense in 1997 was due primarily to the opening of the new full service banking office in Palmetto replacing the prior drive-thru facility located there, hiring of additional lending staff and support staff for backroom operations, and the related costs associated with these areas. The increase in 1996 and 1995 was due to increases in start-up costs in the form of non-interest expenses associated with two new full service branches which opened in March and September 1996. For the years ended December 31, 1997, 1996, and 1995, non-interest expenses were 3.78%, 4.02%, and 3.67%, respectively, of average assets. The largest component, salaries and employee benefits, amounted to $5,181,000 or 43% in 1997, and $4,361,000 or 44%, in
1996, and $3,165,000 or 43% in 1995, respectively, of total other expenses for the years ended 1997, 1996, and 1995. Management continuously monitors non-interest expenses and the efficiency ratio to maintain non-interest expenses at a level within industry standards.

         The following table summarizes the various categories of non-interest expense for the periods indicated:


                                                              THREE MONTHS
                                                                  ENDED                  YEARS ENDED
                                                                MARCH 31,                DECEMBER 31,
                                                         --------------------      -------------------------------
                                                            1998       1997          1997        1996       1995
                                                         ---------   --------      -------     -------    --------
                                                                          (DOLLARS IN THOUSANDS)
Salaries and employee benefits  . . . . . . . . . . .    $ 1,510      $ 1,210      $ 5,181     $ 4,361     $ 3,165
Net occupancy and equipment expense . . . . . . . . .        434          368        1,627       1,184       1,044
Data processing fees  . . . . . . . . . . . . . . . .        351          158          917         925         584
Other expenses  . . . . . . . . . . . . . . . . . . .      1,581          894        4,187       3,386       2,644
                                                         -------      -------      -------     -------     -------
    Total   . . . . . . . . . . . . . . . . . . . . .    $ 3,876      $ 2,630      $11,912     $ 9,856     $ 7,437
                                                         =======      =======      =======     =======     =======



INCOME TAX EXPENSE

         For the three month period ended March 31, 1998, an income tax provision totalling $217,000 was recorded, compared to a $212,000 provision for the same three month period in 1997. The effective tax rates for those periods was were 35% and 39%, respectively.

         For the year ended December 31, 1997, 1996, and 1995 income tax provisions totaling $1,117,000, $461,000, and $471,000 were recorded. The increase in 1997 from 1996, and from 1996 to 1995, are a result of increased earnings during each succeeding period. The effective tax rate was 37% for the years ended 1995, 1996, and 1997.

ASSET/LIABILITY MANAGEMENT

         One of the Company's primary objectives is to control fluctuations in net interest income caused by changes in interest rates. To manage interest rate risk, the Company's Board of Directors has established interest rate risk policies and procedures which delegate to the Asset/Liability Management Committee ("ALCO") the responsibility to monitor and report on interest rate risk, devise strategies to manage interest rate risk, monitor loan origination and deposit activity, and approve all pricing strategies.

         The management of interest rate risk is one of the most significant factors affecting the Company's ability to achieve future earnings. The principal measure of the Company's exposure to interest rate risk is the difference between interest rate sensitive assets and liabilities for the periods being measured, commonly referred to as the "gap" for such period. An asset or liability is considered interest rate sensitive if it will reprice or mature within the time period being analyzed. Controlling the maturity or repricing of an institution's liabilities and assets in order to minimize interest rate risk is commonly referred to as gap management. A gap is considered positive when the amount of interest rate sensitive assets exceed the amount of interest rate sensitive liabilities. When the opposite occurs, the gap is considered to be negative. During periods of increasing interest rates, negative gap would tend to adversely affect income while a positive gap would tend to result in net interest income. During periods of decreasing interest rates, the inverse would tend to occur. If the maturities of interest rate sensitive assets and liabilities were equally flexible and moved concurrently, the impact of any material or prolonged increase or decrease in interest rates or net interest income on existing assets or liabilities would be minimal. It is common to focus on the one year gap, which is the difference between the dollar amount of assets and the dollar amount of liabilities maturing or repricing within the next twelve months.

         ALCO uses an external asset/liability modeling service to analyze the Company's current financial position and develop strategies prior to implementation. The systems attempt to simulate the Company's asset and liability base and project future operating results under several interest rate and spread assumptions. Management utilizes a simulation model, complete with rate shock scenarios, to determine the Company's sensitivity to rate changes. Using historical data and prepayment assumptions, management places each category of asset and liability in a time frame that it expects its assets and liabilities to reprice.

         Under asset/liability management guidelines, the Company's policy is to maintain a cumulative one-year gap of no more than 15% of total assets, primarily by managing the maturity distribution of its investment portfolio and emphasizing loan originations tied to interest sensitive indices.
Additionally, the Bank has joined the FHLB to enhance its liquidity position and provide the ability to utilize fixed rate advances to improve the match between interest-earning assets and interest-bearing liabilities in certain periods.

         The Company's cumulative one year gap at December 31, 1997 was a negative $53,639,000 (or -15.16%, expressed as a percentage of total assets). This represents a significant shift from the positive cumulative one year gap at December 31, 1996 of $7,750,000. This $61,389,000 shift is reflected primarily in the $32,000,000 increase in certificates of deposits which mature in 1 year or less and the increase in NOW and money market accounts of $21,000,000. Management believes its negative gap position is mitigated by its $86,000,000 in NOW and money market accounts, the majority of which it considers to be core deposits.

         The following table presents the interest rate-sensitive assets and liabilities of the Bank at December 31, 1997, which are expected to mature or are subject to repricing in each of the time periods indicated. The tables may not be indicative of the Company's rate sensitive position at other points in time. The balances have been derived based on the financial characteristics of the various assets and liabilities. Adjustable and floating rate assets are included in the period in which interest rates are next scheduled to adjust rather than their scheduled maturity dates. Fixed rate loans are shown in the periods in which they are scheduled to be repaid. Repricing of time deposits is based on their scheduled maturities. Deposits without a stated maturity are shown as repricing within ninety (90) days.

           INTEREST RATE SENSITIVITY ANALYSIS AS OF DECEMBER 31, 1997

                                                                              TERM TO REPRICING
                                                ---------------------------------------------------------------------------------
                                                           90-180   181 DAYS       1-2      2-3        3-4      4+
                                                90 DAYS     DAYS   TO 365 DAYS    YEARS    YEARS      YEARS    YEARS       TOTAL
                                                -------    ------- -----------   ------   -------     ------   ------     -------
                                                                             (DOLLARS IN THOUSANDS)
Federal funds sold  . . . . . . . . . .           5,120          0          0         0         0          0        0       5,120
Interest-bearing due from banks . . . .           3,727          0          0         0         0          0        0       3,727
Fixed rate loans  . . . . . . . . . . .          36,047     11,624      6,658     8,505    17,982     21,484   53,661     155,961
Variable rate loans . . . . . . . . . .          55,613     12,293     15,046     4,176     4,848        941    5,819      98,736
Treasuries  . . . . . . . . . . . . . .               0          0      1,002     2,032     1,005          0        0       4,039
Governmental agencies . . . . . . . . .               0        500        923     4,082     5,084      7,237   43,926      61,752
State and municipal . . . . . . . . . .               0          0        501       663         0          0        0       1,164
Federal Home Loan Bank Stock  . . . . .           1,709          0          0         0         0          0        0       1,709
                                                -------    -------    -------   -------   -------   --------  -------     -------
    Total interest-earning assets . . .         102,216     24,417     24,130    19,458    28,919     29,662  103,406     331,885

NOW . . . . . . . . . . . . . . . . . .          24,390          0          0         0         0          0        0      24,390
Money market  . . . . . . . . . . . . .          61,998          0          0         0         0          0        0      61,996
Savings . . . . . . . . . . . . . . . .           8,543        199        397       645       645        422    2,407      13,258
Certificates/IRA's < $100,000 . . . . .          22,783     17,623     34,506    29,760     9,812     20,941    7,631     143,056
Certificates/IRA's >= $100,000  . . . .           3,916      2,336      5,183     2,976       584        930        0      15,925
Securities sold under agreements
   to repurchase  . . . . . . . . . . .          17,528          0          0         0         0          0        0      17,528
Federal Home Loan Bank advances . . . .               0          0      5,000         0         0          0        0       5,000
                                                -------    -------    -------   -------   -------   --------  -------     -------
Total interest-bearing liabilities  . .         139,158     20,158     45,086    33,381    11,041     22,293   10,038     281,155
                                                -------    -------    -------   -------   -------    -------  -------     -------
Interest sensitivity gap  . . . . . . .         (36,942)     4,259    (20,956)  (13,923)   17,878      7,369   93,368      51,053
                                                =======    =======    =======   =======   =======    =======  =======     =======
Cumulative gap  . . . . . . . . . . . .         (36,942)   (32,683)   (53,639)  (67,562)  (49,684)   (42,315)  51,053
                                                =======    =======    =======   =======   =======   ========  =======
Cumulative gap ratio  . . . . . . . . .            0.73       0.79       0.74      0.72      0.80       0.81     1.18
                                                =======    =======    =======   =======   ========   =======  =======
Cumulative gap as a percentage of
   total assets . . . . . . . . . . . .          -10.44%     -9.24%    -15.16%   -19.09%   -14.04%    -11.96%   14.43%
                                               ========    =======    =======   =======    ======    =======  =======



                              FINANCIAL CONDITION

         The Company had total assets of $379,179,000 and $353,901,000 at March 31, 1998 and December 31, 1997, respectively, an increase of 7%. Since the last full quarter prior to its public offering in 1996 through March 31, 1998, the Company's assets have increased from $218,993,000 to $379,179,000, or 73%, total deposits have increased from $186,727,000 to $316,595,000, or 70%, and its loan portfolio has increased from $138,086,000 to $230,535,000, or 67%. This growth is attributable to opening of new branches and expansion within its market-area, internal growth at existing branches, expansion into new market areas, and the introduction of new consumer products and services. Branches opened since January 1, 1996, have contributed $128,237,000 in deposits. Net income of the Company has been negatively impacted due to the start-up costs related to the new branches.

LENDING ACTIVITIES

         The Company offers a broad range of personal and business loans and mortgage loan products. The Company aggressively pursues quality indirect lending through local automobile dealerships, small to medium sized commercial business loans, and direct residential loans. Also, through the Bank's
Mortgage Banking Division (the "Mortgage Banking Division"), the Company has focused efforts on residential loan originations that can be sold in the secondary market while it retains or packages for sale the servicing rights.
The Mortgage Banking Division maintains relationships with correspondent lenders throughout the State of Florida, ensuring continued lending efforts without a concentration in any one area. Management believes this to be a prudent practice in the mortgage banking area as it minimizes risks associated with the localized economic downturns. The Mortgage Banking Division originates primary construction-to-permanent financing loans, which are considered to have less risk of nonpayment than construction only financings. In addition, with its acquisition in early 1997 of DesChamps, a Bradenton based residential mortgage brokerage company, the Company also increased its origination of residential mortgage loans in Manatee and Sarasota counties.

         LOAN PORTFOLIO COMPOSITION. At March 31, 1998 and December 31, 1997, total loans included portfolio loans of approximately $230.5 million and $213.4 million, net, respectively, and loans held for sale of approximately $49.7 million and $39.6 million, respectively. Total loans represent approximately 74% and 71% of the Company's total assets at March 31, 1998 and December 31, 1997, respectively. Management's objective is to maintain its one-to-four family residential and construction loans at 30% of total loans. At March 31, 1998, approximately 37%, or $105 million, of its total loans were in one-to-four family residential and construction loans, including approximately $31 million in mortgage loans held for sale and $18 million of construction loans held for sale.

         The following table summarizes the composition of Bank's loan portfolio (excluding loans held for sale) by type of loan on the dates indicated.

                               THREE MONTHS
                              ENDED MARCH 31,                                YEAR ENDED DECEMBER 31,
                             ----------------   ---------------------------------------------------------------------------------
                                   1998               1997             1996             1995            1994           1993
                             ----------------   ---------------  ---------------   -------------  --------------  ----------------
                              AMOUNT       %    AMOUNT      %    AMOUNT      %     AMOUNT    %    AMOUNT     %    AMOUNT      %
                             -------    -----   ------    -----  ------    -----   ------  -----  ------   -----  ------     -----
                                                                         (DOLLARS IN THOUSANDS)
TYPE OF LOAN:
  Residential mortgage (1) $ 54,642   23.5%  $ 54,243    25.2%  $49,575   28.1%  $46,032   33.1% $ 37,041  34.2%  $37,551   41.0%
  Commercial (2)  . . .     123,200   53.1    112,039    52.1    82,172   46.6    61,064   43.8    46,774  43.2    39,826   43.4
  Consumer and other
    loans (3) . . . . .      54,274   23.4     48,827    22.7    44,691   25.3    32,169   23.1    24,479  22.6    14,300   15.6
                           --------  -----   --------   -----  --------  -----  --------  -----  -------- -----   -------  -----
    Total loans   . . .    $232,116  100.0%  $215,109   100.0% $176,438  100.0% $139,265  100.0% $108,294 100.0%  $91,677  100.0%
                                     =====              =====            =====            =====           =====            =====
LESS:
  Allowance for loan losses  (2,268)           (2,311)           (1,761)          (1,609)          (1,374)         (1,191)
  Net deferred costs (fees)     687               607               588              430              450             (50)
                           --------          --------          --------         --------         --------         -------
    Total loans, net  .    $230,535          $213,405          $175,265         $138,086         $107,370         $90,437
                           ========          ========          ========         ========         ========         =======

---------

(1) Substantially all single family loans. Real estate construction loans are included in loans held for sale.
(2) Commercial consists of commercial real estate and other commercial loans.
(3) Includes consumer installment loans.

         REAL ESTATE LOANS. This category of loans is comprised of mainly 1 to 4 single family residential loans. The increase in this category of loans during the period covered by the table, is due to the growing housing market in Florida, especially the west coast region. The loans held as portfolio loans are primarily variable rate loans.

         COMMERCIAL LOANS. This category of loans is comprised of commercial and commercial real estate loans to local businesses involved primarily in light manufacturing, service, retail, and wholesale activities. The growth in these loans is attributable to the continued economic growth of the region and the Bank's solicitation efforts in this area.

         CONSUMER LOANS. This category of loans is comprised of consumer and other loans that include automobile, personal lines of credit, boat, and credit cards. The increase in these loans is primarily due to the Bank's continued branching activities and solicitation of local automobile dealers.

         LOAN MATURITY SCHEDULE. The following table sets forth the maturities of loans outstanding as of December 31, 1997.

                                                                            AT DECEMBER 31, 1997
                                                             ---------------------------------------------------
                                                                             DUE AFTER 1
                                                               DUE IN 1      YEAR BUT     DUE AFTER
                                                             YEAR OR LESS  BEFORE 5 YEARS  5 YEARS       TOTAL
                                                             ------------  -------------- ---------    ---------
                                                                            (DOLLARS IN THOUSANDS)

1-4 Family Residential  . . . . . . . . . . . . . . . . . .     $12,143      $11,189       $26,335     $49,667
Other loans collateralized by real estate . . . . . . . . .      10,198       24,587        22,874      57,659
Commercial and consumer loans . . . . . . . . . . . . . . .      38,761       56,520        12,502     107,783
                                                                -------      -------       -------    --------
      Total loans (1) . . . . . . . . . . . . . . . . . . .     $61,102      $92,296       $61,711    $215,109
                                                                =======      =======       =======    ========

----------

(1) Excluding deferred fees, allowance for loan losses, and loans held for sale.

         SENSITIVITY OF LOANS TO CHANGES IN INTEREST RATES. The following table sets forth as of March 31, 1998 and December 31, 1997, the dollar amounts of loans due after one year which had predetermined interest rates and loans due after one year which had floating or adjustable interest rates.


                                                                 DOLLAR AMOUNT OF LOANS
                                                              ----------------------------
                                                                      DECEMBER 31,
                                                                          1997
                                                              ----------------------------
                                                                 (DOLLARS IN THOUSANDS)
Type of Interest Rate:
   Predetermined rate, maturity greater than one year   . . . .       $ 102,076
   Floating or adjustable rate due after one year   . . . . . .          51,931
                                                                      ---------
      Total . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 154,007
                                                                      =========


LOAN CLASSIFICATION

         Management seeks to maintain a level of high quality assets through conservative underwriting and sound lending practices. Management intends to follow this policy even though it may result in foregoing the funding of higher yielding loans. Approximately 44% of the Company's loan portfolio, including loans held for sale, is collateralized by first liens on primarily owner-occupied residential homes which have historically carried a relatively low credit risk. The Company also maintains a commercial real estate portfolio comprised primarily of owner-occupied commercial businesses.

         In an effort to maintain the quality of the loan portfolio, management seeks to minimize higher risk types of lending and additional precautions have been taken when such loans are made in order to reduce the Company's risk of loss. Generally, construction loans present a higher degree of risk to a lender depending upon, among other things, whether the borrower has permanent financing at the end of the loan period, whether the project is an income producing transaction in the interim, and the nature of changing economic conditions including changing interest rates. While there is no assurance that the Company will not suffer losses on its construction loans or its commercial real estate loans, management believes that it has reduced the risks associated therewith because, among other things, primarily all such loans relate to owner-occupied projects where the borrower has demonstrated to the Company's management that its business will generate sufficient income to repay the loan. The Company primarily enters into agreements with individuals who are familiar to Bank personnel, are residents of the Company's primary market area and are believed by management to be good credit risks.

         Commercial and financial loans also entail certain risks since they usually involve large loan balances to single borrowers or a related group of borrowers, resulting in a more concentrated loan portfolio. Further, since their repayment is usually dependent upon the successful operation of the commercial enterprise, they also are subject to adverse conditions in the economy. Commercial loans are generally riskier than residential mortgages because they are typically made on the basis of the ability to repay from the cash flow of a business rather than on the ability of the borrower or guarantor to repay. Further, the collateral underlying commercial loans may depreciate over time, and occasionally cannot be appraised with as much precision as residential real estate, and may fluctuate in value based on the success of the business.

         While there is no assurance that the Company will not suffer any losses on its construction loans or its commercial real estate loans, management believes that it has reduced the risks associated therewith because, among other things, substantially all of such loans relate to owner-occupied projects, projects where the borrower has received permanent financing commitments from which the Company will be repaid, and projects where the borrower has demonstrated to management that its business will generate sufficient income to repay the loan.

         In addition to maintaining high quality assets, management attempts to limit the Company's risk exposure to any one borrower or borrowers with similar or related entities. As of March 31, 1998, the Bank has extended credit in excess of $1.5 million to 20 borrowers.

         Loan concentrations are defined as amounts loaned to a number of borrowers engaged in similar activities which would cause them to be similarly impacted by economic or other conditions. The Company, on a routine basis, evaluates these concentrations in order to make necessary adjustments in its lending practices that most clearly reflect the economic times, loan to deposit ratios, and industry trends. As of March 31, 1998, total loans to any particular group of customers engaged in similar activities or having similar economic characteristics did not exceed 10% of total loans.

         The Board of Directors of the Company concentrates its efforts and resources, and that of its senior management and lending officials, on loan review and underwriting procedures. The Company utilizes the services of an independent consultant to perform periodic loan documentation and compliance reviews as well as deposit and operations compliance reviews. Internal controls include a loan review specialist employed by the Company, who performs on-going reviews of new and existing loans to monitor documentation and ensure the existence and valuations of collateral. Senior loan officers have established a review process with the objective of quickly identifying, evaluating, and initiating necessary corrective action for substandard loans. The goal of the loan review process is to address the watch list, and substandard and non-performing loans as early as possible. Combined, these components are integral elements of the Company's loan program which has resulted in its loan portfolio performance to date. Nonetheless, management maintains a cautious outlook in anticipating the potential effects of uncertain economic conditions (both locally and nationally) and the possibility of more stringent regulatory standards.

         Loans, including impaired loans, are generally classified by the Company as non-accrual loans if they are past due as to maturity or payment of principal or interest for a period of more than ninety days, unless such loans are well collateralized and in the process of collection. If a loan or a portion of a loan is classified as doubtful or is partially charged off, the loan is classified as a non-accrual loan. Loans that are on a current payment status or past due less than ninety days may also be classified as non-accrual if repayment in full of principal and/or interest is in doubt. Loans are not returned to accrual status until the principal and interest payments are brought current and future payments appear certain.

         Interest accrued and unpaid at the time a loan is placed in non-accrual status is charged against interest income. While a loan is classified as non-accrual and the future collectability of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding. When the future collectability of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a non-accrual loan had been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Cash interest receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered.

         Real estate acquired by the Company as a result of foreclosure or acceptance of deeds in lieu of foreclosure is classified as foreclosed real estate. These properties are recorded on the date acquired at the lower of fair value less estimated selling costs or the recorded investment in the related loan. If the fair value after deducting the estimated selling costs of the acquired property is less than the recorded investment in the related loan, the estimated loss is charged to the allowance for loan losses at that time.
The resulting carrying
value established at the date of foreclosure becomes the new cost basis for subsequent accounting. After foreclosure, if the fair value less estimated selling costs of the property becomes less than its cost, the deficiency is charged to the provision for losses on foreclosed real estate. Costs relating to the developmental improvement of the property are capitalized, whereas those relating to holding the property for sale are charged as an expense.

         As of March 31, 1998, the Company had 20 loans on non-accrual status totaling $709,000, or 0.3% of total loans, and at December 31, 1997, the Company had 23 loans on non-accrual status totalling $986,000, or 0.46% of total loans. At March 31, 1998 and December 31, 1997, the Company had other real estate owned ("OREO") of approximately $364,000, which consisted of four single family residences.

         In addition, the Company performs ongoing reviews of its new and existing loans to identify, evaluate, and initiate corrective action for substandard loans. As of March 31, 1998, the Company has identified 104 loans to 58 borrowers to be monitored on its watch list and substandard list of loans, representing aggregate borrowings of approximately $5,722,000. Of this aggregate amount, management has assessed the maximum risk of loss to be $785,000 based on management's assessment of the ability of such borrowers to comply with their present loan repayment terms and assuming that the collateral for such loans must be liquidated. These loans have been considered by management in its assessment of the allowance for loan losses and none of these borrowers have failed to comply with their present loan repayment terms.

         The following table sets forth certain information, as of the date indicated, regarding non-accrual loans, restructured loans, and loans 90 days or more past due.

                                               AT MARCH 31,               AT DECEMBER 31,
                                               -----------   ---------------------------------------------
                                                  1998         1997      1996      1995     1994     1993
                                               ---------     --------   ------   -------  -------  -------
                                                                       (DOLLARS IN THOUSANDS)
NON-ACCRUAL LOANS:
   Residential mortgage . . . . . . . .         $   487      $   762   $   934   $   130 $   685   $   280
   Commercial and commercial
          real estate . . . . . . . . .             129          153       133     1,017     341     1,137
   Consumer . . . . . . . . . . . . . .              93           71        67        96      71         4
                                                     --      -------   -------   ------- -------   -------
      Total non-accrual loans . . . . .             709          986     1,134     1,243   1,097     1,421
TOTAL NON-PERFORMING LOANS (1) . . .                139          687       229         0       0         0
RESTRUCTURED LOANS . . . . . . . . .              2,211           22        24         0       0         0
                                                  -----      -------   -------   ------- -------   -------
      Total   . . . . . . . . . . . . .         $ 3,059      $ 1,695   $ 1,387   $ 1,243 $ 1,097   $ 1,421
                                                =======      =======   =======   ======= =======   =======
   Percentage non-accrual, non performing
          and restructured loans
          to total loans  . . . . . . .             1.3%         0.8%      0.8%      0.9%    1.0%      1.6%




---------

(1) Accruing loans which are contractually past due 90 days or more as to principal or interest.


ALLOWANCE FOR LOAN LOSSES

         In originating loans, the Company recognizes that loan losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the quality of the collateral for the loan as well as general economic conditions. It is management's policy to maintain an adequate allowance for loan losses based on, among other things, the Company's historical loan loss experience, evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality.

         Management continues to actively monitor the Company's asset quality and to charge-off loans against the allowance for loan losses when appropriate or to provide specific loss allowances when necessary. Although management believes it uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ from the economic conditions in the assumptions used in making the initial determinations.

         The following table sets forth an analysis of the Bank's allowance for loan losses for the periods indicated.

                                                 THREE MONTHS
                                                ENDED MARCH 31,                  YEARS ENDED DECEMBER 31,
                                          ------------------------- --------------------------------------------------
                                              1998        1997         1997       1996      1995       1994     1993
                                          -----------   ----------  ----------  --------- ---------  --------  -------
                                                                    (DOLLARS IN THOUSANDS)
Total loans at end of period (1)  . . .   $  232,116   $  201,907   $ 215,109  $176,438   $139,265  $108,294  $ 91,677
                                          ==========   ==========   =========  ========   ========  ========  ========
Allowance at beginning of period  . . .   $    2,311   $    1,716   $   1,761  $  1,609   $  1,374  $  1,191 $   1,021
                                          ----------   ----------   ---------  --------   --------  -------- ---------
Loans charged-off during the period . .         (174)        (211)       (471)     (412)      (534)     (165)     (595)
Recoveries of loans previously charged-off         7           31         100        49         67        57        55
                                          ----------   ----------   ---------  --------   --------  -------- ---------
Net loans charged-off during the period         (167)        (180)       (371)     (363)      (467)     (108)     (540)
                                          ----------   ----------   ---------  --------   --------  -------- ---------
Provisions charged to income  . . . . .          124          171         921       515        702       291       710
                                          ----------   ----------   ---------  --------   --------  -------- ---------
Allowance at end of period  . . . . . .   $    2,268   $    1,752   $   2,311  $  1,761   $  1,609  $  1,374 $   1,191
                                          ==========   ==========   =========  ========   ========  ========  ========
Ratio of net charge-offs to
   average loans outstanding  . . . . .         0.07%        0.09%       0.21%     0.23%      0.37%     0.14%     0.69%
                                          ==========   ==========   =========  ========   ========  ========  ========
Allowance as a percentage of total
   portfolio loans  . . . . . . . . . .         0.98%        0.87%       1.07%     1.00%      1.16%     1.27%     1.30%
                                          ==========   ==========   =========  ========   ========  ========  ========
Allowance as a percentage of
   non-performing and non-accrual
   loans  . . . . . . . . . . . . . . .        267.5%       255.0%      138.1%    129.2%     129.4%    125.2%     84.8%

-----------------

(1)    Excludes loans held for sale.


         The following table sets forth a breakdown of the allowance for loan losses by loan category for the periods indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of an allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

                                  AT MARCH 31,                                    AT DECEMBER 31,
                                -------------- -----------------------------------------------------------------------------------
                                     1998           1997            1996             1995             1994               1993
                               --------------- --------------- --------------- ---------------- -----------------  ----------------
                                        % OF            % OF            % OF             % OF              % OF               % OF
                                      LOANS TO        LOANS TO        LOANS TO         LOANS TO          LOANS TO           LOANS TO
                                        TOTAL          TOTAL           TOTAL             TOTAL             TOTAL              TOTAL
                               AMOUNT   LOANS  AMOUNT  LOANS   AMOUNT  LOANS   AMOUNT    LOANS   AMOUNT    LOANS    AMOUNT    LOANS
                               ------   -----  ------  -----   ------  -----   ------    -----   ------    -----    ------    -----
                                                                 (DOLLARS IN THOUSANDS)
Residential mortgage (1)      $  745   25.3%  $  773    25.2%  $ 615   28.1%   $  468     33.1%  $  463     34.2%  $  422    41.0%
Commercial and commercial
    real estate . . . .          870   53.0      861    52.1     773   46.6       630     43.8      512     43.2      469    43.4
Consumer loans  . . . .          617   21.7      641    22.7     342   25.3       233     23.1      251     22.6      235    15.6
Unallocated . . . . . .           36    0.0       36     0.0      31    0.0       278      0.0      148      0.0       65     0.0
                              ------  -----   ------   -----  ------  -----    ------    -----   ------    ------  ------   -----
    Total allowance for
       loan losses  . .      $ 2,268  100.0%  $2,311   100.0% $1,761  100.0%   $1,609    100.0%  $1,374    100.0%  $1,191   100.0%
                             =======  =====   ======   =====  ======  =====    ======    =====   ======    =====   ======   =====


------

(1) No allowance has been allocated to real estate construction since the amount such loans held in the Bank's loan portfolio at the periods indicated was not material.


         The measurement of impaired loans is based on the fair value of the loan's collateral. The measurement of non-collateral dependent loans is based on the present value of expected future cash flows discounted at the historical effective interest rate. The components for the allowance for loan losses are as follows:


                                        MARCH 31,                     DECEMBER 31,
                              -------------------------  --------------------------------------
                                 1998           1997        1997          1996          1995
                              ----------     ----------  ----------    ----------    ----------
Impaired loans  . . . . . .   $1,479,000     $  537,000  $  246,000    $  331,400    $  233,000
Other . . . . . . . . . . .      789,000      1,215,000   2,065,000     1,429,600     1,376,000
                              ----------     ----------  ----------    ----------    ----------
                             $ 2,268,000     $1,752,000  $2,311,000    $1,761,000    $1,609,000
                              ==========     ==========  ==========    ==========    ==========


INVESTMENT ACTIVITIES

         At March 31, 1998 and at December 31, 1997, 1996, and 1995, the Company's investment portfolio totalled $62,266,000, $68,664,000, $43,509,000, and $40,423,000, respectively. The investment portfolio consists of U.S. Treasury and federal agency securities, municipal bonds, and FHLB stock. Maturities range from three months to fifteen years with a portfolio average maturity of approximately 5 years.

         Funds generated by the Bank as a result of increases in deposits or decreases in loans which are not immediately used by the Bank are invested in securities held in its investment portfolio. The investment portfolio is used as a source of liquidity for the Bank. The investment porfolio is structured so that it provides for an ongoing source of funds for meeting loan and deposit demands and for reinvestment opportunities to take advantage of changes in the interest rate environment.

         The following table summarizes the Company's investment portfolio as of the dates indicated.

                        INVESTMENT SECURITIES PORTFOLIO



                                                         AT MARCH 31,              AT DECEMBER 31,
                                                         ------------    -------------------------------------
                                                             1998          1997         1996          1995
                                                         -----------     ----------   ---------     --------
                                                                         (DOLLARS IN THOUSANDS)
AVAILABLE FOR SALE (1):
  U.S. Treasury securities  . . . . . . . . . . . . . .   $   4,047      $  4,039      $ 7,425       $ 13,114
  U.S. Government Agencies  . . . . . . . . . . . . . .      54,217        55,847       22,080         13,120
  State and municipal   . . . . . . . . . . . . . . . .       1,125         1,164        1,034          1,160
                                                          ---------      --------     --------       --------
     Total debt securities  . . . . . . . . . . . . . .      59,389        61,050       30,539         27,394

  FHLB stock (restricted)   . . . . . . . . . . . . . .       1,709         1,709        1,075          1,066
  Mortgage-backed securities  . . . . . . . . . . . . .       1,168         5,905       11,895         11,963
                                                          ---------      --------     --------       --------
     Total available for sale (2):  . . . . . . . . . .   $  62,266      $ 68,664     $ 43,509       $ 40,423
                                                          =========      ========     ========       ========


--------------

(1) Carried at estimated market value. The Company does not have any securities being held to maturity.
(2) Cost of such securities ($ in thousands) was $62,211 as of March 31, 1998, $68,438 as of December 31, 1997, $43,664 as of December 31, 1996, and
     $40,138 as of December 31, 1995.

         The following table summarizes the Company's securities (excluding the restricted FHLB Stock and mortgage-backed securities) by maturity and weighted average yields at March 31, 1998 and December 31, 1997. Yields on tax exempt securities are stated at their nominal rates and have not been adjusted for tax rate differences.

                                                      AFTER ONE YEAR  AFTER FIVE YEARS
                                                       BUT WITHIN        BUT WITHIN
                                   WITHIN ONE YEAR      5 YEARS           10 YEARS       AFTER 10 YEARS     TOTAL
                                  ----------------  --------------    ---------------    -------------   -------------
                                  AMOUNT    YIELD   AMOUNT   YIELD    AMOUNT    YIELD    AMOUNT  YIELD   AMOUNT  YIELD
                                  ------    -----   ------   -----    ------    -----    ------  -----   ------  -----
                                                                   (DOLLARS IN THOUSANDS)
AT MARCH 31, 1998:
  U.S. Treasury securities  . . .$  1,506   5.17% $  2,016   5.31% $     525    6.38%  $    0    0.00%  $ 4,047    5.39%
  U.S. Government agencies  . . .   1,496   5.33    15,612   6.29     33,133    6.92    3,976    7.16    54,217    6.71
  State and municipals  . . . . .     500   5.76         0   0.00        515    8.66      110    5.50     1,125    6.77
                                 -------- ------  -------- ------   --------  ------   ------  ------   -------  ------
                                 $  3,502   5.32% $ 17,628   6.16% $  34,173    6.93%  $4,086    7.10%  $59,389    6.60%
                                 ======== ======  ======== ======  =========  ======   ======  ======   =======  ======
AT DECEMBER 31, 1997:
  U.S. Treasury securities  . . . $ 1,003   5.19% $  2,516   5.31% $     520    6.38%  $    0    0.00%  $ 4,039    5.40%
  U.S. Government agencies  . . .   1,096   5.24    18,099   6.35     34,654    6.93    1,998    7.39    55,847    6.71
  State and municipals  . . . . .     501   5.75         0   0.00        514    8.66      149    5.40     1,164    6.69
                                   ------ ------   ------- ------  ---------  ------   ------  ------   -------  ------
                                  $ 2,600   5.31% $ 20,615   6.20% $  35,688    6.94%  $2,147    7.21%  $61,050    7.18%
                                   ====== ======   ======= ======  =========  ======   ======  ======   =======  ======


DEPOSIT ACTIVITIES AND OTHER SOURCE OF FUNDS

         GENERAL. Deposit accounts are the primary source of funds of the Company for use in lending and other investment purposes. In addition to deposits, the Company draws funds from interest payments, loan principal payments, loan and security sales, and funds from operations (including various types of loan fees). Scheduled loan payments of principal and interest are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by general interest rates and money market conditions. The Company may use borrowings on a short-term basis, if necessary, to compensate for reductions in the availability of other sources of funds, or borrowings may be used on a longer term basis for general business purposes.

         DEPOSIT ACTIVITIES. Deposits are attracted principally from within the Company's primary market area through the offering of a broad variety of deposit instruments, including checking accounts, money market accounts, savings accounts, certificates of deposit (including jumbo certificates in denominations of $100,000 or more), and retirement savings plans. Total deposits were $316,595,000 at March 31, 1998, compared to $302,746,000, $232,433,000, and
$186,727,000 at December 31, 1997, 1996, and 1995, respectively.  The introduction of new products and the continued focus on quality customer service have contributed to strong deposit growth. The Company continues to develop consumer and commercial deposit relationships through referrals and additional contacts within its market area. As of March 31, 1998, and December 31, 1997, 1996, and 1995, jumbo certificates accounted for $33,639,000, $36,170,000,
$24,702,000, and $17,738,000, respectively, of the Company's deposits. The Company has not aggressively attempted to obtain large denomination, high interest-bearing certificates except to address a particular funding need. In an effort to fund the rapid growth of the loan volume originated by the Mortgage Banking Division during the fourth quarter of 1994, the Bank offered a five year certificate of deposit and money market product at above market rates at that time. In addition, in an effort to fund strong loan demand during 1996, the Company offered a five year certificate and money market product at above market rates at that time. Although all of such deposits were originated within the Company's market area and substantially all were not jumbo products, the regulators required the Company to classify these deposits as brokered deposits because the rate exceeded 75 basis points over the then existing market rate.

         Maturity terms, service fees, and withdrawal penalties are established by the Company on a periodic basis. The determination of rates and terms is predicated on funds acquisition and liquidity requirements, rates paid by competitors, growth goals and federal regulations.

         DEPOSIT FLOWS AND AVERAGE BALANCE AND RATES. The following table sets forth the average balance and weighted average rates for the Bank's categories of deposits for the period indicated.


                                       AT MARCH 31,                                       AT DECEMBER 31,
                               ------------------------  --------------------------------------------------------------------------
                                         1998                     1997                     1996                   1995
                               ------------------------  -----------------------  ------------------------ ------------------------
                               AVERAGE  AVERAGE  % OF    AVERAGE AVERAGE  % OF    AVERAGE  AVERAGE  % OF   AVERAGE AVERAGE   % OF
                               BALANCE   RATE  DEPOSITS  BALANCE  RATE  DEPOSITS  BALANCE   RATE  DEPOSITS BALANCE  RATE   DEPOSITS
                               -------   ----  --------  -------  ----  --------  -------   ----  -------- -------  ----   --------
                                                                        (DOLLARS IN THOUSANDS)
Non-interest checking . . . .  $47,404  0.00%     15    $38,753  0.00%    14      $25,787  0.00%   12     $20,176  0.00%     11
Interest checking and
  Money Market  . . . . . . .   93,001  3.58%     30     82,367  3.90%    30       55,853  3.74%   26      48,007  3.74%     26
Savings . . . . . . . . . . .   14,092  2.21%      5     12,773  2.38%     5       12,682  2.46%    6      13,193  2.51%      7
Certificates of deposit . . .  156,840  5.94%     50    137,986  6.08%    51      117,407  6.03%   56      99,887  5.97%     55
                              --------           ---   --------          ---     --------         ---    --------           ---
    Total   . . . . . . . . . $311,337           100   $271,879          100     $211,729         100    $181,265           100
                              ========           ===   ========          ===     ========         ===    ========           ===



         CERTIFICATES OF DEPOSIT. At March 31, 1998, certificates of deposit represented approximately 50.4% of the Company's total deposits, as compared to 50.8% of total deposits at December 31, 1997. The Company does not have a concentration of deposits from any one source, the loss of which would have a material adverse effect on the business of the Company. Management believes that substantially all of the Company's depositors are residents, either full or part time, in its primary market area.

         The following table summarizes the amount of the Company's certificates of deposit of $100,000 or more by time remaining until maturity at March 31, 1998 and December 31, 1997.

                                                                          AT MARCH 31,      AT DECEMBER 31,
                                                                          ------------      ---------------
                                                                             1998                1997
                                                                          ------------      ---------------
MATURITY PERIOD                                                               (DOLLARS IN THOUSANDS)
---------------
Less than three months  . . . . . . . . . . . . . . . . . . . . . . . .    $   5,136          $  6,486
Over three months through six months  . . . . . . . . . . . . . . . . .        6,012             5,197
Over six months through twelve months . . . . . . . . . . . . . . . . .        8,476            10,208
Over twelve months  . . . . . . . . . . . . . . . . . . . . . . . . . .       14,015            14,279
                                                                            --------          --------
    Totals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 33,639          $ 36,170
                                                                            ========          ========


         DEPOSIT ACTIVITY. The following table sets forth the deposit flows of the Bank during the periods indicated.



                                                     THREE MONTHS
                                                   ENDED MARCH 31,        YEARS ENDED DECEMBER 31,
                                                 -------------------    ------------------------------
                                                  1997        1996        1995      1998        1997
                                                 --------   --------    --------   --------   --------
                                                                     (DOLLARS IN THOUSANDS)
Net increase before interest credited . . . . .  $ 10,706   $ 19,233    $ 58,717   $ 35,966   $ 12,805
Net credited  . . . . . . . . . . . . . . . . .     3,143      2,690      11,596      9,740      8,314
                                                 --------   --------    --------   --------   --------
   Net deposit increase   . . . . . . . . . . .  $ 13,849   $ 21,923    $ 70,313   $ 45,706   $ 21,119
                                                 ========   ========    ========   ========   ========


         BORROWINGS. The Company has borrowed funds during the past to fund short-term cash requirements. None of such funds were used to fund loan activity. In the future, if there are periods when the supply of funds from deposits cannot meet the demand for loans, the Company has the ability to seek a portion of the needed funds through loans (advances) from the FHLB of Atlanta where the Company currently has a $25,000,000 line of credit. As of March 31, 1998, $5,000,000 had been borrowed on the line.

         In addition, the Company has obtained the Barnett Credit Line. Although this credit facility has been used in part to fund the construction of the Company's new administrative offices, the Company also has utilized the credit facility for other general corporate purposes. At March 31, 1998, approximately $1,450,000 has been drawn on this credit facility. A portion of the proceeds from this offering may be used to retire the obligations thereunder. This Barnett Credit Line is collateralized with the all of the capital stock of the Bank. Interest is calculated quarterly on either a one or three month LIBOR plus 175 basis points. After two years the loan is converted into a ten-year term note with a five-year balloon payment.

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity is defined as the ability of the Company to generate sufficient cash to fund current loan demand, deposit withdrawals, other cash demands and disbursement needs, and otherwise to operate on an ongoing basis. The Company's principal sources of funds are deposits, principal and interest payments on loans, sale of loans, interest on investments and the sale of investments. During the three month period ended March 31, 1998, and the fiscal year ended December 31, 1997, the Company received $22 million and $70.0 million, respectively, from deposit growth, $9 million and $18.0 million, respectively, from the sale of investments, and $0 and $14.0 million, respectively, from maturing investments. In addition, the Company also has the ability to borrow from the FHLB to supplement its liquidity needs. At both March 31, 1998 and December 31, 1997, the Company had outstanding borrowings of approximately $5 million under its line of credit with the FHLB. The Company's liquidity needs and funding are provided through the sale of its equity securities and through borrowings from a nonaffiliated correspondent bank. As of March 31, 1998, the Company had drawn approximately $1,450,000 under the $5 million Barnett Credit Line.

         At March 31, 1998, shareholders' equity was approximately $26,378,000, or 6.96% of total assets, as compared to $26,079,000 at December 31, 1997, or 7.37% of total assets. At March 31, 1998 and December 31, 1997, respectively, the Company's Tier 1 leverage ratio was 6.77% and 7.28%, the Tier 1 risk-based capital ratio was 9.60% and 8.81%, and the total risk-based capital ratio was 10.48% and 10.67%, all in excess of FDIC guidelines for a "well capitalized" bank.

         At March 31, 1998 and at December 31, 1997, the liquidity ratio of the Company was 33.37% and 35.79%, respectively, well in excess of regulatory requirements.

         Management believes that there are adequate funding sources to meet its future liquidity needs for the foreseeable future. Primary among these funding sources are the repayment of principal and interest on loans, the renewal of time deposits, and the growth in the deposit base. Management does not believe that the terms and conditions that will be present at the renewal of these funding sources will significantly impact the Company's operations, due to its management of the maturities of its assets and liabilities.
However, in order to finance the continued growth of the Bank at current levels, additional funds may be necessary in order to provide sufficient capital to fund loan growth. In this regard, the Company will receive the net proceeds from this offering which will be available for, among other things, general corporate purposes, including contributions to the capital of the Bank. Further, the Company may from time to time consider and evaluate a variety of additional sources of funds, including other debt financing vehicles, sales of equity securities, and other financing alternatives. There can be no assurance that the Company will be able to obtain such additional financing, if needed, or, if available, that it can be obtained on terms favorable to the Company.

RETURN ON EQUITY AND ASSETS

         The following table sets forth certain selected performance ratios of the Company for the periods indicated:

                                                                 At March 31,                  AT DECEMBER 31,
                                                                 ------------     ----------------------------------------
                                                                    1998(1)          1997            1996            1995
                                                                 ------------     ---------       ---------        -------
                                                                             (DOLLARS IN THOUSANDS)
Return on average assets  . . . . . . . . . . . . . . . .           0.44%            0.61%           0.32%           0.42%
Return on average equity  . . . . . . . . . . . . . . . .           6.53%            9.03%           3.63%           6.58%
Dividend payout ratios                                               (2)              (2)             (2)             (2)
Average equity to average assets  . . . . . . . . . . . .           6.76%            6.76%           8.76%           6.38%


---------------

(1) Annualized

(2) The Company has not paid any dividends since its inception.


IMPACT OF INFLATION AND CHANGING PRICES

         The financial statements and related financial data presented herein concerning the Company have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on the operations of the Company is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, changes in interest rates have a more significant impact on the performance of the Company than do the effects of changes in the general rate of inflation and changes in prices. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services.

FUTURE ACCOUNTING REQUIREMENTS

         The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). This statement establishes new standards for reporting and disclosure of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-shareholder sources, such as changes in net unrealized securities gain. It includes all changes in equity during a period except those resulting from investments by shareholders and distributions to shareholders. This statement is effective for the Company's fiscal year ending December 31, 1998. Application of this statement will not impact amounts previously reported for net income or affect the comparability of previously issued financial statements.

         The FASB also has issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). This statement establishes standards for the reporting of financial information from operating segments in annual and interim financial statements. It requires that financial information be reported on the same basis that it is reported internally for evaluating segment performance and deciding how to allocate resources to segments. Because this statement addresses how supplemental financial information is disclosed in annual and interim reports, the adoption will have no material impact on the financial statements. This statement is effective for the Company's fiscal year ending December 31, 1998.

YEAR 2000 COMPLIANCE

         The Company utilizes and is dependent upon data processing systems and software to conduct its business. The data processing systems and software include those developed and maintained by the Company's third-party data processing vendor and purchased software which is run on in-house computer networks. In 1997, the Bank initiated a review and assessment of all hardware and software to confirm that it will function properly in the year 2000. To date, those vendors which have been contacted have indicated that their hardware or software is or will be Year 2000 compliant in time frames that meet regulatory requirements. The costs associated with the compliance efforts are not expected to have significant impact on the Company's ongoing results of operations. See "Risk Factors - Risk Factors Relating to the Company -- Year 2000 Issues".


                                    BUSINESS

GENERAL

         The Company, was organized on June 30, 1995, is a bank holding company registered under the BHCA, and, on December 1, 1995, became the bank holding company for the Bank. The Bank is the largest independent bank in Manatee County, Florida, based on 1997 year-end asset size. The Bank, whose capital stock is wholly-owned by the Company, is the Company's primary subsidiary and principal asset. Through its ownership of the Bank, the Company is engaged in a general commercial banking business and its primary source of earnings is derived from income generated by the Bank. The Company also recently commenced the operation of the Finance Company. As of March 31, 1998, the Company, on a consolidated basis, had total assets of approximately $379.2 million, net portfolio loans of approximately $230.5 million, total deposits of approximately $316.6 million, and shareholders' equity of approximately $26.4 million.

         The Bank, which commenced operations in 1989, is a Florida state-chartered commercial bank and is not a member of the Federal Reserve System. The Bank is a general commercial bank which provides a variety of corporate and personal banking services to consumers and small to mid-sized businesses in its primary market areas from eight banking offices located in Manatee, Charlotte, and Hillsborough counties, Florida. The Bank is operated by local business persons and by experienced bank personnel who are familiar with the community and are dedicated to providing fast, efficient, and flexible personalized services to the market area. As a result of the Bank's community-oriented philosophy to fulfill the banking needs of individuals and small-to-medium sized businesses which it believed were not being adequately served by the large banking institutions located in its market area, the Bank grew rapidly. This growth was financed through a series of equity offerings purchased by local investors who provided further support for the Bank and attracted additional new business. In 1994, the Bank commenced the operation of its Mortgage Banking Division and in late 1995 formed the Company. The Company was formed as part of an overall strategy to expand the Bank's operations geographically and to expand its products and services. The Company acquired the Bank and conducted a public offering of the Company's common shares in early 1996. Since the public offering, the Company has added 4 branches and expanded its geographic base. In 1997, the Bank's operations were conducted only through the banking offices located in Manatee County, Florida. During the first quarter of 1998, the Company expanded its operations in the State of Florida to Charlotte County through the acquisition of Murdock. On March 23, 1998, the Company acquired Murdock in a transaction pursuant to which Murdock was merged into the Bank and its sole office was converted into a branch of the Bank. As part of the merger transaction, the Bank changed its name from the "American Bank of Bradenton" to "American Bank". Under the terms of the merger, 924,024 of the Company's common shares were issued in exchange for all the outstanding common stock of Murdock (an exchange ratio of 2.4 of the Company's common shares for each share of Murdock common stock). The Bank has undertaken further Florida expansion to Hillsborough County through its opening of a full service branch in Ruskin, Florida during the second quarter of 1998.

         In February 1997, the Bank acquired a Bradenton based mortgage brokerage company, DesChamps, which originates residential mortgage loans with business operations concentrated in Manatee and Sarasota Counties. DesChamps, which is now the Retail Residential Lending Division, generated loans in principal amount of $37,290,000 and $17,367,000, during the fiscal year 1997 and the three month period ended March 31, 1998, respectively.

         The business of the Bank consists of attracting deposits from the general public in areas served by its banking offices and using those deposits, together with funds derived from other sources, to originate a variety of commercial, consumer, and residential real estate loans. In addition, the Bank offers customized accounts receivable financing and billing services, and credit card merchant services. Such services are provided selectively to quality credit risks who normally have another relationship or credit history with the Bank. The Bank presently does not provide fiduciary, trust, or appraisal services. The Bank, however, has entered into an arrangement with Advest, Inc. whereby its customers may obtain trust services. The Bank also has recently begun to offer computer-based home banking services.

         The Mortgage Banking Division generates, closes, and services single family residential home mortgages. Its primary function is to originate fixed and adjustable rate construction-to-permanent residential real estate mortgage loans which fit the needs of borrowers for the purchase and construction of homes. These loans are originated, approved, and serviced from the Bank's Mortgage Banking Division offices located in Bradenton, Florida. Since the establishment of the Mortgage Banking Division in 1994, the Bank has substantially expanded its mortgage banking operations by emphasizing the origination of construction-to-permanent residential real estate mortgage loans for sale in the secondary mortgage market while retaining or packaging for sale the fee generating mortgage servicing rights associated with such loans. A majority of the mortgage loans made by the Bank since 1994 have been sold in the secondary market to the Federal National Mortgage Association ("FNMA") and other institutional investors. Consideration may be given to making such sales to other governmental agencies in the future. Similarly, most of the associated mortgage servicing rights also have been sold to third parties.

         During the fiscal year ended December 31, 1997, the Mortgage Banking Division originated approximately $58,452,000 in mortgage loans and sold in the secondary market approximately $44,113,000 of such loans, including those held in inventory from the previous year. Servicing fee income was $63,000. During 1997, the Bank also packaged and sold mortgage servicing rights with respect to approximately $20.6 million in unpaid principal amount FNMA loans originated by the Bank for approximately $411,000, or a 2.0% premium on the unpaid balance of the loan portfolio servicing rights sold.

         As a result of the successful implementation of its strategies, the Company has established a special niche in its market area which fills the needs of a significant segment of that market. The consumer-oriented community banking focus of the Bank provides customers with locally-based decision makers who are familiar with their customers, their business environment, and competitive demands, who are able to quickly evaluate and respond to loan applications, and who have the ability to craft personalized banking solutions to the customer's needs without extensive bureaucratic delays. Due to the growth of the Bank, it is able to extend much larger credits than other community-based financial institutions.

         The revenues of the Bank are primarily derived from interest on, and fees received in connection with, real estate and other loans, from the sales of loans, and from interest and dividends from investment securities and short-term investments. The principal sources of funds for the Bank's lending activities are its deposits, amortization and prepayment of loans, sales of loans, and the sale of investment securities. The principal expenses of the Bank are the interest paid on deposits and operating and general administrative expenses.

         As is the case with banking institutions generally, the Bank's operations are materially and significantly influenced by general economic conditions and by related monetary and fiscal policies of financial institution regulatory agencies, including the FRB and the FDIC. Deposit flows and cost of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn is affected by the interest rates at which such financing may be offered and other factors affecting local demand and availability of funds.

GROWTH STRATEGY

         At December 31, 1995, the quarter-end prior to the Company's initial public offering, and as of March 31, 1998, the Company had total assets of $219.0 and $379.2 million, respectively, net portfolio loans of $138.1 and $230.5, respectively, total deposits of $186.7 and $316.6 million, respectively, and shareholders equity of $14.6 and $26.4 million, respectively. The Company intends to continue its geographic and product expansion while maintaining its community banking focus and preserving its market niche. The Company intends to expand its presence along the west coast of Florida through internal growth, branching, and strategic acquisitions. The Company will continue to evaluate and identify areas into which it can further expand its operations and improve market share and, in the future, may consider further strategic expansion through branching and/or acquisitions of banks or banking assets in those geographic areas that management believes will complement its existing business and would most effectively achieve market penetration within its primary market areas or expand its existing markets. The Company believes that it can continue to improve its market share and long-term profitability by identifying locations for opening or acquiring additional branch offices. Further, the Company will consider and evaluate potential strategic market expansion and acquisitions which are brought to its attention to determine whether such opportunities are in the best interests of the Company and should be pursued. Management believes that there are branching and acquisition opportunities available for further expansion of its geographic market both in the areas existing between its current branches and in other areas along the west coast of Florida. Although the Company has identified certain financial institutions that it believes would be suitable acquisition candidates, it does not have any understandings, arrangements, or agreements, whether written or oral, with respect to any specific acquisition prospects. Accordingly, there is no assurance that any acquisition candidate will be interested in such a transaction, and if not, that the Company will be able to identify any additional acquisition candidates, or to the extent that suitable acquisition candidates have been or are identified, that an acquisition will receive regulatory approval or be consummated.

MARKET AREA

         The Company's primary market areas now consists of the Florida counties of Manatee, Charlotte, and Hillsborough. Six of the eight banking offices of the Bank currently are located in Manatee County, and its Murdock branch is located in Charlotte County. These market areas have all experienced substantial growth during recent decades. This population growth has resulted in continued construction of residential housing and related commercial support facilities. While changing conditions involving the infrastructure requirements of various geographic locations around the country have limited economic growth and population expansion, management believes that the Bank's primary market areas have continued to grow because of the ability of Florida, and these areas in particular, to attract new residents to its favorable year round climate and its relatively stable economic environment. Although the major economic bases in the primary market areas are service, retail, and manufacturing, there also has been a growth of tourism. The Company believes that it is situated to take advantage of the expected economic and demographic growth in the Bank's primary market areas.

MARKET FOR SERVICES

         Management believes that the Bank's principal markets are: (i) the established and expanding commercial and small-to-medium sized businesses within its primary market areas; (ii) the real estate mortgage market within the primary market areas for retail lending and throughout Florida and parts of Georgia for wholesale lending; and (iii) the growing consumer loan market.

         Businesses are solicited through the personal efforts of the Bank's directors and officers. Management believes a locally-based independent bank is often perceived by the local business community as possessing a clearer understanding of local commerce and its needs. Consequently, the Company expects that the Bank will be able to make prudent lending decisions quickly and more equitably than its competitors without compromising asset quality or the Bank's profitability.

         The Bank focuses on the smaller commercial customer because management believes that this segment offers the greatest concentration of potential business. Also, the small to mid-size commercial market segment has historically shown a willingness to borrow and carry larger balances. Finally, the Company believes that this market segment tends to be more loyal in its banking relationships.

LENDING ACTIVITIES

         GENERAL. The primary source of income generated by the Bank is from the interest earned from both the loan and investment portfolios. The Bank maintains diversification when considering investments and the granting of loan requests.

         Lending activities include commercial and consumer loans, and loans for residential purposes. Commercial loans are originated for commercial construction, acquisition, remodeling, and general business purposes. In this regard, the Bank, among other things, also originates loans to small businesses in association with the Small Business Administration. In addition, the Bank offers customized accounts receivable financing and billing services that enable customers to convert their receivables into cash on a daily basis and eliminate the expense of billing. Consumer loans include those for the purchase of automobiles, boats, home improvements and personal investments.
The Bank also offers credit card merchant services which are competitive with credit card agencies, but provide the merchant with the local attention of the Bank's representatives. Residential loans include the origination of conventional mortgages and residential acquisition, development, and construction loans for the purchase or construction of single-family homes.

         The Bank primarily enters into lending arrangements for its portfolio loans with individuals who are familiar to the Bank and are residents of the Bank's primary market areas. Emphasis is placed on the borrower's ability to generate cash flow to supports its debt obligations and other cash related expenses. The Bank aggressively pursues quality indirect lending through local automobile dealerships, small to medium sized commercial business loans, and direct residential loans. Also, through its Mortgage Banking Division, the Bank has focused efforts on residential loan originations that can be sold in the secondary market while it retains or packages for sale the servicing rights. The Mortgage Banking Division of the Bank maintains relationships with correspondent lenders throughout the State of Florida, ensuring continued lending efforts without a concentration in any one area. Management believes this to be a prudent practice in the mortgage banking area as it minimizes risks associated with the localized economic downturns. The Mortgage Banking

Division originates primary construction-to-permanent financing loans, which are considered to have less risk of nonpayment than construction only financings.

         At March 31, 1998, the Bank's total loans included portfolio loans of approximately $232.1 million, representing approximately 61% of its total assets. As of such date, the loan portfolio consisted of 53% commercial and commercial real estate loans, 24% residential real estate mortgage loans, and 23% consumer installment loans. In addition, at March 31, 1998, approximately $50 million of residential real estate mortgage loans were being held for sale.

         COMMERCIAL LENDING. The Bank offers a variety of commercial loan services including term loans, lines of credit, and equipment receivables financing. A broad range of short-to-medium term commercial loans, both collateralized and uncollateralized, are made available to businesses for working capital (including inventory and receivables), business expansion (including acquisitions of real estate and improvements), and the purchase of equipment and machinery. The purpose of a particular loan generally determines its structure.

         The Bank's commercial loans primarily are underwritten in the Bank's primary market area on the basis of the borrowers' ability to service such debt from income. As a general practice, the Bank takes as collateral a security interest in any available real estate, equipment, or other chattel, although such loans may be made on an uncollateralized basis. Collateralized working capital loans are primarily collateralized by short term assets whereas term loans are primarily collateralized by long term assets.

         Unlike residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his employment and other income and which are collateralized by real property whose value tends to be easily ascertainable, commercial loans typically are made on the basis of the borrower's ability to make repayment from the cash flow of their business and generally are collateralized by business assets, such as accounts receivable, equipment, and inventory. As a result, the availability of funds for the repayment of commercial loans may be substantially dependent on the success of the business itself. Further, the collateral underlying the loans, which may depreciate over time, occasionally cannot be appraised with as much precision as residential real estate, and may fluctuate in value based on the success of the business.

         RESIDENTIAL LENDING. A large portion of the Bank's lending activities consist of the origination of single- family residential mortgage loans collateralized by owner-occupied property located in the Bank's primary service areas. The Bank also offers adjustable rate mortgages ("ARMs") and either retains these ARMs in its portfolio or sells them in the secondary market. The ability to retain the ARMs in the Bank's portfolio allows the Bank the opportunity to originate loans to borrowers who may not meet the underwriting criteria of strict secondary market standards (but are still quality credits).

         The Bank offers one-year ARMs with rate adjustments tied to the weekly average rate of U.S. Treasury securities adjusted to a constant one-year maturity with specified minimum and maximum interest rate adjustments. The interest rates on a majority of these mortgages are adjusted yearly with limitations on upward adjustments of 2% per adjustment period and 6% over the life of the loan. The Bank also originates 15-year and 30-year fixed-rate mortgage loans on single-family residential real estate. The Bank generally charges a higher interest rate if the property is not owner-occupied. Fixed-rate mortgage loans are generally underwritten according to FNMA or Federal Home Loan Mortgage Corporation ("FHLMC") guidelines so that the loans qualify for sale in the secondary market to FNMA or FHLMC. It has been the Bank's experience that the proportion of fixed-rate and adjustable-rate loan originations depend in large part on the level of interest rates. As interest rates fall, there is generally a reduced demand for ARMs and, as interest rates rise, there is generally an increased demand for ARMs.

         Fixed rate and adjustable rate mortgage loans collateralized by single family residential real estate generally have been originated in amounts of no more than 80% of appraised value. The Bank may, however, lend up to 95% of the value of the property collateralizing the loan, but if such loans are required to be made in excess of 80% of the value of the property, they must be insured by private or federally guaranteed mortgage insurance. In the case of mortgage loans, the Bank will procure mortgagee's title insurance to protect against defects in its lien on the property which may collateralize the loan. The Bank in most cases requires title, fire, and extended casualty insurance to be obtained by the borrower, and, where required by applicable regulations, flood insurance. The Bank maintains its own errors and omissions insurance policy to protect against loss in the event of failure of a mortgagor to pay premiums on fire and other hazard insurance policies. Although the contractual loan payment period for single-family residential real estate loans is generally for a 15 to 30 year period, such loans often remain outstanding for significantly shorter periods than their contractual terms. In addition, the Bank charges no penalty for prepayment of mortgage loans. Mortgage loans originated by the Bank customarily include a "due on sale" clause giving the Bank the right to declare a loan immediately due and payable in the event, among other matters, that the borrower sells or otherwise disposes of the real property subject to a mortgage. In general, the Bank enforces due on sale clauses. Borrowers are typically permitted to refinance or prepay loans at their option without penalty.

         CONSUMER LOANS. Consumer loans made by the Bank have included automobiles, recreation vehicles, boats, second mortgages, home improvements, home equity lines of credit, personal (collateralized and uncollateralized), and deposit account collateralized loans. The Bank's consumer loan portfolio consists primarily of loans to individuals for various consumer purposes, but includes some business purpose loans which are payable on an installment basis. A majority of these loans are for terms of less than 60 months and although generally collateralized by liens on various personal assets of the borrower may be made uncollateralized. Consumer loans are made at fixed and variable interest rates and may be made based on up to a 10 year amortization schedule.

         Consumer loans are attractive to the Bank because they typically have a shorter term and carry higher interest rates than that charged on other types of loans. Consumer loans, however, do pose additional risks of collectability when compared to traditional types of loans granted by commercial banks such as residential mortgage loans. In many instances, the Bank is required to rely on the borrower's ability to repay since the collateral may be of reduced value at the time of collection. Accordingly, the initial determination of the borrower's ability to repay is of primary importance in the underwriting of consumer loans.

         CONSTRUCTION LOANS. The Bank originates residential construction contractor loans to finance the construction of single-family dwellings. Most of the residential construction loans are made to individuals who intend to erect owner-occupied housing on a purchased parcel of real estate. The Bank's construction loans to individuals typically range in size from $100,000 to $200,000. Construction loans also are made to contractors to erect single-family dwellings for resale. Construction loans are generally offered on the same basis as other residential real estate loans, except that a larger percentage down payment is typically required.

         The Bank may also make residential construction loans to real estate developers for the acquisition, development, and construction of residential subdivisions. The Bank has limited involvement with this type of loan. Such loans may involve additional risk attributable to the fact that funds will be advanced to fund the project under construction, which is of uncertain value prior to completion and because it is relatively difficult to evaluate accurately the total amount of funds required to complete a project.

         The Bank finances the construction of individual, owner-occupied houses on the basis of written underwriting and construction loan management guidelines. Construction loans are structured either to be converted to permanent loans with the Bank at the end of the construction phase or to be paid off upon receiving financing from another financial institution. Construction loans on residential properties are generally made in amounts up to 80% of appraised value. Construction loans to developers generally have terms of up to 12 months. Loan proceeds on builders' projects are disbursed in increments as construction progresses and as inspections warrant. The maximum loan amounts for construction loans are based on the lesser of the current appraisal value or the purchase price for the property.

         Construction loans are generally considered to involve a higher degree of risk than long-term financing collateralized by improved, occupied real estate. A lender's risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at the completion of construction and estimated cost (including interest) of construction. If the estimate of construction cost proves to be inaccurate, the lender could be required to advance funds beyond the amount originally committed in order to permit completion of the project. If the estimate of anticipated value proves to be inaccurate, the lender may have collateral which has value insufficient to assure full repayment.

         Loans collateralized by subdivisions and multi-family residential real estate generally are larger than loans collateralized by single-family, owner-occupied housing and also generally involve a greater degree of risk. Payments on these loans depend to a large degree on the results of operations and management of the properties, and repayment of such loans may be more subject to adverse conditions in the real estate market or the economy.

LOAN SOLICITATION AND PROCESSING

         Loan originations are derived from a number of sources. Residential loan originations can be attributed to real estate broker referrals, mortgage loan brokers, direct solicitation by the Bank's loan officers, present savers and borrowers, builders, attorneys, walk-in customers and, in some instances, other lenders. Loan applications, whether originated through the Bank or through mortgage brokers, are underwritten and closed based on the same standards, which generally meet FNMA underwriting guidelines. Consumer and commercial real estate loan originations emanate from many of the same sources. The legal lending limit of the Bank, as of March 31, 1998, was $6.2 million.

         The loan underwriting procedures followed by the Bank conform to regulatory specifications and are designed to assess with the borrower's ability to make principal and interest payments and the value of any assets or property serving as collateral for the loan. Generally, as part of the process, a bank loan officer meets with each applicant to obtain the appropriate employment and financial information as well as any other required loan information. Upon receipt of the borrower's completed loan application, the Bank then obtains reports with respect to the borrower's credit record, and orders and reviews an appraisal of any collateral for the loan (prepared for the Bank through an independent appraiser). The loan information supplied by the borrower is independently verified. Loan officers or other loan production personnel in a position to directly benefit monetarily through loan solicitation fees from individual loan transactions do not have approval authority. Once a loan application has been completed and all information has been obtained and verified, the loan request is submitted to a final review process. As part of the loan approval process, all uncollateralized loans of $100,000 or more and all collateralized loans of $500,000 or more require preapproval by the Bank's loan committee, which is currently comprised of five directors of the Bank and meets on such basis as is deemed necessary to promptly service loan demand. All loans of $2,000,000 or more require preapproval by the Bank's Board of Directors, and borrowers requesting amounts which will result in a loan relationship of $2,000,000 or more also must be approved by the Board of Directors of the Bank.

         Loan applicants are notified promptly of the decision of the Bank by telephone and a letter. If the loan is approved, the commitment letter specifies the terms and conditions of the proposed loan including the amount of the loan, interest rate, amortization term, a brief description of the required collateral, and required insurance coverage. Prior to closing any long-term loan, the borrower must provide proof of fire and casualty insurance on the property serving as collateral which insurance must be maintained during the full term of the loan. Title insurance is required on loans collateralized by real property. Interest rates on committed loans are normally locked in at the time of application for a 30 to 45 day period. The commitment issued at the time of approval will be for the time remaining, based on the application date.

MORTGAGE BANKING AND RESIDENTIAL LENDING OPERATIONS

         The Company provides mortgage banking services through the Bank's Mortgage Banking Division and residential lending services from its Retail Residential Lending Division. The Retail Residential Lending Division was formed in connection with the acquisition of DesChamps in 1997. Both the Mortgage Banking Division and the Retail Residential Lending Division were established for the purpose of increasing the Bank's residential loan portfolio and resulting interest income, and to increase non-interest income through sales of loans in the secondary market and the retention or sale of the fee generating mortgage servicing rights. The Bank also established the Mortgage Banking Division in an effort to pursue the strong residential mortgage loan demand that management believes exists outside of its primary market areas in Florida and established the Retail Residential Lending Division to pursue the residential mortgage loan demand that the Bank believes exists in its primary market areas.

         The Mortgage Banking Division's lending efforts are widely disbursed throughout Florida and parts of Georgia and are not reliant on a specific region. Management considers this to be a prudent business practice by reducing risks inherent in localized economic down turns or adverse weather conditions. Such loans are originated through a variety of contacts that the staff has in the mortgage banking industry throughout Florida and parts of Georgia. Furthermore, the Mortgage Banking Division is not dependent on any single source for a significant portion of its volume of loan originations. This division originates, underwrites, closes, and services a broad line of residential mortgage loan products, including construction-to-permanent mortgages, both for the Bank's loan portfolio and for resale in the secondary mortgage market. The division's primary function is to originate fixed and adjustable rate construction-to-permanent residential real estate mortgage loans which fit the needs of borrowers for the purchase and construction of homes. These loans are originated, approved, and serviced from the Mortgage Banking Division's offices in Bradenton.

         The Mortgage Banking Division has expanded significantly during the past three years by emphasizing the origination of loans for sale in the secondary market while retaining or packaging for sale the fee generating mortgage servicing rights associated with such loans. A majority of the mortgage loans made by the Bank since 1994 have been sold in the secondary market to FNMA and other institutional investors. The Bank is an approved lender and seller servicer for FNMA. Consideration may be given to making sales of such loans to other governmental agencies in the future.

         The construction phase of loans made by the Mortgage Banking Division has certain risks, including the viability of the contractor, the contractor's ability to complete the project and changes in interest rates. The goal of the Mortgage Banking Division is to take a residential mortgage loan from the construction stage to permanent financing with a fixed interest rate, then to sell the permanent financing in the secondary market. The sale of the loans in the secondary market allows the Bank to hedge against the interest rate risks related to such lending operations. Since the Bank intends to sell these loans in the secondary market upon conversion to permanent financing, these construction loans have been included in the classification "loans held for sale" on the Company's balance sheet.

         In addition to the fees collected at the closing of a loan, the Bank attempts to sell the loan for a gain at completion of construction. Such a brokerage arrangement permits the Bank to accommodate its client's demands while eliminating the interest rate risk for the fixed 15-to-30 year term of the loan. By selling the mortgage while retaining the servicing rights, the Bank will receive servicing fees and ancillary fees associated with the servicing rights. The Bank has elected to group the servicing rights of a selection of loans together and sell those rights for a lump sum periodically throughout the year.

         In addition to interest earned on loans and fees generated from mortgage servicing activities, the Bank receives loan origination fees or "points" for originating loans. Origination fees are calculated as a percentage of the principal amount of the mortgage loan and are charged to the borrower for creation of the loan. Loan origination fees are volatile sources of income, and are affected by the volume and types of loans and commitments made, competitive conditions in the mortgage markets, and the demand for and availability of money.

         All Mortgage Banking Division loans of $250,000 to $500,000 must be approved by the President or Senior Vice President of Lending for the Bank. Such loans of $500,000 to $2,000,000 must be approved by the Bank's loan committee, and such loans over $2,000,000 must be approved by the Bank's Board of Directors. The Bank does not intend to significantly increase the size of its Mortgage Banking Division operations, but intends to continue to originate a significant volume of loans for sale in the secondary market.

FINANCE COMPANY OPERATIONS

         The Company recently has organized a wholly-owned Florida subsidiary corporation, Freedom Finance Company (referred to herein as the Finance Company) pursuant to which it has begun to engage in full service consumer financing. The Finance Company commenced preliminary operations at the end of March 1998. In order to provide the Finance Company with the funds necessary to commence full scale operations, the Company made a small capital contribution and the Bank extended a $2,500,000 loan to the Finance Company in April 1998. This loan was made on substantially the same terms and conditions, including interest rates and collateral on loans, as those prevailing for comparable transactions with unrelated third parties. It is anticipated that the Finance Company will offer consumer-driven products and services ranging from mortgages to automobile loans, home equity loans, and education financing. The Finance Company will have the ability to extend financing to individuals and entities which may not be able to satisfy the Bank's underwriting requirements or loan standards. However, the Finance Company is expected to provide such loans on a selective basis to customers that the Company believes are quality credits. Such customers will likely consist of those individuals or entities which have another banking or credit relationship with the Company or the Bank. Such operations may have greater risks of collection then those of the Bank. See "Risk Factors -- Risks Relating to the Company -- Risks Associated with the Finance Company Operations".

COMPETITION

         The Bank encounters strong competition both in making loans and attracting deposits. The deregulation of the banking industry and the widespread enactment of state laws which permit multi-bank holding companies as well as the availability of nationwide interstate banking has created a highly competitive environment for financial services providers in the Bank's primary service areas. In one or more aspects of its business, the Bank competes with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking companies, and other financial intermediaries operating in the Bradenton area and elsewhere. Most of the Bank's primary competitors, some of which are affiliated with large bank holding companies, have substantially greater resources and lending limits, and may offer certain services, such as trust services, that the Bank does not currently provide. In addition, many of the Company's non-bank competitors are not subject to the same extensive federal regulations that govern bank holding companies and state chartered and federally insured banks.

         Management believes that the Company and the Bank are well positioned to compete successfully in their primary market areas, although no assurances can be given. Competition among financial institutions generally is based upon interest rates offered on deposit accounts, interest rates charged on loans and other credit and service charges, the quality of the services rendered, the convenience of banking facilities, and, in the case of loans to commercial borrowers, relative lending limits. Management believes that the Bank's commitment to personal service, innovation, and involvement in the community and its primary market areas, as well as its commitment to quality, are factors that contribute to the Bank's competitiveness.

EMPLOYEES

         At March 31, 1998, the Company and the Bank together employed 179 full-time and 12 part-time employees. None of these employees are covered by a collective bargaining agreement and the Company believes that its employee relations are good.

PROPERTY OF THE COMPANY

         The principal executive offices of the Bank are located at 4702 Cortez Road West, Bradenton, Florida 34210 and consist of approximately 7,700 square feet on two floors, containing a lobby, executive and customer service offices, teller stations, safe deposit booths and related non-vault area and vault operations. A drive through facility and adequate paved parking also is on the premises. Both the land and all improvements are owned by the Company.

         The Bank has eight banking office locations. Four of these offices, the main office, two full service branches and a drive-thru branch, are in Bradenton. The Bank also maintains a separate office for its Mortgage Banking Division in Bradenton. The remaining offices include a full service branch in Palmetto and in Ellenton, both in Manatee County, the recently acquired branch in Murdock, Florida which is located in Charlotte County, and the recently opened branch in Ruskin, Florida located in Hillsborough County. All of the branch offices and the Mortgage Banking Division offices are owned in fee simple by the Bank, with the exception of the Murdock branch. In connection with the acquisition of Murdock, the Bank assumed Murdock's lease. The Murdock facility, consisting of approximately 10,300 square feet, is subject to a lease which expires on July 31, 2000, with an option to renew the lease for two additional five-year terms. The Murdock lease requires rental payments of $145,000 per year.

         The Company recently completed construction of a new 30,000 square foot administrative office building located on 2 acres of land adjacent to the Bank's main office at 4502 Cortez Road West, Bradenton, Florida, which office now serves as the Company's administrative offices. In an effort to centralize administrative and backroom operations of the Bank, the accounting and operations department, the Mortgage Banking Division, and the Retail Residential Lending Divisions have been relocated to the new offices. Management also anticipates leasing space to other subsidiaries and unrelated third parties. The Company currently is considering the transfer of this building improvements, together with the real property to the Bank. The location which previously housed the Mortgage Banking Division also is owned by the Bank in fee simple and it is anticipated that the Bank will seek approval to convert the vacated facility into a new full service branch location.

         The Finance Company has recently assumed a lease for a 1,700 square foot facility located in Bradenton from which it will conduct its operations. The Finance Company lease, which was assumed as of February 10, 1998, expires on April 1, 2002, with an option to renew the lease for two additional three-year terms, and requires an annual rent of $16,662 payable in monthly installments.

         Management believes that each of its banking locations provide sufficient parking for its customers as well as visibility from highly travelled thoroughfares.

LEGAL PROCEEDINGS

         The Company and the Bank are periodically parties to or otherwise involved in legal proceedings arising in the normal course of business, such as claims to enforce liens, foreclose on loan defaults, claims involving the making and servicing of real property loans, and other issues incident to the Bank's business. Management does not believe that there is any proceeding threatened or pending against the Company or the Bank which, if determined adversely, would have a material effect on the business or financial position of the Company or the Bank.

RECENT ACQUISITION

         In accordance with the terms of an Agreement and Plan of Merger, dated September 23, 1997, as amended on October 8, 1997 (the "Merger Agreement"), the Company acquired Murdock and merged it with and into the Bank. Pursuant to the merger, stockholders of Murdock received 2.4 common shares of the Company for each share of Murdock common stock held by them. In lieu of the issuance of fractional common shares, cash was paid for each such fraction. In addition, the 14,000 outstanding options to acquire Murdock common stock existing prior to the merger have been converted at the same exchange ratio into options to acquire the Company's common shares, with the exercise prices adjusted accordingly. The Company's consolidated financial statements and related management's discussion and analysis of financial condition and results of operations included herein give retroactive effect to the Merger using the pooling of interests method of accounting.

                                   MANAGEMENT

DIRECTOR AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company, their ages, and positions with the Company and the Bank are set forth below.


NAME                                 AGE            POSITION WITH COMPANY AND BANK
----                                 ---            ------------------------------
J. Gary Russ  . . . . . . . . . .    48       Chairman of the Board, Director
Gerald L. Anthony . . . . . . . .    55       President, Chief Executive Officer, and Director(1)
Samuel S. Aidlin  . . . . . . . .    84       Director
Philip W. Coon  . . . . . . . . .    44       Senior Vice President, Mortgage Banking Division of Bank
Andrea M. Franco  . . . . . . . .    49       Vice President, Credit Cards and Marketing for Bank
Stuart M. Gregory . . . . . . . .    39       Senior Vice President, Retail Residential Lending for Bank
Ronald L. Larson  . . . . . . . .    54       Director
Michael R. Lewis  . . . . . . . .    50       Senior Vice President, Consumer Lending for Bank
David R. Mady . . . . . . . . . .    36       Vice President, Secondary Market Manager for Bank
Timothy I. Miller . . . . . . . .    58       Director
Dan E. Molter . . . . . . . . . .    46       Director
Kirk D. Moudy . . . . . . . . . .    46       Director
John S. Nash  . . . . . . . . . .    38       Senior Vice President, Senior Commercial Lending Officer for Bank
Lindell W. Orr  . . . . . . . . .    54       Director
Lynn B. Powell, III . . . . . . .    61       Director
Walter L. Presha  . . . . . . . .    52       Director
R. Jay Taylor . . . . . . . . . .    42       Director
Brian M. Watterson  . . . . . . .    40       Senior Vice President, Chief Financial Officer, Secretary, and Chief
                                                Operations Officer (1)
Edward D. Wyke  . . . . . . . . .    77       Director


-------------

(1) Each of these individuals serve both the Company and the Bank in the same capacities as indicated above.

         All directors of the Company hold office until the earlier of the next annual meeting of the shareholders and until their successors have been duly elected and qualified, or their death, resignation, or removal. Officers of the Company and the Bank are elected annually by the respective Boards of Directors of the Company and the Bank to hold office until the earlier of their death, resignation, or removal.

         Set forth below is a description of the business experience during the past five years or more and other biographical information for the directors and executive officers identified above.

         J. GARY RUSS has been Chairman of the Board of Directors of the Company and the Bank since 1995, and has been a director of the Bank since 1989. Mr. Russ is the principal owner of Russ Citrus Groves, Ltd. and a 50% partner of Edwards-Russ Groves.

         GERALD L. ANTHONY has been President, Chief Executive Officer, and a director of the Company since its inception in 1995, and has also served in these three capacities for the Bank since 1989.

         SAMUEL S. AIDLIN has served as a director of the Company since 1995, and as a director of the Bank since 1989. Mr. Aidlin was the Chairman of the Board and Chief Executive Officer of Aidlin Automation Corporation and Automated Recycling, Inc. from 1945 until its sale in 1997.

         PHILIP W. COON has been the Senior Vice President, Mortgage Banking Division of the Bank since the start-up of the Bank's mortgage banking operations in 1994. Mr. Coon has engaged in mortgage banking activities for the past 17 years. He was employed as Director of Residential Lending with Key Florida Bank, Bradenton from 1991 to 1994, as Regional Manager with Southeast Mortgage Company, Tampa from 1985 to 1991, as a Branch Manager with Collateral Mortgage Company from 1984 to 1985, and as a Loan Officer with Cameron-Brown Company in Charlotte, North Carolina and Tampa, Florida from 1979 to 1984.

         ANDREA M. FRANCO has been the Vice President, Credit Cards and Marketing of the Bank since 1994. Previously, Ms. Franco was the District Manager of Financial Alliance, an independent sales organization for credit card sales, from 1992 to 1994; Vice President of Credit Card operations for First Florida Banks from 1982 to 1992; credit card sales for Telecredit, a credit card processing company, from 1978 to 1982; and credit card processing for First National Bank of Ft. Myers, Florida from 1972 to 1978.

         STUART M. GREGORY has been the Senior Vice President, Residential Real Estate since January 1997. Previously, Mr. Gregory was the founder and President of DesChamps & Gregory Mortgage Company, Inc. ("DesChamps"), a Bradenton based mortgage brokerage company originating residential mortgage loans, from 1991 until its acquisition by the Bank in 1997. Prior to forming DesChamps, Mr. Gregory served for eleven years as a Senior Account Executive for Republic Mortgage Insurance Company and General Electric Capital Corporation in the State of Florida. Both companies specialize in high loan to value risk insurance for residential mortgage loans. Mr. Gregory is a graduate of Florida Southern College with a bachelor of science degree in Sports Administration.

         RONALD L. LARSON has been a director of the Company since 1995, and a director of the Bank since 1989. He currently serves as the President and owner of Ron Larson & Associates, Inc., a consulting engineer company which was organized in early 1997. From 1994 to 1997, Mr. Larson was the Senior Project Manager at Larson Engineering, a division of Kimley Horn & Associates, Inc. Prior to 1994, Mr. Larson was the President and owner of Larson Engineering.

         MICHAEL R. LEWIS has been the Senior Vice President, Consumer Lending of the Bank since 1993. Previously, Mr. Lewis has worked as Vice President, Consumer Lending, at Barnett Bank, Tallahassee (1969-75), as Vice President, Consumer Lending at Southeast Bank, Bradenton (1975-80), as Business Manager for Sands Toyota, Bradenton (1980-83), as a Consumer Lending Officer at Island Bank, Bradenton (1983-84), and a Director of Indirect Consumer Lending at Barnett Bank, Bradenton (1985-93). Mr. Lewis attended Florida State University and is a graduate of the University of Oklahoma Banking School.

         DAVID R. MADY has been the Vice President, Secondary Market Manager of the Bank since the start-up of the Bank's mortgage banking operations in 1994. Previously, Mr. Mady served as the Secondary Market Manager for Key Florida Bank, F.S.B., from 1991 to 1994. From 1990 to 1991, he was employed by First Union Bank of Florida in charge of its residential lending operations for Hillsborough County, Florida, and from 1984 to 1989, Mr. Mady served as a loan officer for Southeast Mortgage. Mr. Mady is a graduate of the University of Connecticut with a bachelor of science degree in finance.

         TIMOTHY I. MILLER has been a director of the Company since 1995, and a director of the Bank since 1989. Mr. Miller is the President of Miller Insulation & Acoustics, Inc.

         DAN E. MOLTER has been a director of the Company since 1995, and a director of the Bank since 1992. Mr. Molter has been the President and Chief Executive Officer of Molter Termite & Pest Control since 1976 and since 1994 he also has served as President and Chief Executive Officer of Extend-O Drain Inc., a product manufacturer.

         KIRK D. MOUDY has been a director of the Company since 1995, and a director of the Bank since 1994. Mr. Moudy has been the President and Chief Executive Officer of General Mortgage Corporation of America, a mortgage broker, since 1985.

         JOHN S. NASH has been the Senior Vice President, Senior Commercial Lending Officer of the Bank since 1989. Prior to joining the Bank, from 1982 to 1989, Mr. Nash worked with Barnett Bank in Bradenton as a consumer lending officer, corporate lending officer and finally as Branch Manager/Commercial Officer in the downtown office of Barnett Bank in Bradenton. He holds a bachelor of science degree in business administration, conferred by the University of Florida in 1981.

         LINDELL W. ORR has been a director of the Company and the Bank since 1995. Mr. Orr has been the President and Chief Executive Officer of Columbia Blake Medical Center since 1995. From 1993 to 1995 he was the Chief Executive Officer of the Columbia Ed White Hospital and from 1988 to 1993 Mr. Orr was the District Vice President for Hospital Corporation of America responsible for the management of 14 hospitals located in Florida, Georgia, and South Carolina.

         LYNN B. POWELL, III has been a director of the Company since 1995, and a director of the Bank since 1989. Mr. Powell has been the owner of Powell Motor Company since 1992. Prior to 1992, Mr. Powell was the owner of Cortez Motors.

         WALTER L. PRESHA has been a director of the Company since 1995, and a director of the Bank since 1989. Mr. Presha is the Executive Director for Manatee County Rural Health Services.

         R. JAY TAYLOR has been a director of the Company and the Bank since 1995. Mr. Taylor is the President of Taylor & Fulton Packing Company.

         BRIAN M. WATTERSON has been the Chief Operations Officer of the Company and the Bank since January 15, 1996, and in February 1997 Mr. Watterson took over the responsibilities of the Chief Financial Officer of the Company and the Bank, and was named Senior Vice President of both. Previously, Mr. Watterson served as a Senior Vice President and Chief Financial Officer at SouthTrust Bank, Sarasota, Florida from August 1995 to December 1995. Senior Vice President and Chief Financial Officer at Key Florida Bank, F.S.B., Bradenton, Florida from September 1992 to July 1995; insurance agent for Nationwide Insurance and Metropolitan Insurance Company, Bradenton from September 1990 to February 1992; Vice President, Chief Financial Officer, and Cashier at Southtrust Bank, Sarasota, Florida from February 1992 to August 1992; and as Assistant Controller at Barnett Bank of Manatee County, N.A. from July 1979 to May 1990. Mr. Watterson graduated in 1981 from the University of South Florida with a degree in Business Administration. He also graduated form the Florida School of Banking at the University of Florida, Gainesville, Florida in 1985 and from the B.A.I. School for Banking Administration at the University of Wisconsin, Madison, Wisconsin in 1989.

         EDWARD D. WYKE has been a director of the Company since 1995 and a director of the Bank since 1989. Mr. Wyke is a retired architect.

         There is no family relationship between any of the Company's directors or executive officers.

COMPENSATION OF DIRECTORS

         Directors of the Company also are directors of the Bank, and receive $600 per month for their services to the Company and the Bank regardless of the number of regular or special Board meetings they attend and an additional $100 for each committee meeting that they attend. The Chairman of the Board of the Company also is the Chairman of the Board for the Bank, and receives $1500 per month for services rendered to the Company and the Bank. The Company also has approved and adopted the "American Bancshares, Inc. Directors' Non-qualified Stock Option Plan of 1997" (the "1997 Plan"). No options have been granted under the 1997 Plan.

EXECUTIVE COMPENSATION

         The following summary compensation table sets forth the cash and non-cash compensation paid to or accrued for the past three fiscal years for the Company's Chief Executive Officer, and all other executive officers whose total compensation exceeded $100,000 for fiscal year 1997 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                             COMPENSATION
                                                 ANNUAL COMPENSATION         -------------
 NAME AND                          FISCAL      ----------------------         STOCK OPTION        ALL OTHER
 PRINCIPAL OCCUPATION               YEAR        SALARY         BONUS             AWARDS        COMPENSATION(1)
 --------------------              ------      --------       -------        -------------     ---------------
 Gerald L. Anthony,                1997        $136,267       $10,000             6,000        $      880
     President and Chief           1996         135,000             0                 0               992
     Executive Officer             1995          98,333         8,000                 0               917

 Phillip W. Coon                   1997        $ 84,133       $53,156 (2)             0        $      880
     Senior Vice President         1996          85,228        40,226 (2)             0               851
     Mortgage Banking              1995          72,950        17,378 (2)             0            67,424
     Division

 Stuart M. Gregory                 1997 (3)    $ 67,968       $53,467 (4)             0       $      301
     Senior Vice President
     Retail Residential Lending

 David R. Mady                     1997        $ 66,506       $53,156 (2)             0       $      834
     Vice President, Secondary     1996          66,770        40,226 (2)             0              588
     Market Manager                1995          54,662        17,378 (2)             0           67,105

 John S. Nash                      1997        $ 86,204       $10,000             5,000       $      577
     Senior Vice President         1996          78,140             0                 0              537
     Senior Commercial             1995          68,916             0                 0              589
     Lending Officer


-----------

(1) Represents Company contributions to its 401(k) Plan on behalf of each employee for the periods indicated, except that the amounts for Messrs. Coon and Mady in 1995 also includes $66,500 paid to each of them for the release of their employment contracts entered into in May 1994.
(2) Commission paid based on aggregate principal balance of wholesale residential mortgage loans originated by Mortgage Banking Division and sold in the secondary mortgage market.
(3)      Mr. Gregory was not an employee of the Company in 1995 or 1996.
(4)      Includes commission of $12,536 and a bonuses of $40,931.

SHARE OPTIONS GRANTED

         As of December 31, 1997, the Company did not have any long term incentive plans nor had it awarded any restricted shares. The table set forth below contains information with respect to the award of stock options during the fiscal year ended December 31, 1997 to the Named Executive Officers covered by the Summary Compensation Table.

                                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                          ------------------------------------------------------------
                                                                                         POTENTIAL REALIZABLE VALUE
                                              % OF TOTAL                                 AT ASSUMED ANNUAL RATES OF
                             NUMBER OF          OPTIONS                                   STOCK PRICE APPRECIATION
                            SECURITIES        GRANTED TO      EXERCISE                     FOR OPTION TERMS (2)
                            UNDERLYING         EMPLOYEES       PRICE OR    EXPIRATION    ---------------------------
 NAME                     OPTIONS GRANTED      IN 1997(1)     BASE PRICE     DATE              5%            10%
 ----                     ---------------     -----------     ----------     ----        -----------    ------------
 Gerald L. Anthony           6,000 (3)           20.0%          $8.375       4/15/07       $31,602        $80,086

 John S. Nash                5,000 (3)           16.7%          $8.375       4/15/07       $26,335        $66,738


---------

(1) Employees of the Company were granted an aggregate of 30,000 options during 1997 under the Company's 1996 Incentive Stock Option Plan. Options were not granted under any other plans.
(2) Amounts reflect hypothetical gains that could be achieved for the options if they are exercised at the end of the option term. Those gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the option was granted through the expiration date.
(3) These options were granted on April 15, 1997 under the Company's 1996 Incentive Stock Option Plan. These options vest and become exercisable in three equal installments beginning on April 15, 1998.


AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         No stock options or SARs were exercised in 1997 by the Named Executive Officers covered by the Summary Compensation Table. The following table sets forth, for each of the Named Executive Officers in the Summary Compensation Table above who holds stock options, the number of the stock options held at December 31, 1997, and the realizable gain of the stock options that are "in-the-money". The in-the-money stock options and SARs are those with exercise prices that are below the year-end stock price because the stock value grew since the date of the grant.

                         FISCAL YEAR-END OPTIONS VALUES

                                                          NUMBER OF
                                                    SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                           SHARES                   AT FISCAL YEAR END               AT FISCAL YEAR END(1)
                         ACQUIRED                  -------------------------        ---------------------------
                            ON          VALUE      EXERCISABLE  UNEXERCISABLE       EXERCISABLE   UNEXERCISABLE
  NAME                  EXERCISED(#)   REALIZED        (#)          (#)                 ($)             ($)
--------                -----------    --------   ------------  -------------       -----------   -------------
 Gerald L. Anthony          0            0             0           6,000                $  0         $26,250

 John S. Nash               0            0             0           5,000                $  0         $21,875


-----------

(1) Based upon the closing price of the Common Shares as quoted by the Nasdaq Stock Market, Inc. on December 30, 1997 of $12.75 per share.

EMPLOYMENT AGREEMENTS

         The Company, believing that the continued services and contributions of certain key executives is critical to the Company's prospects and in the best interest of its shareholders, has caused the Bank to enter into employment agreements with such executives under the terms and conditions set forth below.

         The Bank has entered into an employment agreement with Gerald L. Anthony, President and Chief Executive Officer of the Company and the Bank, which commenced on December 1, 1995. The agreement is for a period of three years, at the end of which, the agreement is automatically renewed on an annual basis. The agreement provides, among other things, for an initial annual base salary of $135,000, which salary is subject to annual increases and the payment of performance bonuses if the Bank achieves certain target goals with respect to projected yearly returns on assets. Under the agreement, Mr. Anthony is provided an automobile, and also is eligible to receive any other benefits provided to the Bank's executive employees. The agreement further provides that if Mr. Anthony's employment is terminated within 120 days after a "change of control" (as that term is defined therein) for other than "just cause" (as that term is defined therein), Mr. Anthony shall be entitled to an amount equal to twice his then existing annual compensation, as well as his salary through the last day of the month of termination. In the event that Mr. Anthony is not terminated within 120 days after the "change of control", but Mr. Anthony or the Board of Directors opposes the "change of control" within 120 days after its occurrence, and Mr. Anthony ends his employment within that time period, Mr. Anthony is entitled to receive an amount equal to twice his then existing annual salary.

         The Bank also has entered into employment agreements with John S. Nash and Brian M. Watterson, which commenced in January 1996 and in February 1998, respectively. Each agreement is for a three year term, with automatic annual renewals thereafter. The initial annual base salaries for Messrs. Nash and Watterson, as provided under their respective agreements, are $78,000 and $90,000, respectively. These base salaries are subject to merit-based increases, which are determined by the President and Chief Executive Officer, as well as increases based on the amount of any annual increase in the Consumer Price Index. These officers may also earn a performance bonus based upon achievement of quantified goals related to the Bank's profitability. Messrs. Nash and Watterson also are eligible to receive any other benefits provided to the Bank's executive employees. Each of the agreements with Messrs. Nash and Watterson provide that the employee will be entitled to twelve months salary as severance pay should the employee be involuntarily terminated within 90 days prior to or after a "change of control" (as that term is defined therein).

         In connection with its acquisition of DesChamps, the Bank entered into an employment agreement with Mr. Stuart M. Gregory which commenced on January 22, 1997. Mr. Gregory's employment agreement has a three year term, with automatic renewals thereafter. The base salary under the agreement is $75,000 per year and provided for an initial bonus of $25,000. In addition to base salary, Mr. Gregory's employment agreement provides for the payment of a quarterly bonus based on the aggregate principal balance of all residential loans for which Mr. Gregory and the loan officers under his supervision generate and close during the quarter. The employment agreement also provides for the payment of a commission as incentive compensation based on the achievement of quantifiable goals related to residential loan productivity.

         The Board of Directors of the Bank entered into employment agreements with Mr. Philip W. Coon and Mr. David Mady, of the Mortgage Banking Division, effective June 30, 1995. Each contract is for a four year term, with automatic annual renewal thereafter. These agreements provide for a base salary which is subject to annual increases based upon annual increases, if any, in the Consumer Price Index. The initial base salaries were $79,233 and $59,850 for Messrs. Coon and Mady, respectively. In addition to the base salary, the contracts provide for a commission based on the aggregate principal balance of wholesale residential mortgage loans originated by the Mortgage Banking Division and sold in the secondary market. The agreements further entitle the officers to earn incentive compensation based upon achievement of quantified goals related to the Bank's profitability.

         In connection with the recent settlement of a lawsuit against the Company by James J. Bazata, a former employee who had alleged various employment discrimination claims under the Americans with Disabilities Act, the Company has agreed to enter into a consulting agreement with Mr. Bazata's corporation until December 31, 2000, and has further agreed to pay his attorneys' fees and costs in connection with the lawsuit; the total payments due through the end of 2000 under the consulting agreement, and fees and costs, aggregate $525,000.

401(k) PLAN

         The Board of Directors of the Bank approved a tax-deferred investment plan (the "401(k) Plan") effective January 1, 1994. All employees who work at least 250 hours per quarter and are at least 21 years of age may elect to participate in the 401(k) Plan once he or she has completed one year of service. Under the 401(k) Plan, a participating employee is given an opportunity to make an elective contribution under a salary deferral savings arrangement of up to a maximum of 15% of the participant's pre-tax compensation up to a maximum of $9,500 per year. Each such contribution is fully vested in the participant. In addition, the Bank may make a separate matching contribution in an amount based upon its annual profitability, which will be allocated proportionally among the participants and vested on a five year schedule. In 1997, Messrs. Anthony, Coon, Gregory, Mady, and Nash participated in the 401(k) Plan at 6.9%, 6.9%, 2.7%, 7.5%, and 6.0% of their salaries respectively.

STOCK OPTION PLANS

         Employee Incentive Share Option Plan. American Bancshares, Inc. and American Bank of Bradenton Incentive Stock Option Plan of 1996 ("ISO Plan") approved by the Company's shareholders in 1996 provides options ("ISO options") which may be granted by the Company's Board of Directors to key employees to purchase up to an aggregate of 150,000 Common Shares. Key employees eligible to participate in the ISO Plan include any person in the regular full-time employment of the Company or any subsidiary as an executive or non-executive officer thereof, who in the opinion of the Board of Directors, is or is expected to be primarily responsible for the management, growth, or protection of some part or all of the business of the Company.

         The ISO Plan is designed to qualify as an "incentive stock option plan" under Section 422 of the Code and it is administered by the Company's Board of Directors. The Board of Directors has the power and authority to administer, construe, and interpret the ISO Plan and to make rules for carrying it out and to make changes in such rules. Except for options granted to 10% shareholders, the exercise price of the options must not be less than the fair market value of the Company's Common Shares on the date of grant, as determined by the Board of Directors in conformity with Treasury regulations. In order for options granted to shareholders possessing more than 10% of the combined voting power of all classes of the Company's stock (or persons to whom such ownership is attributed on the date of the grant) to constitute incentive stock options, the exercise price of such options must not be less than 110% of such fair market value and must be exercised within five years from the date of grant. Options must be granted within ten years from the date of adoption of the ISO Plan. Except for ISO options granted to 10% shareholders, each option granted under the ISO Plan must be exercised, if at all, within ten years from the date of grant, unless by their terms the options expire sooner. Options are cancelled three months following termination of employment, unless termination is due to death or permanent disability. The Board of Directors may impose additional or more restricted terms and conditions on any ISO option.

         Thirty thousand (30,000) options were granted under the ISO Plan during 1997 at an option price of $8.375 per share. Of this amount, 11,000 options were granted to the Named Executive Officers covered by the Summary Compensation Table and 18,500 options were issued to all the executive officers as a group (including the Named Executive Officers' options). In connection with the acquisition of Murdock, options to purchase 14,000 shares of Murdock common stock were converted into options to purchase 33,600 shares of the Company's common stock. Such options were issued under the ISO Plan. None of these options has been exercised.

         Non-Employee Director Share Option Plan. The 1997 Plan approved by the Company's shareholders in 1997 provides options which may be granted to directors of the Company or any subsidiary who are otherwise not employees of the Company or any subsidiary to purchase up to an aggregate of 75,000 Common Shares. The 1997 Plan is administered by the Board of Directors and, as such, the Board of Directors has the power and authority to construe, interpret, and make rules for carrying out its administration of the 1997 Plan, and to make changes to such rules. The exercise price of the options granted under the 1997 Plan shall not be less then the fair market value of the Common Shares on the date of the grant. Fair market value for purposes of the 1997 Plan is the closing sales price of the Common Shares as reported on Nasdaq National Market on the date of grant. Each option granted under the 1997 Plan must be exercised, if at all, within the earlier of ten years from the date of grant or immediately after termination of the director for cause, unless by their terms the options expire sooner. The exercise price may be paid in cash, by delivery of Common Shares, or a combination thereof as the Board of Directors may determine. Options granted under the 1997 Plan are not transferrable except by laws of descent and distribution. Unless sooner terminated, the 1997 Plan will expire on its tenth anniversary. The termination of the 1997 Plan, however, will not affect the validity of options granted prior to the date of its termination. To date, no options have been granted under the 1997 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Bank has had, and expects to have in the future, various loans and other banking transactions in the ordinary course of business with the directors, executive officers, and principal shareholders of the Bank and the Company (or associate of such person). All such transactions: (i) have been and will be made in the ordinary course of business; (ii) have been and will be made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with unrelated persons; and (iii) in the opinion of management do not and will not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 1997 and 1996, the total dollar amount of extensions of credit to directors and executive officers identified above and principal shareholders of the Company identified below, and their associates (excluding extensions of credit which were less than $60,000 to any one such person and their associates) were $6,164,157 and $5,963,312, respectively, which represented approximately 28.5% and 32.0%, respectively, of total shareholders' equity.

         Outside of normal customer relationships, none of the directors or officers of the Company, and no shareholder holding over 5% of the Company's Common Stock and no corporations or firms with which such persons or entities are associated, currently maintains or has maintained since the beginning of the last fiscal year, any significant business or personal relationship with the Company or the Bank, other than such as arises by virtue of such position or ownership interest in the Company or the Bank.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

              The following table sets forth certain information regarding the beneficial ownership of the Company's outstanding common shares as of March 31, 1998, by: (i) each director and each executive officer of the Company named in the Summary Compensation Table and (ii) all directors and executive officers of the Company as a group. No person is known to the Company to be the beneficial owner of more than 5% of the outstanding common shares. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all of the common shares owned by them.

                                                                                          CURRENT BENEFICIAL OWNERSHIP
                                                                                        ---------------------------------
                                                                                           NUMBER               PERCENT
NAME OF BENEFICIAL OWNER                                                                OF SHARES (1)         OF CLASS(2)
-------------------------                                                               -------------         -----------
DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

J. Gary Russ  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          192,708 (3)             3.86%
Samuel S. Aidlin  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           67,408 (4)             1.35%
Gerald L. Anthony . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           18,479 (5)              *
Philip W. Coon  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               --                  *
Ronald L. Larson  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           48,624 (6)              *
David R. Mady . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               80                  *
Timothy I. Miller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           41,229 (7)              *
Dan E. Molter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           16,335                  *
Kirk D. Moudy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           23,600 (8)              *
John S. Nash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            3,036 (9)              *
Lindell W. Orr  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1,000                  *
Lynn B. Powell, III . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           16,000                  *
Walter L. Presha  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           18,947                  *
R. Jay Taylor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              --                   *
Edward D. Wyke  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           35,632                  *

All directors and executive officers as a group (19 persons)  . . . . . . . . .          487,650 (10)            9.75%

--------------

*Less than 1%

 (1) In accordance with Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of a security for purposes of the rule if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within sixty days. As used herein, "voting power" is the power to vote or direct the voting of shares, and "dispositive power" is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.
 (2) In calculating the percentage ownership for a given individual or group, the number of common shares outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.
 (3) Includes 57,479 common shares owned by Russ Citrus Groves, Ltd., a Florida limited partnership in which Mr. Russ is the general partner; and, by reason of his position, Mr. Russ may be deemed the beneficial owner of these shares.
 (4)     Includes 441 common shares held by Mr. Aidlin's spouse.
 (5) Includes 2,000 common shares which may be acquired pursuant to currently exercisable warrants, 4,500 shares held by Mr. Anthony's spouse, and 920 shares held by his stepson.
 (6) Includes 26,624 common shares held by Mr. Larson's spouse as to which Mr. Larson disclaims beneficial ownership.
 (7) Includes 2,205 common shares held by Mr. Miller's spouse as to which Mr. Miller disclaims beneficial ownership.
 (8) Includes 23,600 common shares held by General Mortgage Corporation, of which Mr. Moudy is President and majority owner; and, by reason of his position and ownership, Mr. Moudy may be deemed the beneficial owner of these shares.
 (9) Includes 1,667 common shares which may be acquired pursuant to currently exercisable options and 150 shares held in trust for Mr. Nash's daughter.
(10) Includes 6,667 common shares which may be acquired pursuant to currently exercisable options.

                      DESCRIPTION OF PREFERRED SECURITIES

         Pursuant to the terms of the Trust Agreement for the Issuer Trust, the Issuer Trust will issue the Preferred Securities and the Common Securities. The Preferred Securities will represent preferred undivided beneficial interests in the assets of the Issuer Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Trust Agreement. This summary of certain provisions of the Preferred Securities and the Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms. Wherever particular defined terms of the Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of the Trust Agreement is available upon request from the Issuer Trustees.

GENERAL

         The Preferred Securities will be limited to $15,000,000 aggregate Liquidation Amount outstanding (which amount may be increased by up to $2,250,000 aggregate Liquidation Amount of Preferred Securities for exercise of the Underwriter's over-allotment option). See "Underwriting." The Preferred Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." The Junior Subordinated Debentures will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Preferred Securities and Common Securities. The Guarantee will be a guarantee on a subordinated basis with respect to the Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the Issuer Trust does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

         The Preferred Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and Distributions on each Preferred Security will be payable at the annual rate of ____% of the stated Liquidation Amount of $10, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each a "Distribution Date"), to the holders of the Preferred Securities at the close of business on 15th day of March, June, September and December (whether or not a Business Day (as defined below)) next preceding the relevant Distribution Date. Distributions on the Preferred Securities will be cumulative. Distributions will accumulate from _________, 1998. The first Distribution Date for the Preferred Securities will be _________, 1998. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. If any date on which Distributions are payable on the Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable, except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day.

         So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at the rate of ____% per annum, compounded quarterly from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Preferred Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures - Option To Extend Interest Payment Period" and "Certain Federal Income Tax Consequences - Interest Income and Original Issue Discount."

         The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

         The revenue of the Issuer Trust available for distribution to holders of the Preferred Securities will be limited to payments under the Junior Subordinated Debentures in which the Issuer Trust will invest the proceeds from the issuance and sale of the Preferred Securities. See "Description of Junior Subordinated

Debentures." If the Company does not make payments on the Junior
Subordinated Debentures, the Issuer Trust may not have funds available to pay Distributions or other amounts payable on the Preferred Securities. The payment of Distributions and other amounts payable on the Preferred Securities (if and to the extent the Issuer Trust has funds legally available for and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantee."

REDEMPTION

         Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Preferred Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Preferred Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures - Redemption." If less than all the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of the Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities.

         The Company has the right to redeem the Junior Subordinated Debentures
(i) on or after ________, 2003, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event, or Capital Treatment Event (each as defined below), in each case subject to possible regulatory approval. See " - Liquidation Distribution Upon Dissolution." A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Preferred Securities and Common Securities at the Redemption Price.

         "25% Capital Limitation" means the limitation imposed by the FRB that the proceeds of certain qualifying securities like the Trust Securities will qualify as Tier 1 capital of the Company up to an amount not to exceed, when taken together with all cumulative preferred stock of the Company, if any, 25% of the Company's Tier 1 capital, or any subsequent limitation adopted by the FRB.

         "Business Day" means a day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the State of Florida or the City of New York are authorized or required by law or executive order to remain closed, or
(iii) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

         "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

         "Liquidation Amount" means the stated amount of $10 per Trust
Security.

         "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. See "Certain Federal Income Tax Consequences-Pending Tax Litigation Affecting the Preferred Securities" for a discussion of pending United States Tax Court litigation that, if decided adversely to the taxpayer, could give rise to a Tax Event, which may permit the Company to redeem the Junior Subordinated Debentures prior to ____, 20___.

         "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Preferred Securities.

         "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof), except as otherwise restricted under the 25% Capital Limitation, for purposes of the risk-based capital adequacy guidelines of the FRB, as then in effect and applicable to the Company.

         If a Tax Event described in clause (i) or (iii) of the definition of Tax Event above has occurred and is continuing and the Issuer Trust is the holder of all the Junior Subordinated Debentures, the Company will pay Additional Sums (as defined below), if any, on the Junior Subordinated Debentures.

         "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer Trust on the outstanding Preferred Securities and Common Securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a Tax Event.

REDEMPTION PROCEDURES

         Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures.

Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds on hand available for the payment of such Redemption Price. See also " - Subordination of Common Securities."

         If the Issuer Trust gives a notice of redemption in respect of the Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Preferred Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the beneficial owners of the Preferred Securities. With respect to Preferred Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of the Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. If any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on such Preferred Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Issuer Trust for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

         Subject to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement, and may resell such securities.

         If less than all the Preferred Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, or if the Preferred Securities are then held in the form of a Global Preferred Security (as defined below), in accordance with DTC's customary procedures. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Preferred Securities to be redeemed at its address appearing on the securities register for the Trust Securities. Unless the Company defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Preferred Securities is withheld or refused and not paid either by the Issuer Trust or the Company pursuant to the Guarantee, Distributions will cease to accumulate on the Preferred Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

         Payment of Distributions on, and the Redemption Price of, and the Liquidation Distribution in respect of, the Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities. However, if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, no payment of any Distribution on, or Redemption Price of, or Liquidation Distribution in respect of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all the outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all the outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Preferred Securities then due and payable.

         In the case of any Event of Default (as defined below) resulting from a Debenture Event of Default, the holders of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effects of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. See " - Events of Default; Notice" and "Description of Junior Subordinated Debentures - Debenture Events of Default." Until all such Events of Default under the Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Preferred Securities and not on behalf of the holders of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

         The amount payable on the Preferred Securities in the event of any liquidation of the Issuer Trust is $10 per Preferred Security plus accumulated and unpaid Distributions, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures.

         The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities and Common Securities in liquidation of the Issuer Trust.

         The FRB's risk-based capital guidelines currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the FRB before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the FRB considers the organization's capital position to be fully adequate after the redemption).

         In the event the Company, while a holder of Common Securities, dissolves the Issuer Trust prior to the Stated Maturity of the Preferred Securities and the dissolution of the Issuer Trust is deemed to constitute the redemption of capital instruments by the FRB under its risk-based capital guidelines or policies, the dissolution of the Issuer Trust by the Company may be subject to the prior approval of the FRB. Moreover, any changes in applicable law or changes in the FRB's risk-based capital guidelines or policies could impose a requirement on the Company that it obtain the prior approval of the FRB to dissolve the Issuer Trust.

         Pursuant to the Trust Agreement, the Issuer Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities, (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the holders of Common Securities have given written direction to the Property Trustee to dissolve the Issuer Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities), (iii) the repayment of all the Preferred Securities in connection with the redemption of all the Trust Securities as described under " - Redemption" and (iv) the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

         If dissolution of the Issuer Trust occurs as described in clause (i),
(ii), or (iv) above, the Issuer Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is not practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer Trust on its Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the Preferred Securities shall have a priority over the Common Securities. See "- Subordination of Common Securities."

         After the liquidation date fixed for any distribution of Junior Subordinated Debentures (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to Preferred Securities held by DTC or its nominee and
(iii) any certificates representing the Preferred Securities not held by DTC or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Preferred Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Preferred Securities until such certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.

         If the Company does not redeem the Junior Subordinated Debentures prior to maturity and the Issuer Trust is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the Preferred Securities, the Preferred Securities will remain outstanding until the repayment of the Junior Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Preferred Securities.

         There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Issuer Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

EVENTS OF DEFAULT; NOTICE

         Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Preferred Securities (whatever the reason for such Event of Default and whether it is voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures - Debenture Events of Default"); or

                 (ii) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

                 (iii) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

                 (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause
         (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and the Company by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

                 (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

         Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of Trust Securities and the Administrators, unless such Event of Default has been cured or waived. The Company, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

         If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the Preferred

Securities will have a preference over the Common Securities with respect to payments of any amounts in respect of the Preferred Securities as described above. See " - Subordination of Common Securities," " - Liquidation Distribution Upon Dissolution" and "Description of Junior Subordinated Debentures - Debenture Events of Default."

REMOVAL OF ISSUER TRUSTEES; APPOINTMENT OF SUCCESSORS

         The holders of at least a majority in aggregate Liquidation Amount of the outstanding Preferred Securities may remove an Issuer Trustee for cause or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If an Issuer Trustee is removed by the holders of the outstanding Preferred Securities, the successor may be appointed by the holders of at least 25% in aggregate Liquidation Amount of Preferred Securities. If an Issuer Trustee resigns, such Issuer Trustee will appoint its successor. If an Issuer Trustee fails to appoint a successor, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Preferred Securities or Common Securities or the other Issuer Trustee may petition a court in the State of Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank, and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

         Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under the Trust Agreement, provided such entity is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS, OR REPLACEMENTS OF THE ISSUER TRUST

         The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the Trust Agreement. The Issuer Trust may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as (i) such successor entity either (a) expressly assumes all the obligations of the Issuer Trust with respect to the Preferred Securities or
(b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Preferred Securities with respect to distributions and payments upon liquidation, redemption, and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, if then rated, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer
Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and (vii) the Company or any permitted successor or assignee owns all the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer Trust may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

         Except as provided above and under " - Removal of Issuer Trustees; Appointment of Successors" and "Description of Guarantee - Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities will have no voting rights.

         The Trust Agreement may be amended from time to time by the holders of a majority of the Common Securities and the Property Trustee, without the consent of the holders of the Preferred Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes at any time that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act, and any such amendments of the Trust Agreement will become effective when notice of such amendment is given to the holders of Trust Securities. The Trust Agreement may be amended by the holders of a majority of the Common Securities and the Property Trustee with (i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Preferred Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer Trust's not being taxable as a corporation for United States federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, except that, without the consent of each holder of Trust Securities affected thereby, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

         So long as any Junior Subordinated Debentures are held by the Issuer Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Junior

Subordinated Debentures, (ii) waive any past default that is waivable under
Section 5.13 of the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Preferred Securities, except that, if a consent under the Junior Subordinated Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the Preferred Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee will notify each holder of Preferred Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes on account of such action.

         Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Preferred Securities in the manner set forth in the Trust Agreement.

         No vote or consent of the holders of Preferred Securities will be required to redeem and cancel Preferred Securities in accordance with the Trust Agreement.

         Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

         In the Junior Subordinated Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Preferred Securities) and all costs and expenses of the Issuer Trust (including costs and expenses relating to the organization of the Issuer Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Issuer Trust might become subject. The foregoing obligations of the Company under the Junior Subordinated Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Issuer Trust or any other person before proceeding against the Company. The Company has also agreed in the Junior Subordinated Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

BOOK ENTRY, DELIVERY, AND FORM

         The Preferred Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and registered in the name of DTC's nominee. Unless and until it is exchangeable in whole or in part for the Preferred Securities in definitive form, a global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of such Depository or a nominee of such successor.

         Ownership of beneficial interests in a global security will be limited to persons that have accounts with DTC or its nominee ("Participants") or persons that may hold interests through Participants. The Company expects that, upon the issuance of a global security, DTC will credit, on its book-entry registration and transfer system, the Participants' accounts with their respective principal amounts of the Preferred Securities represented by such global security. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of Persons held through Participants). Beneficial owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations from the Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests will be accomplished by entries on the books of Participants acting on behalf of the beneficial owners.

         So long as DTC, or its nominee, is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such global security for all purposes under the Trust Agreement. Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the Preferred Securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement. Accordingly, each person owning a beneficial interest in such a global security must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of Preferred Securities under the Trust Agreement. The Company understands that, under DTC's existing practices, in the event that the Company requests any action of holders, or an owner of a beneficial interest in such a global security desires to take any action which a holder is entitled to take under the Trust Agreement, DTC would authorize the Participants holding the relevant beneficial interests to take such action, and such Participants would authorize beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. Redemption notices will also be sent to DTC. If less than all of the Preferred Securities are being redeemed, the Company understands that it is DTC's existing practice to determine by lot the amount of the interest of each Participant to be redeemed.

         Distributions on the Preferred Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the global security representing such Preferred Securities. None of the Company, the Issuer Trustees, the Administrators, any Paying Agent or any other agent of the Company or the Issuer Trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Disbursements of Distributions to Participants shall be the responsibility of DTC. DTC's practice is to credit Participants' accounts on a payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date.
Payments by Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Company, the Issuer Trustees, the Paying Agent or any other agent of the Company, subject to any statutory or regulatory requirements as may be in effect from time to time.

         DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to the Company or the Issuer Trustees. If DTC notifies the Company that it is unwilling to continue as such, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by the Company within ninety days after receiving such notice or becoming aware that DTC is no longer so registered, the Company will issue the Preferred Securities in definitive form upon registration of transfer of, or in exchange for, such global security. In addition, the Company may at any time and in its sole discretion determine not to have the Preferred Securities represented by one or more global securities and, in such event, will issue Preferred Securities in definitive form in exchange for all of the global securities representing such Preferred Securities.

         DTC has advised the Company and the Issuer Trust as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (such as the Underwriter), banks, trust companies and clearing corporations and may include certain other organizations. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a Participant, either directly or indirectly.

SAME-DAY SETTLEMENT AND PAYMENT

         Settlement for the Preferred Securities will be made by the Underwriter in immediately available funds.

         Secondary trading in preferred securities of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Preferred Securities will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in the Preferred Securities will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Preferred Securities.

PAYMENT AND PAYING AGENCY

         Payments in respect of the Preferred Securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Preferred Securities are not held by DTC, such payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the securities register for the Trust Securities. The paying agent (the "Paying Agent") will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrators) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

         The Property Trustee will act as registrar and transfer agent for the Preferred Securities.

         Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trust will not be required to register or cause to be registered the transfer of the Preferred Securities after the Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

         For information concerning the relationships between Bankers Trust Company, the Property Trustee, and the Company, see "Description of Junior Subordinated Debentures - Information Concerning the Debenture Trustee."

MISCELLANEOUS

         The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Issuer Trust in such a way that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer Trust or the Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Preferred Securities.

      Holders of the Preferred Securities have no preemptive or similar rights.

      The Issuer Trust may not borrow money, issue debt or mortgage or pledge any of its assets.

GOVERNING LAW

         The Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

         The Junior Subordinated Debentures are to be issued under the Junior Subordinated Indenture, under which Bankers Trust Company is acting as Debenture Trustee. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Junior Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Junior Subordinated Indenture, including the definitions therein of certain terms. Whenever particular defined terms of the Junior Subordinated Indenture (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of Junior Subordinated Indenture is available from the Debenture Trustee upon request.

GENERAL

         Concurrently with the issuance of the Preferred Securities, the Issuer Trust will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Junior Subordinated Debentures issued by the Company. The Junior Subordinated Debentures will bear interest, accruing from __________, 1998, at the annual rate of _____% of the principal amount thereof, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing ________, 1998, to the person in whose name each Junior Subordinated Debenture is registered at the close of business on the 15th day of March, June, September or December (whether or not a Business Day) next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer Trust, each Junior Subordinated Debenture will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by four. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable, except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of ____%, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. The term "interest" as used herein includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

         The Junior Subordinated Debentures will mature on _______, 2028, subject to the Maturity Adjustment (such date, as it may be shortened by the Maturity Adjustment is referred to herein as the Stated Maturity). The Maturity Adjustment represents the right of the Company to shorten the maturity date once at any time to any date not earlier than _______, 2003, subject to the Company having received prior approval of the FRB if then required under applicable capital guidelines or policies of the FRB. In the event the Company elects to shorten the Stated Maturity of the Junior Subordinated Debentures, it will give notice to the registered holders of the Junior Subordinated Debentures, the Debenture Trustee and the Issuer Trust of such shortening no less than 90 days prior to the effectiveness thereof. The Property Trustee must give notice to the holders of the Trust Securities of the shortening of the Stated Maturity at least 30 but not more than 60 days before such date.

         The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Company. The Junior Subordinated Debentures will not be subject to a sinking fund. The Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt by the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See " - Subordination."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

         So long as no Debenture Event of Default has occurred and is continuing, the Company has the right at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. During any such Extension Period the Company shall have the right to make partial payments of interest on any interest payment date. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of ____%, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Preferred Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences - Interest Income and Original Issue Discount."

         During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated
Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period,
(b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholders rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable but for the election to begin such Extension Period and
(ii) the date the Property Trustee is required to give notice to holders of the Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Preferred Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

REDEMPTION

         The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after _________, 2003, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event, or Capital Treatment Event (each as defined under "Description of Preferred Securities - Redemption"), in each case at the redemption price described below. The proceeds of any such redemption will be used by the Issuer Trust to redeem the Preferred Securities.

         The FRB's risk-based capital guidelines, which are subject to change, currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the FRB before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the FRB considers the organization's capital position to be fully adequate after the redemption).

         The redemption of the Junior Subordinated Debentures by the Company prior to their Stated Maturity would constitute the redemption of capital instruments under the FRB's current risk-based capital guidelines and may be subject to the prior approval of the FRB. The redemption of the Junior Subordinated Debentures also could be subject to the additional prior approval of the FRB under its current risk-based capital guidelines.

         The redemption price for Junior Subordinated Debentures is the outstanding principal amount of the Junior Subordinated Debentures plus accrued interest (including any Additional Interest or any Additional Sums) thereon to but excluding the date fixed for redemption.

ADDITIONAL SUMS

         The Company has covenanted in the Junior Subordinated Indenture that, if and for so long as (i) the Issuer Trust is the holder of all Junior Subordinated Debentures and (ii) the Issuer Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional sums on the Junior Subordinated Debentures such amounts as may be required so that the Distributions payable by the Issuer Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of Preferred Securities
- Redemption."

REGISTRATION, DENOMINATION, AND TRANSFER

         The Junior Subordinated Debentures will initially be registered in the name of the Issuer Trust. If the Junior Subordinated Debentures are distributed to holders of Preferred Securities, it is anticipated that the depositary arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Preferred Securities. See "Description of Preferred Securities - Book Entry, Delivery and Form."

         Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of receipt of notice from DTC to such effect, the Company will cause the Junior Subordinated Debentures to be issued in definitive form.

         Payments on Junior Subordinated Debentures represented by a global security will be made to Cede & Co., the nominee for DTC, as the registered holder of the Junior Subordinated Debentures, as described under "Description of Preferred Securities - Book Entry, Delivery and Form." If Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in New York, New York or at the offices of any Paying Agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. However, a holder of $1 million or more in aggregate principal amount of Junior Subordinated Debentures may receive payments of interest (other than interest payable at the Stated Maturity) by wire transfer of immediately available funds upon written request to the Debenture Trustee not later than 15 calendar days prior to the date on which the interest is payable.

         Junior Subordinated Debentures will be exchangeable for other Junior Subordinated Debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

         Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Junior Subordinated Debenture or at the office of any transfer agent designated by the Company for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. The Company will appoint the Debenture Trustee as securities registrar under the Junior Subordinated Indenture. The Company may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

         In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Junior Subordinated Debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

         Any monies deposited with the Debenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

RESTRICTIONS ON CERTAIN PAYMENTS; CERTAIN COVENANTS OF THE COMPANY

         The Company has covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period or other event referred to below, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (i) there has occurred any event (a) of which the Company has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) that the Company has not taken reasonable steps to cure, (ii) if the Junior Subordinated Debentures are held by the Issuer Trust, the Company is in default with respect to its payment of any obligations under the Guarantee or (iii) the Company has given notice of its election of an Extension Period as provided in the Junior Subordinated Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

         The Company has covenanted in the Junior Subordinated Indenture (i) to continue to hold, directly or indirectly, 100% of the Common Securities, provided that certain successors that are permitted pursuant to the Junior Subordinated Indenture may succeed to the Company's ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily terminate, windup or liquidate the Issuer Trust, other than (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Preferred Securities in liquidation of the Issuer Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer Trust to continue not to be taxable as a corporation for United States federal income tax purposes.

MODIFICATION OF JUNIOR SUBORDINATED INDENTURE

         From time to time, the Company and the Debenture Trustee may, without the consent of any of the holders of the outstanding Junior Subordinated Debentures, amend, waive or supplement the provisions of the Junior Subordinated Indenture to: (1) evidence succession of another corporation or association to the Company and the assumption by such person of the obligations of the Company under the Junior Subordinated Debentures, (2) add further covenants, restrictions or conditions for the protection of holders of the Junior Subordinated Debentures, (3) cure ambiguities or correct the Junior Subordinated Debentures in the case of defects or inconsistencies in the provisions thereof, so long as any such cure or correction does not adversely affect the interest of the holders of the Junior Subordinated Debentures in any material respect, (4) change the terms of the Junior Subordinated Debentures to facilitate the issuance of the Junior Subordinated Debentures in certificated or other definitive form,
(5) evidence or provide for the appointment of a successor Debenture Trustee, or (6) qualify, or maintain the qualification of, the Junior Subordinated Indentures under the Trust Indenture Act. The Junior Subordinated Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures, to modify the Junior Subordinated Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures, except that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of the Junior Subordinated Debentures, or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any Junior Subordinated Debenture or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Junior Subordinated Indenture. Furthermore, so long as any of the Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Junior Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Preferred Securities unless and until the principal of (and premium, if any, on) the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

DEBENTURE EVENTS OF DEFAULT

         The Junior Subordinated Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to the Junior Subordinated Debentures:

                 (i) failure to pay any interest on the Junior Subordinated Debentures when due and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period); or

                 (ii) failure to pay any principal of or premium, if any, on the Junior Subordinated Debentures when due whether at the Stated Maturity; or

                 (iii) failure to observe or perform in any material respect certain other covenants contained in the Junior Subordinated Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Junior Subordinated Debentures; or

                 (iv) the Company consents to the appointment of a receiver or other similar official in any liquidation, insolvency or similar proceeding with respect to the Company or all or substantially all its property.

         For purposes of the Trust Agreement and this Prospectus, each such Event of Default under the Junior Subordinated Debenture is referred to as a "Debenture Event of Default." As described in "Description of Preferred Securities - Events of Default; Notice," the occurrence of a Debenture Event of Default will also constitute an Event of Default in respect of the Trust Securities.

         The holders of at least a majority in aggregate principal amount of outstanding Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate principal amount of outstanding Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Debenture Trustee or such holders of Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities shall have such right. The holders of a majority in aggregate principal amount of outstanding Junior Subordinated Debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding Preferred Securities shall have such right.

         The holders of at least a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby. See " - Modification of Junior Subordinated Indenture." The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Indenture.

         If a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debentures, and any other amounts payable under the Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

         If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of Preferred Securities may institute a Direct Action against the Company for enforcement of payment to such holder of an amount equal to the amount payable in respect of Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities held by such holder. The Company may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Preferred Securities. The Company will have the right under the Junior Subordinated Indenture to set-off any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action.

         The holders of the Preferred Securities are not able to exercise directly any remedies available to the holders of the Junior Subordinated Debentures except under the circumstances described in the preceding paragraph. See "Description of Preferred Securities - Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS, AND OTHER TRANSACTIONS

         The Junior Subordinated Indenture provides that the Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person may consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) if the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations in respect of the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing; and (iii) certain other conditions as prescribed in the Junior Subordinated Indenture are satisfied.

         The provisions of the Junior Subordinated Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

         The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at the Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Subordinated Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Junior Subordinated Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Junior Subordinated Indenture.

SUBORDINATION

         The Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Senior Indebtedness (as defined below) of the Company. If the Company defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

         As used herein, "Senior Indebtedness" means, whether recourse is to all or a portion of the assets of the Company and whether or not contingent,
(i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) every obligation of the Company for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise, including without limitation the Barnett Credit Line; provided that Senior Indebtedness shall not include (i) any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the Junior Subordinated Debentures, (ii) any Senior Indebtedness of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (iii) any indebtedness of the Company to any of its subsidiaries, (iv) indebtedness to any executive officer or director of the Company, or (v) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing entity of the Company in connection with the issuance of such financing entity of securities that are similar to the Preferred Securities.

         In the event of (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors or (iv) any other marshaling of the assets of the Company, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

         In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Company ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Company ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.

         The Junior Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

         The Debenture Trustee, other than during the occurrence and continuance of a default by the Company in performance of its obligations under the Junior Subordinated Debenture, is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

         Bankers Trust Company, the Debenture Trustee, may serve from time to time as trustee under other indentures or trust agreements with the Company or its subsidiaries relating to other issues of their securities. In addition, the Company and certain of its affiliates may have other banking relationships with Bankers Trust Company and its affiliates.

GOVERNING LAW

         The Junior Subordinated Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.


                            DESCRIPTION OF GUARANTEE

         The Guarantee will be executed and delivered by the Company concurrently with the issuance of Preferred Securities by the Issuer Trust for the benefit of the holders from time to time of the Preferred Securities. Bankers Trust Company will act as Guarantee Trustee under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Guarantee, including the definitions therein of certain terms. A copy of the form of Guarantee is available upon request from the Guarantee Trustee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

GENERAL

         The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth in the Guarantee and described herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the Issuer Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accrued and unpaid Distributions required to be paid on such Preferred Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, termination, winding up or liquidation of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Preferred Securities on liquidation of the Issuer Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Preferred Securities or by causing the Issuer Trust to pay such amounts to such holders.

         The Guarantee will be an irrevocable guarantee of payment on a subordinated basis of the Issuer Trust's obligations under the Preferred Securities, but will apply only to the extent that the Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.

         If the Company does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will not be able to pay any amounts payable in respect of the Preferred Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. See " - Status of the Guarantee." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture, any other indenture that the Company may enter into in the future or otherwise.

         The Company has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture, taken together, fully, irrevocably and unconditionally guaranteed all the Issuer Trust's obligations under the Preferred Securities on a subordinated basis. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Preferred Securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures, and the Guarantee."

STATUS OF THE GUARANTEE

         The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as the Junior Subordinated Debentures.

         The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or distribution to the holders of the Preferred Securities of the Junior Subordinated Debentures.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes which do not materially adversely affect the rights of holders of the Preferred Securities (in which case no consent will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred Securities - Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

         An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder, or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

         Any registered holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

         The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after the occurrence of an event of default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

         For information concerning the relationship between Bankers Trust Company, as Guarantee Trustee, and the Company, see "Description of Junior Subordinated Debentures - Information Concerning the Debenture Trustee."

TERMINATION OF THE GUARANTEE

         The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Preferred Securities, upon full payment of the amounts payable with respect to the Preferred Securities upon liquidation of the Issuer Trust or upon distribution of Junior Subordinated Debentures to the holders of the Preferred Securities in exchange for all of the Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Preferred Securities must restore payment of any sums paid under the Preferred Securities or the Guarantee.

GOVERNING LAW

         The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

            RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE JUNIOR
                   SUBORDINATED DEBENTURES, AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

         Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer Trust has funds available for such payment) are irrevocably guaranteed, on a subordinated basis, by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Junior Subordinated Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Preferred Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Issuer Trust will not have sufficient funds to pay Distributions or other amounts due on the Preferred Securities. The Guarantee does not cover payment of amounts payable with respect to the Preferred Securities when the Issuer Trust does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of the Preferred Securities is to institute a legal proceeding directly against the Company for enforcement of payment of the Company's obligations under Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities held by such holder.

         The obligations of the Company under the Junior Subordinated Debentures and the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

         As long as payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Preferred Securities, primarily because (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Preferred Securities;
(iii) the Company will pay for any and all costs, expenses and liabilities of the Issuer Trust except the Issuer Trust's obligations to holders of the Trust Securities; and (iv) the Trust Agreement further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of the Issuer Trust.

         Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder against and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

         A holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other person or entity. See "Description of Guarantee."

         A default or event of default under any Senior Indebtedness of the Company would not constitute a default or Event of Default in respect of the Preferred Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. See "Description of Junior Subordinated Debentures - Subordination."

LIMITED PURPOSE OF ISSUER TRUST

         The Preferred Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and the Issuer Trust exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Company payments on Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions or other amounts distributable with respect to the Preferred Securities from the Issuer Trust (or from the Company under the Guarantee) only if and to the extent the Issuer Trust has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

         Upon any voluntary or involuntary dissolution of the Issuer Trust, other than any such dissolution involving the distribution of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law, the holders of the Preferred Securities will be entitled to receive, out of assets held by the Issuer Trust, the Liquidation Distribution in cash. See "Description of Preferred Securities
- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Issuer Trust, as registered holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Junior Subordinated Indenture, but entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed under the Junior Subordinated Indenture to pay for all costs, expenses and liabilities of the Issuer Trust (other than the Issuer Trust's obligations to the holders of the Trust Securities), the positions of a holder of the Preferred Securities and a holder of such Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         In the opinion of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A., Tampa, Florida, in its capacity as counsel to the Company ("Tax Counsel"), the following discussion summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities.

         This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and the opinions of Tax Counsel are not binding on the Internal Revenue Service (the "IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

         Except as otherwise stated, this summary deals only with the Preferred Securities held as a capital asset by a holder who or which (i) purchased the Preferred Securities upon original issuance at their original offering price and
(ii) is a US Holder (as defined below). This summary does not address all the tax consequences that may be relevant to a US Holder, nor does it address the tax consequences, except as stated below, to holders that are not US Holders ("Non-US Holders") or to holders that may be subject to special tax treatment (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, certain securities traders, other financial institutions, tax-exempt organizations, persons holding the Preferred Securities as a position in a "straddle," or as part of a "synthetic security," "hedging," as part of a "conversion" or other integrated investment, persons having a functional currency other than the U.S. Dollar and certain United States expatriates). Further, this summary does not address (a) the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of the Preferred Securities, (b) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of the Preferred Securities, or (c) any state, local or foreign tax consequences of the purchase, ownership and disposition of Preferred Securities.

         A "US Holder" generally is a holder of the Preferred Securities who or which is (i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for income tax purposes, (ii) a corporation or partnership created or organized (or treated as created or organized for income tax purposes) in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust.

         HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

US HOLDERS

         CHARACTERIZATION OF THE ISSUER TRUST. In connection with the issuance of the Preferred Securities, Tax Counsel will render its opinion generally to effect that, under then current law and based on the representations, facts and assumptions set forth in this Prospectus, and assuming full compliance with the terms of the Trust Agreement (and other relevant documents), and based on certain assumptions and qualifications referenced in the opinion, the Issuer Trust will be characterized for United States federal income tax purposes as a grantor trust and will not be characterized as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of the Preferred Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures owned by the Issuer Trust, and each US Holder will be required to include all income or gain recognized for United States federal income tax purposes with respect to its allocable share of the Junior Subordinated Debentures on its own income tax return.

         CHARACTERIZATION OF THE JUNIOR SUBORDINATED DEBENTURES. The Company and the Issuer Trust will treat the Junior Subordinated Debentures as indebtedness for all United States federal income tax purposes. In connection with the issuance of the Junior Subordinated Debentures, Tax Counsel will render its opinion generally to the effect that, under then current law and based on the representations, facts and assumptions set forth in this Prospectus, and assuming full compliance with the terms of the Junior Subordinated Indenture (and other relevant documents) and based on certain assumptions and qualifications referenced in the opinion, the Junior Subordinated Debentures will be characterized for United States federal income tax purposes as debt of the Company.

         INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT. Under the terms of the Junior Subordinated Debentures, the Company has the ability to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 20 consecutive quarterly periods, but not beyond the maturity of the Junior Subordinated Debentures. Treasury regulations under Section 1273 of the Code provide that debt instruments like the Junior Subordinated Debentures will not be considered issued with original issue discount ("OID") by reason of the Company's ability to defer payments of interest if the likelihood of such deferral is "remote."

         The Company has concluded, and this discussion assumes, that, as of the date of this Prospectus, the likelihood of deferring payments of interest under the terms of the Junior Subordinated Debentures is "remote" within the meaning of the applicable Treasury regulations, in part because exercising that option would prevent the Company from declaring dividends on its stock and would prevent the Company from making any payments with respect to debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. Therefore, the Junior Subordinated Debentures should not be treated as issued with OID by reason of the Company's deferral option. Rather, stated interest on the Junior Subordinated Debentures will generally be taxable to a US Holder as ordinary income when paid or accrued in accordance with that holder's method of accounting for income tax purposes. It should be noted, however, that these Treasury regulations have not yet been interpreted in any rulings or any other published authorities of the IRS. Accordingly, it is possible that the IRS could take a position contrary to the interpretation described herein.

         In the event the Company exercises its option to defer payments of interest, the Junior Subordinated Debentures would be treated as redeemed and reissued for OID purposes and the sum of the remaining interest payments (and any de minimis OID) on the Junior Subordinated Debentures would thereafter be treated as OID, which would accrue, and be includible in a US Holder's taxable income, on an economic accrual basis (regardless of the US Holder's method of accounting for income tax purposes) over the remaining term of the Junior Subordinated Debentures (including any period of interest deferral), without regard to the timing of payments under the Junior Subordinated Debentures. (Subsequent distributions of interest on the Junior Subordinated Debentures generally would not be taxable.) Consequently, during any period of interest deferral, US Holders will include OID in gross income in advance of the receipt of cash, and a US Holder that disposes of a Preferred Security prior to the record date for payment of distributions on the Junior Subordinated Debentures following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Issuer Trust with respect to the OID.

         If the possibility of the Company's exercise of its option to defer payments of interest is not remote, the Junior Subordinated Debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest (plus any de minimis OID) over the term of the Junior Subordinated Debentures. That OID would generally be includible in a US Holder's taxable income, over the term of the Junior Subordinated Debentures, on an economic accrual basis.

         CHARACTERIZATION OF INCOME. Because the income underlying the Preferred Securities will not be characterized as dividends for income tax purposes, corporate holders of the Preferred Securities will not be entitled to a dividends-received deduction for any income recognized with respect to the Preferred Securities.

         MARKET DISCOUNT AND BOND PREMIUM. Holders of the Preferred Securities may be considered to have acquired their undivided interests in the Junior Subordinated Debentures with market discount or acquisition premium (as each phrase is defined for United States federal income tax purposes).

         RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE ISSUER TRUST. Under certain circumstances described herein (See "Description of the Preferred Securities - Liquidation Distribution Upon Dissolution"), the Issuer Trust may distribute the Junior Subordinated Debentures to holders in exchange for the Preferred Securities and in liquidation of the Issuer Trust. Except as discussed below, such a distribution would not be a taxable event for United States federal income tax purposes, and each US Holder would have an aggregate adjusted basis in its Junior Subordinated Debentures for United States federal income tax purposes equal to such holder's aggregate adjusted basis in its Preferred Securities. For United States federal income tax purposes, a US Holder's holding period in the Junior Subordinated Debentures received in such a liquidation of the Issuer Trust would include the period during which the Preferred Securities were held by the holder. If, however, the relevant event is a Tax Event which results in the Issuer Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to US Holders of the Preferred Securities for United States federal income tax purposes.

         Under certain circumstances described herein (see "Description of the Preferred Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Such a redemption would be taxable for United States federal income tax purposes, and a US Holder would recognize gain or loss as if it had sold the Preferred Securities for cash. See " - Sales of Preferred Securities" below.

         SALES OF PREFERRED SECURITIES. A US Holder that sells Preferred Securities will recognize gain or loss equal to the difference between its adjusted basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. A US Holder's adjusted basis in the Preferred Securities generally will be its initial purchase price, increased by OID previously included (or currently includible) in such holder's gross income to the date of disposition, and decreased by payments received on the Preferred Securities (other than any interest received with respect to the period prior to the effective date of the Company's first exercise of its option to defer payments of interest). Any such gain or loss generally will be capital gain or loss, and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year prior to the date of disposition. Tax rates on long-term capital gains received by individual US Holders vary depending on each US Holder's income and holding period for the Preferred Securities. US Holders that are individuals should contact their own tax advisors for more information or for the capital gains rate applicable to a specific Preferred Security.

         A holder who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest (or OID) on the Junior Subordinated Debentures through the date of disposition in its taxable income for United States federal income tax purposes (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the Preferred Securities (or as to OID only, to add such amount to such holder's adjusted tax basis in its Preferred Securities). To the extent the selling price is less than the holder's adjusted tax basis (which will include accrued but unpaid OID, if any), a holder will recognize a capital loss.

Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

PENDING TAX LITIGATION AFFECTING THE PREFERRED SECURITIES

         Recently, a taxpayer filed a petition in the United States Tax Court contesting the IRS' proposed disallowance of interest deductions the taxpayer claimed in respect of securities issued in 1993 and 1994 that are, in some respects, similiar to the Preferred Securities of the Issuer Trust (Enron Corp.
v. Commissioner, Docket No. 6149-98, filed April 1, 1998). It is possible that an adverse decision by the Tax Court concerning the deductibility of such interest could give rise to a Tax Event. Such a Tax Event would give the Company the right to redeem the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures-Redemption" and "Description of Preferred Securities - Liquidation Distribution Upon Dissolution."

NON-US HOLDERS

         The following discussion applies to a Non-US Holder.

         Payments to a holder of a Preferred Security which is a Non-US Holder will generally not be subject to withholding of income tax, provided that (a) the beneficial owner of the Preferred Security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (i) the beneficial owner of the Preferred Securities certifies to the Issuer Trust or its agent, under penalties of perjury, that it is a Non-US Holder and provides its name and address, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to the Issuer Trust or its agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by another Financial Institution between it and the beneficial owner in the chain of ownership, and furnishes the Issuer Trust or its agent with a copy thereof.

         A Non-US Holder of a Preferred Security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a Preferred Security.

         A Non-US Holder which holds the Preferred Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the Junior Subordinated Debentures.

INFORMATION REPORTING

         In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, the Preferred Securities held by a noncorporate US Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, the Preferred Securities to or through the United States office of a broker or through certain U.S.- related financial intermediaries, are subject to information reporting unless the holder thereof certifies as to its Non-United States status or otherwise establishes an exemption from information reporting and backup withholding. See " - Backup Withholding." Taxable income on the Preferred Securities for a calendar year should be reported to US Holders on the appropriate forms by the following January 31st.

BACKUP WITHHOLDING

         Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's income tax liability, or refunded, provided the required information is provided to the IRS.

         THE PRECEDING DISCUSSION IS ONLY A SUMMARY AND DOES NOT ADDRESS ALL THE CONSEQUENCES TO A PARTICULAR HOLDER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES. POTENTIAL HOLDERS OF THE PREFERRED SECURITIES ARE URGED TO CONTACT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES.

                          CERTAIN ERISA CONSIDERATIONS

         The Company and certain affiliates of the Company may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "disqualified person" within the meaning of Section 4975 of the Code with respect to many employee benefit plans ("Plans") that are subject to ERISA. The purchase of the Preferred Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975(e)(1) of the Code and with respect to which the Company, or any affiliate of the Company is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Preferred Securities are acquired pursuant to and in accordance with an applicable exemption. Any pension or other employee benefit plan proposing to acquire any Preferred Securities should consult with its counsel.


                           SUPERVISION AND REGULATION

         The banking industry is extensively regulated under both federal and state law, and is undergoing significant change. These laws and regulations are intended primarily to protect depositors and the federal deposit insurance funds, and not for the protection of shareholders. The following discussion summarizes certain aspects of the banking laws and regulations that affect the Company or the Bank. Proposals to change the laws and regulations governing the banking industry are frequently raised in Congress, in state legislatures, and before the various banking agencies. The likelihood and timing of any changes, and the impact that such changes might have on the Company, are impossible to predict with any certainty. A change in the applicable laws or regulations, or a change in the way such laws or regulations are interpreted by regulatory agencies or the courts, may have a material impact on the business or prospects of the Company and the Bank.

         To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions.

BANK HOLDING COMPANY REGULATION

         GENERAL. As a bank holding company registered under the BHCA, the Company is subject to the regulation and supervision of, and inspection by, the FRB. The Company is required to file with the FRB annual reports and other information regarding its business operations and those of its subsidiaries. Under the BHCA, the Company's activities and those of its subsidiaries are limited to banking, managing or controlling banks, furnishing services to or performing services for its subsidiaries or engaging in any other activity which the FRB determines to be so closely related to banking or managing or controlling banks as to be properly incident thereto. In this regard, the BHCA prohibits a bank holding company, with certain limited exceptions, from (i) acquiring or retaining direct or indirect ownership or control of more than 5% of the outstanding voting stock of any company which is not a bank or bank holding company, or (ii) engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or performing services for its subsidiaries; unless such nonbanking business is determined by the FRB to be so closely related to banking or managing or controlling banks as to be properly incident thereto. In making such determinations, the FRB is required to weigh the expected benefit to the public, such as greater convenience, increased competition, or gains in efficiency, against the possible adverse effects such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. Generally, bank holding companies, such as the Company, are required to obtain prior approval of the FRB to engage in any new activity not previously approved by the FRB.

         The enactment of the Economic Growth and Regulatory Paperwork Reduction Act of 1996 ("EGRPRA") streamlines the nonbanking activities application process for well-capitalized and well managed bank holding companies. Under EGRPRA, qualified bank holding companies may commence a regulatory approved nonbanking activity without prior notice to the FRB; written notice is merely required within ten business days after commencing the activity. Also under EGRPRA, the prior notice period is reduced to twelve business days in the event of any nonbanking acquisition or share purchase, assuming the size of the acquisition does not exceed 10% of risk-weighted assets of the acquiring bank holding company and the consideration does not exceed 15% of Tier 1 capital. This prior notice requirement also applies to commencing a nonbanking activity de novo which has been previously approved by order of the FRB, but not yet implemented by regulations.

         The BHCA also requires, among other things, the prior approval of the FRB in any case where a bank holding company proposes to (i) acquire all or substantially all of the assets of any bank, (ii) acquire direct or indirect ownership or control of more than 5% of the outstanding voting stock of any bank (unless it owns a majority of such bank's voting shares) or (iii) merge or consolidate with any other bank holding company. The FRB will not approve any acquisition, merger, or consolidation that would result in a monopoly, or which would be in the furtherance of any attempt to monopolize the business of banking in any part of the United States, or which would have a substantially anti-competitive effect, unless the anti-competitive impact of the proposed transaction is clearly outweighed by a greater public interest in meeting the convenience and needs of the community to be served. The FRB also considers capital adequacy and other financial and managerial factors when reviewing acquisitions or mergers. As described in greater detail below, pursuant to the Riegle-Neal Interstate Banking and Branch Efficiency Act of 1994 (the "Interstate Banking and Branching Act"), a bank holding company is permitted to acquire banks in states other than its home state. See "Supervision and Regulation - Bank Holding Company Regulation -- Interstate Banking" below for additional information.

         There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries by law and regulatory policies that are designed to minimize potential loss to the depositors of such depository institutions and the FDIC insurance funds in the event the depository institution becomes in danger of default or is in default. For example, under the Federal Deposit Insurance Company Improvement Act of 1991 ("FDICIA"), in order to avoid receivership of an insured depository institution subsidiary, a bank holding company is required to guarantee the compliance of any insured depository institution subsidiary that may become "undercapitalized" with the terms of any capital restoration plan filed by such subsidiary with its appropriate federal banking agency up to the lesser of (i) an amount equal to 5% of the institution's total assets at the time the institution became undercapitalized or (ii) the amount that is necessary (or would have been necessary) to bring the institution into compliance with all applicable capital standards as of the time the institution fails to comply with such capital restoration plan. See "Supervision and Regulation - Capital Adequacy Guidelines."

         Under a policy of the FRB with respect to bank holding company operations, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and to commit all available resources to support such institutions in circumstances where it might not do so absent such policy. Although this "source of strength" policy has been challenged in litigation, the FRB continues to take the position that it has authority to enforce it. The FRB under the BHCA also has cease and desist authority pursuant to which it may require a bank holding company to terminate any activity or to relinquish control of a nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the FRB's determination that such activity or control constitutes a serious risk to the financial soundness and stability of any bank subsidiary of the bank holding company.

         The FRB and the FDIC collectively have extensive enforcement authority over commercial banks, which authority was enhanced substantially by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and the FDICIA. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders, to initiate injunctive actions, and, in extreme cases, to terminate deposit insurance. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the federal banking agencies. FIRREA significantly increased the amount of and the grounds for civil money penalties and generally requires public disclosure of final enforcement actions.

         COMMUNITY REINVESTMENT ACT. Bank holding companies and their subsidiary banks are subject to the provisions of the Community Reinvestment Act of 1977 ("CRA") and the regulations promulgated thereunder by the appropriate bank regulatory agency. Under the terms of the CRA, a state bank has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the FDIC, in connection with its examination of a state bank, to assess the association's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such association. The CRA also requires all institutions to make public disclosure of their CRA ratings. Further, such assessment also is required of any state bank that, among other things, has applied to merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution, or to open or relocate a branch office. In the case of a bank holding company applying for approval to acquire a bank or a bank holding company, the FRB will assess the record of each subsidiary bank of the applicant bank holding company in considering the application.

         Pursuant to current CRA regulations, an institution's CRA rating is based on its actual performance in meeting community needs. In particular, the rating system focuses on three tests: (i) a lending test, which evaluates the institution's record of making loans in its service areas; (ii) an investment test, which evaluates the institution's record of investing in community development projects, affordable housing, and programs benefitting low or moderate income individuals and business; and (iii) a service test, which evaluates the institution's delivery of services through its branches, ATMs, and other offices. The current CRA regulations also clarify how an institution's CRA performance will be considered in the application process.

         INTERSTATE BANKING. Under the Interstate Banking and Branching Act, regardless of any previously applicable state law, bank holding companies which meet specified capital and management adequacy standards are eligible to acquire banks in states other than their home states, but will need to retain a separate bank charter in each state where subsidiaries conduct banking business. Various restrictions on interstate acquisitions will continue to apply, including: (1) federal and state antitrust laws, as currently in effect; (2) prohibitions on a single holding company system accounting for more than 10% of all deposits nationwide or, subject to various opt-in and opt-out provisions for various states on a nondiscriminatory basis, accounting for more than 30% or more of deposits in any state; (3) state-imposed prohibitions on acquiring banks within up to five years after they commence operations; and (4) compliance by the acquirer with the CRA and fair lending laws.

         Furthermore, beginning June 1, 1997, the Interstate Banking and Branching Act authorized adequately capitalized and managed banks to cross state lines to merge with other banks, thereby creating interstate branches, subject to individual state's adoption of various nondiscriminatory opt-in and opt-out provisions. Under such legislation, each state had the opportunity to "opt-in" at an earlier time thereby allowing interstate banking in that state prior to 1997, or to "opt-out". Furthermore a state may opt-in with respect to de novo branching thereby permitting a bank to open new branches in a state in which the bank does not already have a branch. Without de novo branching, an out-of-state bank can enter the state only by acquiring an existing bank. Antitrust and anti-concentration restrictions will apply as described above. It will not be necessary to keep multiple state charters in effect or to have a holding company system. Generally, all banks that are parties to a proposed post-1997 merger must satisfy applicable CRA, management quality, and capital adequacy standards.

         FLORIDA INTERSTATE BANKING LAWS. In this context, the Florida legislature enacted legislation in 1996, the Florida Interstate Banking Act ("FIBA"), which specifically authorizes out-of-state bank holding companies located in any state or the District of Columbia that meet certain prescribed criteria to acquire Florida bank holding companies or banks which have been in existence and continuously operated as a bank for more than three years, subject to the prior approval of the Florida Department of Banking and Finance (the "Department"). Entry into the State of Florida by interstate branching or by means other than such an acquisition is expressly prohibited by the FIBA. Furthermore, except for initial entry into the State of Florida by an out-of-state bank or bank holding company, no acquisition of a Florida bank or Florida bank holding company is permitted if the resulting bank holding company and its affiliates would control 30% or more of total deposits in the state.

         In addition, the Florida legislature also enacted the Florida Interstate Branching Act ("Florida Branching Act") which permits interstate branching in Florida by a merger transaction and grants Florida state-chartered banks the same interstate branching opportunities as is afforded to national banks under the newly enacted federal law.

         An out-of-state bank that does not operate a branch in the State of Florida is prohibited from establishing a de novo branch in Florida. Accordingly an out-of-state bank or bank holding company can only enter Florida by acquiring an existing Florida bank which has been operating continuously for at least three years. The same deposit concentration limits referred to above apply. Any out-of-state bank or bank holding company that has acquired a Florida bank under either the FIBA or the Florida Branching Act, may establish additional branches in Florida to the same extent as any Florida bank may do so.

         Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in state legislatures, and before the various bank regulatory agencies. The likelihood and timing of any such changes and the potential impact of such changes on the Company or the Bank cannot be determined at this time.

BANK REGULATION

         GENERAL. The Bank, a Florida state-chartered banking corporation, is a general commercial bank, the deposits of which are insured by the Bank Insurance Fund ("BIF") of the FDIC and, as such, is subject to the primary supervision, examination, and regulation by the Department and the FDIC. It is not a member of the Federal Reserve System.

         As a state-chartered commercial bank, the Bank is subject to the applicable provisions of Florida law and the regulations adopted by the Department. The Bank must file various reports with, and is subject to periodic examinations by the Department and the FDIC. Florida law and the Department regulate (in conjunction with applicable federal laws and regulations), among other things, the Bank's capital, permissible activities, reserves, investments, lending authority, branching, the issuance of securities, payment of dividends, transactions with affiliated parties, and borrowing.

         The FDIC insures the deposits of the Bank to the current maximum allowed by law. Applicable statutes and regulations administered by the FDIC also relate to required reserves against deposits, investments, loans, mergers and consolidations, issuance of securities, payment of dividends, establishment of branches, and other aspects of the Bank's operations. Various consumer laws and regulations also affect the operations of the Bank, including state usury laws, laws relating to fiduciaries, consumer credit and equal credit, and fair credit reporting.

         TRANSACTIONS WITH AFFILIATES. There are various legal restrictions on the extent to which the Company and any future nonbank subsidiaries can borrow or otherwise obtain credit from the Bank. There also are legal restrictions on the Bank's purchase of or investments in the securities of and purchases of assets from the Company and any of its future nonbank subsidiaries, a bank's loans or extensions of credit to third parties collateralized by the securities or obligations of the Company and any of its future nonbank subsidiaries, the issuance of guaranties, acceptances and letters of credit on behalf of the Company and any of its future nonbank subsidiaries, or with respect to which the Company and nonbank subsidiaries, act as agent, participate or have a financial interest. Subject to certain limited exceptions, the Bank may not extend credit to the Company or to any other affiliate in an amount which exceeds 10% of the Bank's capital stock and surplus and may not extend credit in the aggregate to such affiliates in an amount which exceeds 20% of its capital stock and surplus. Further, there are legal requirement as to the type, amount and quality of collateral which must secure such extensions of credit transactions between the Bank and the Company or such affiliates, and such transactions must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the Bank as those prevailing at the time for comparable transactions with non-affiliated companies. These regulations and restrictions may limit the Company's ability to obtain funds from the Bank for its cash needs, including funds for acquisitions, and the payment of dividends, interest and operating expenses.

         Further, the Bank and the Company are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property, or furnishing of services. For example, the Bank may not generally require a customer to obtain other services from the Bank or the Company, and may not require the customer to promise not to obtain other services from a competitor, as a condition to an extension of credit.

         The Bank also is subject to certain restrictions imposed by the Federal Reserve Act on extensions of credit to executive officers, directors, principal shareholders or any related interest of such persons. Extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral as, and following credit underwriting procedures that are not less stringent than those prevailing at the time for comparable transactions with persons not covered above and who are not employees and (ii) must not involve more than the normal risk of repayment or present other unfavorable features. The Bank also is subject to certain lending limits and restrictions on overdrafts to such persons. A violation of these restrictions may result in the assessment of substantial civil monetary penalties on the Bank or any officer, director, employee, agent or other person participating in the conduct of the affairs of the Bank or the imposition of a cease and desist order.

         DIVIDEND RESTRICTIONS AND TRANSFERS OF FUNDS. Under various banking laws, the declaration and payment of dividends by a state banking institution is subject to certain restrictions, including those relating to the amount and frequency of such dividends. Under the FDICIA, an insured depository institution is prohibited from making any capital distribution to its owner, including any dividend, if, after making such distribution, the depository institution fails to meet the required minimum level for any relevant capital measure, including the risk-based capital adequacy and leverage standards described below.

         If, in the opinion of the applicable federal bank regulatory authority, a depository institution or holding company is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution or holding company, could include the payment of dividends), such authority may require, after notice and hearing (except in the case of an emergency proceeding where there is no notice or hearing), that such institution or holding company cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's or holding company's capital base to an inadequate level would be such an unsafe and unsound banking practice. Moreover, the FRB and the FDIC have issued policy statements which provide that bank holding companies and insured depository institutions generally should only pay dividends out of current operating earnings.

         In addition, Florida law places certain restrictions on the declaration of dividends form state chartered banks to their holding companies. Pursuant to the Florida Banking Code, the Board of Directors of state-chartered banks, after charging off bad debts, depreciation, and other worthless assets, if any, and making provisions for reasonably anticipated future losses on loans and other assets, may quarterly, semiannually or annually declare a dividend of up to the aggregate net profits of that period combined with bank's retained net profits for the preceding two years and, with the approval of the Department, declare a dividend from retained net profits which accrued prior to the preceding two years. Before declaring such dividends, 20% of the net profits for the preceding period as is covered by the dividend must be transferred to the surplus fund of the bank until the fund becomes equal to the amount of the bank's common stock then issued and outstanding. A state-chartered bank may not declare any dividend if (i) its net income from the current year combined with the retained net income from the preceding two years is a loss, or (ii) the payment of such dividend would cause the capital account of the bank to fall below the minimum amount required by law, regulation, order, or any written agreement with the Department or a federal regulatory agency.

CAPITAL ADEQUACY GUIDELINES

         MINIMUM CAPITAL REQUIREMENTS. The federal banking agencies, including the FRB and the FDIC, have adopted substantially similar risk-based capital guidelines for bank holding companies and banks under their supervision. The risk-based capital guidelines are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, to account for off-balance sheet exposure, and to minimize disincentives for holding liquid assets. Under these guidelines, assets and off-balance sheet items are assigned to broad risk categories each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk- weighted assets and off-balance sheet items. In addition, these regulatory agencies may from time to time require that a banking organization maintain capital above the minimum limits, whether because of its financial condition or actual or anticipated growth.

         These risk-based capital guidelines define a two-tier capital framework. Under these regulations, the minimum ratio of total capital to risk-weighted assets (including certain off-balance sheet activities, such as stand-by letters of credit) is 8%. At least half of the total capital must be "Tier 1 Capital," consisting of common shareholders' equity, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less certain goodwill items and other intangible assets (i.e., at least 4% of the risk weighted assets). The remainder ("Tier 2 Capital") may consist of (a) the allowance for loan losses of up to 1.25% of risk-weighted risk assets, (b) excess of qualifying perpetual preferred stock, (c) hybrid capital instruments, (d) perpetual debt, (e) mandatory convertible securities, and (f) subordinated debt and intermediate term-preferred stock up to 50% of Tier 1 capital. As noted above, the proceeds to the Company of the issuance of the Trust Securities will qualify as Tier 1 capital up to the 25% Capital Limitation and as Tier 2 capital in excess thereof. See "Use of Proceeds." Total capital is the sum of Tier 1 and Tier 2 capital less reciprocal holdings of other banking organizations' capital instruments and investments in unconsolidated subsidiaries and any other deductions as determined on a case by case basis or as a matter of policy after formal rule making.

         In computing total risk-weighted assets, an institution's assets are given risk-weights of 0%, 20%, 50% and 100%. In addition, certain off-balance sheet items are given similar credit conversion factors to convert them to asset equivalent amounts to which an appropriate risk-weight will apply. These computations result in the total risk-weighted assets. Most loans will be assigned to the 100% risk category, except for first mortgage loans fully collateralized by residential property which carry a 50% risk rating. Most investment securities (including, primarily, general obligation claims on states or other political subdivisions of the United States) will be assigned to the 20% category, except for municipal or state revenue bonds, which have a 50% risk-weight, and direct obligations of the U.S. treasury or obligations backed by the full faith and credit of the U.S. Government, which have a 0% risk-weight. In converting off-balance sheet items, direct credit substitutes including general guarantees and standby letters of credit backing financial obligations, are given a 100% conversion factor. Transaction related contingencies such as bid bonds, standby letters of credit backing non-financial obligations, and undrawn commitments (including commercial credit lines with an initial maturity or more than one year) have a 50% conversion factor. Short term or trade letters of credit are converted at 20% and certain short-term unconditionally cancelable commitments have a 0% factor.

         As of December 31, 1997, the total risk-based capital ratio of the Company and the Bank were 10.9% and 10.0%, respectively. In addition to the risk-based capital guidelines, the FRB and the FDIC also have adopted a leverage standard to supplement the risk-based ratios. This leverage standard focuses on the institution's ratio of Tier 1 capital to average total assets, adjusted for goodwill and certain other items. Under these guidelines, institutions which have received the highest regulatory rating and exhibit certain other high standards, must maintain a minimum level of Tier 1 capital to average consolidated assets of at least 3%. All other institutions are expected to maintain a ratio of at least 1% or 2% above the stated minimum. As of December 31, 1997, the leverage capital ratio of the Company and the Bank were 6.9% and 6.7%, respectively.

         Federal banking agencies also have adopted regulations which require regulators to take into consideration concentrations of audit risk and risks from non-traditional activities, as well as an institution's ability to manage those risks. This evaluation will be made as part of the institution's regular safety and soundness examination. In addition, pursuant to the requirements of the FDICIA, federal banking agencies all have adopted regulations requiring regulators to consider interest rate risk (when interest rate sensitivity of an institution's assets does not match its liabilities or its off-balance sheet position) in the evaluation of a bank's capital adequacy. Concurrently, the federal banking agencies have prepared a new methodology for evaluating interest rate risk.

         CLASSIFICATION OF BANKING INSTITUTIONS. FDICIA substantially revised the bank regulatory and funding provisions of the FDI Act and made revisions to several other federal banking statutes. Among other things, the FDICIA provided federal banking agencies broad powers to take "prompt corrective action" in respect of depository institutions that do not meet minimum capital requirements. The extent of those powers depend upon whether the institutions in question are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," or "critically undercapitalized." A depository institution's capital tier will depend upon where its capital levels are in relation to various relevant capital measures, which include a risk-based capital measure and a leverage ratio capital measure, and certain other factors.

         Under implementing regulations adopted by the federal banking agencies, a bank would be considered "well capitalized" if it has (i) a total risk-based capital ratio of 10% or greater, (ii) a Tier 1 risk-based capital ratio of 6% or greater, (iii) a leverage ratio of 5% or greater and (iv) is not subject to any order or written directive to meet and maintain a specific capital level for any capital measure. An "adequately capitalized" bank would be defined as one that has (i) a total risk-based capital ratio of 8% or greater, (ii) a Tier 1 risk-based capital ratio of 4% of greater, and (iii) a leverage ratio of 4% or greater (or 3% or greater in the case of a bank with a composite CAMEL rating of 1). A bank would be considered (A) "undercapitalized" if it has (i) a total risk-based capital ratio of less than 8%, (ii) a Tier 1 risk-based capital ratio of less than 4%, or (iii) a leverage ratio of less than 4% (or 3% in the case of a bank with a composite CAMEL rating of 1); (B) "significantly undercapitalized" if the bank has (i) a total risk-based capital ratio of less than 6%, or (ii) a Tier 1 risk-based capital ratio of less than 3%, or (iii) a leverage ratio of less than 3%; and (C) "critically undercapitalized" if the bank has a ratio of tangible equity to total assets equal to or less than 2%. The FRB may reclassify a "well classified" bank as "adequately capitalized" or subject an "adequately capitalized" or "undercapitalized" institution to supervisory actions applicable to the next lower capital category if it determines that the bank is in an unsafe or unsound condition or deems the bank to be engaged in an unsafe or unsound practice and not have corrected the deficiency. The Bank currently meets the definition of a "well capitalized" institution.

BROKERED DEPOSITS

         Only a "well capitalized" depository institution may accept brokered deposits without prior regulatory approval. Under implementing regulations, "well capitalized" banks may accept brokered deposits without restriction, "adequately capitalized" banks may accept brokered deposits with a waiver from the FDIC (subject to certain restrictions on payments of rates), while "undercapitalized" banks may not accept brokered deposits.

FDIC INSURANCE PREMIUMS

         The Bank is required to pay semiannual FDIC deposit insurance assessments. Under the FDIC's risk-based insurance system, BIF-insured institutions are currently assessed premiums of between zero and $0.27 per $100 of insured deposits, depending on the institution's capital position and other supervisory factors. Each financial institution is assigned to one of three capital groups - well capitalized, adequately capitalized or undercapitalized - and further assigned to one of three subgroups - within a capital group, on the basis of supervisory evaluations by the institution's primary federal and, if applicable, state supervisors and other information relevant to the institution's financial condition and the risk posed to the applicable FDIC deposit insurance fund. The actual assessment rate applicable to a particular institution (and any applicable refund) will, therefore, depend in part upon the risk assessment classification so assigned to the institution by the FDIC.

         Under EGRPRA, BIF-insured institutions will be assessed for certain payments to be used to pay certain Financing Corporation ("FICO") obligations. In addition to any BIF insurance assessments, BIF-insured banks are expected to make payments relating to the FICO obligations equal to an estimated $0.0129 per $100 of eligible deposits each year during 1997 through 1999, and an estimated $0.024 per $100 of eligible deposits thereafter. The Bank's assessment rate was zero basis points before the FICO assessment noted above.

MONETARY POLICY AND ECONOMIC CONTROL

         The commercial banking business in which the Bank engages is affected not only by general economic conditions, but also by the monetary policies of the FRB. Changes in the discount rate on member bank borrowing, availability of borrowing at the "discount window," open market operations, the imposition of changes in reserve requirements against members banks' deposits and assets of foreign branches and the imposition of and changes in reserve requirements against certain borrowings by banks and their affiliates are some of the instruments of monetary policy available to the FRB. These monetary policies are used in varying combinations to influence overall growth and distributions of bank loans, investments and deposits, and this use may affect interest rates charged on loans or paid on deposits. The monetary policies of the FRB have had a significant effect on the operating results of commercial banks and are expected to do so in the future. The monetary policies of these agencies are influenced by various factors, including inflation, unemployment, short-term and long-term changes in the international trade balance and in the fiscal policies of the United States Government. Future monetary policies and the effect of such policies on the future business and earnings of the Company cannot be predicted.

FINANCE COMPANY

         The Finance Company is a wholly-owned subsidiary of the Company. As indicated above, a bank holding company is only permitted to engage in nonbanking activities that the have been determined by the FRB to be so closely related to banking as to be a proper incident thereto. The FRB has promulgated rules identifying certain permissible nonbanking activities in which a bank holding company may engage including making, acquiring, or servicing loans or other extensions of credit that can be made by consumer or commercial finance companies, credit card companies, mortgage companies, or through factoring.

         Prior to commencement of such activities, FRB approval is required which approval has been received by the Company, and on or about March 30, 1998, the Company began providing such nonbanking services de novo through the Finance Company.

         The State of Florida also regulates the operation of a finance company within the state. As a condition to providing such services in the State of Florida, the Finance Company has applied for and been granted a mortgage lender's license, retail installment sales license and sales finance license from the Department's Division of Finance. Florida law requires that mortgage lender licensees maintain a minimum net worth of $250,000 and that the foregoing licenses be renewed biennially.

                                  UNDERWRITING

         Under the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Company, the Issuer Trust, and the underwriter named therein (the "Underwriter"), the Underwriter has agreed to purchase from the Issuer Trust and the Issuer Trust has agreed to sell to the Underwriter, $15,000,000 aggregate Liquidation Amount of Preferred Securities at the public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus.

         The Underwriting Agreement provides that the obligations of the Underwriter is subject to certain conditions precedent and that the Underwriter will purchase all of the Preferred Securities offered hereby if any of such Preferred Securities are purchased.

         The Underwriter has advised the Company and the Issuer Trust that the Underwriter proposes to offer the Preferred Securities directly to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not to exceed $_____ per Preferred Security. The Underwriter may allow, and such dealers may reallow, a concession not in excess of $____ per Preferred Security to certain other dealers. After the public offering of the Preferred Securities, the public offering price, concession, and reallowance to dealers may be changed by the representative of the Underwriter. No such change shall affect the amount of proceeds to be received by the Issuer Trust as set forth on the cover page of this Prospectus.

         The Company and Issuer Trust have granted to the Underwriter an option exercisable during the 30 day period beginning from the date of this Prospectus to purchase up to an additional $2,250,000 aggregate Liquidation Amount of the Preferred Securities, solely to cover over-allotments, if any, at the public offering price as set forth on the cover page. To the extent that the Underwriter exercises such option, the Issuer Trust will be obligated, pursuant to the option, to sell such Preferred Securities to the Underwriter. If purchased, the Underwriter will offer such additional Preferred Securities on the same terms as those on which the $15,000,000 aggregate Liquidation Amount of the Preferred Securities are being offered.

         In view of the fact that the proceeds from the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures issued by the Company, the Underwriting Agreement provides that the Company will pay as compensation for the Underwriter's arranging the investment therein of such proceeds an amount of $____ per Preferred Security (or $_______ ($________ if the over-allotment option is exercised in full) in the aggregate) and an advisory fee equal to $25,000.

         Because the National Association of Securities Dealers, Inc. ("NASD") is expected to view the Preferred Securities as interest in a direct participation program, the offering of the Preferred Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules.

         Subject to certain limitations, the Company, the Issuer Trust, and the Underwriter have agreed to indemnify each other against certain liabilities including liabilities under the Securities Act, or to contribute to payments that the Company, the Issuer Trust, or the Underwriter may be required to make in respect thereof.

         The foregoing is a summary of the principal terms of the Underwriting Agreement and does not purport to be complete. Reference is made to a copy of the Underwriting Agreement which is on file as an exhibit to the Registration Statement.

         In connection with the offering of the Preferred Securities, the Underwriter and any selling group members and their respective affiliates may engage in transactions effected in accordance with Rule 104 of the Securities and Exchange Commission's Regulation M that are intended to stabilize, maintain, or otherwise affect the market price of the Preferred Securities. Such transactions may include over-allotment transactions in which the Underwriter creates a short position for its own account by selling more Preferred Securities than it is committed to purchase from the Issuer Trust.
In such a case, to cover all or part of the short position, the Underwriter may exercise the over-allotment option described above or may purchase Preferred Securities in the open market following completion of the initial offering of the Preferred Securities. The Underwriter also may engage in stabilizing transactions in which it bids for, and purchases, shares of the Preferred Securities at a level above that which might otherwise prevail in the open market for the purpose of preventing or retarding a decline in the market price of the Preferred Securities. The Underwriter also may reclaim any selling concessions allowed to a dealer if the Underwriter repurchases shares distributed by that dealer. Any of the foregoing transactions may result in the maintenance of a price for the Preferred Securities at a level above that which might otherwise prevail in the open market. Neither the Company nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Preferred Securities. The Underwriter is not required to engage in any of the foregoing transactions and, if commenced, such transactions may be discontinued at any time without notice.

         The Preferred Securities are a new issue of securities with no established trading market. The Company and the Issuer Trust have been advised by the Underwriter that it intends to make a market in the Preferred Securities. However, the Underwriter is not obligated to do so and such market making may be interrupted or discontinued at any time without notice at the sole discretion of the Underwriter. The Preferred Securities have been approved for quotation on the Nasdaq National Market. Nasdaq National Market maintenance standards require the existence of two market makers for continued listing, and the presence of such market makers cannot be assured. No assurance can be given as to the development or liquidity of any market for the Preferred Securities.

         Advest, Inc. acted as the managing underwriter in connection with the Company's initial public offering completed in February 1996, and has continued to serve as a financial advisor to the Company in connection with the Company's acquisition and capital programs. In addition, Advest, Inc. has entered into an agreement with the Bank to provide trust services to the Bank's customers through Advest, Inc's wholly-owned banking subsidiary. Advest, Inc. may in the future perform various services to the Company, including investment banking services for which it may receive customary fees.


                             VALIDITY OF SECURITIES

         The validity of the Guarantee and the Junior Subordinated Debentures and certain tax matters will be passed upon for the Company by Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A., Tampa, Florida, and certain legal matters will be passed upon for the Underwriter by Arnold & Porter, Washington, D.C. and New York, New York. Arnold & Porter will rely as to certain matters of Florida law on the opinion of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A. Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Agreement, and the creation of the Issuer Trust will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the Issuer Trust. Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A., and Arnold & Porter will rely as to certain matters of Delaware law on the opinion of Richards, Layton & Finger, P.A.


                                    EXPERTS

         The consolidated balance sheets of the Company and its subsidiaries as of December 31, 1997 and 1996, and the consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997, which appear in the Prospectus, have been audited by Coopers & Lybrand L.L.P., independent accountants, and have been included in this Prospectus and in the Registration Statement in reliance on the report given on the authority of that firm as experts in accounting and auditing and on the report of Hacker, Johnson, Cohen & Grieb, P.A. on the financial statements of Murdock as of December 31, 1997 and 1996 and for each of the three years in the period December 31, 1997, included as Exhibit 99.1, and upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission" or the "SEC"). Such reports, proxy statements, and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains an Internet Web site that contains reports, proxy statements, and other information filed electronically by the Company with the Commission which can be accessed at http://www.sec.gov. The Company's common shares trade on the Nasdaq Stock Market and, as a result, reports, proxy statements, and other information concerning the Company also can be inspected at the offices of Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006-1500.

         In addition, the Company has filed with the Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules filed as part thereof, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement, including the exhibits and schedules filed as part thereof. Statements contained in this Prospectus as to the contents of any document referred to herein are not necessarily complete and, in each instance, reference is made to the copy of such document filed with the Commission as an exhibit to the Registration Statement or otherwise, and each such statement is qualified in all respects by such reference. The Registration Statement, including exhibits and schedules filed as a part thereof, may be inspected without charge at Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

                   AMERICAN BANCSHARES, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                      AS OF DECEMBER 31, 1997 AND 1996 AND
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                     WITH REPORT OF INDEPENDENT ACCOUNTANTS

INDEX TO FINANCIAL STATEMENTS OF THE COMPANY

                                                                                                   PAGES
Report of Independent Accountants                                                                   F-2

Consolidated Balance Sheets at December 31, 1997 and 1996                                           F-3

Consolidated Statements of Income for the Years Ended December 31, 1997, 1996, and
     1995                                                                                           F-4

Consolidated Statements of Shareholders' Equity for the Years Ended December 31,
     1997, 1996, and 1995                                                                           F-5

Consolidated Statements of Cash Flows for the Years Ended December 31, 1997, 1996,
     and 1995                                                                                       F-6

Notes to Consolidated Financial Statements                                                       F-7 - F-30

Consolidated Condensed Balance Sheet at March 31, 1998 (Unaudited)                                  F-31

Consolidated Condensed Statements of Income for the Three Months Ended March 31, 1998
and 1997 (Unaudited)                                                                                F-32

Consolidated Condensed Statements of Comprehensive Income for the Three Months
     Ended March 31, 1998 and 1997 (Unaudited)                                                      F-33

Consolidated Condensed Statements of Cash Flows for the Three Months Ended March 31,
     1998 and 1997 (Unaudited)                                                                      F-34

Notes to Consolidated Condensed Financial Statements (Unaudited)                                F-35 - F-36

REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders
American Bancshares, Inc. and Subsidiaries
Bradenton, Florida

We have audited the accompanying consolidated balance sheets of American Bancshares, Inc. and Subsidiaries (the "Company") as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Murdock Florida Bank which statements reflect total assets constituting 18% and 23%, at December 31, 1997 and 1996, respectively, and net income constituting 15%, 13%, and 21% for the years ended December 31, 1997, 1996 and 1995, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Murdock Florida Bank, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Bancshares, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.




/s/ COOPERS & LYBRAND L.L.P.

Tampa, Florida

February 13, 1998, except for Note 24,
       as to which the date is March 23, 1998

AMERICAN BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 1997 and 1996


                                     ASSETS                                        1997             1996
Cash and due from banks                                                        $ 13,275,893      $17,562,908
Federal funds sold                                                                5,120,000        6,000,000
Loans held for sale                                                              39,587,522       20,351,204
Investment securities available for sale (at aggregate fair value)               68,664,216       43,508,712
Loans receivable (net of allowance for loan losses and deferred loan fees/costs of $1,704,237 in 1997 and $1,173,463 in 1996)
Loans receivable, net                                                           213,405,033      175,264,438
Premises and equipment, net                                                       9,160,971        7,134,589
Other assets                                                                      4,687,692        3,808,477
                                                                                -----------     ------------

     Total assets                                                              $353,901,327     $273,630,328
                                                                               ============     ============


LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
  Deposits                                                                     $302,745,776     $232,432,633
  Securities sold under agreements to repurchase                                 17,528,493       10,112,986
  Federal Home Loan Bank advances                                                 5,000,000        6,300,000
  Note payable                                                                      500,000                0
  Other liabilities                                                               2,047,748        1,280,802
                                                                               ------------     ------------

     Total liabilities                                                          327,822,017      250,126,421
                                                                               ------------     ------------

COMMITMENTS AND CONTINGENCIES (Note 14)

SHAREHOLDERS' EQUITY
  Common stock - $1.175 par value; 10,000,000 shares authorized;
     4,994,482 and 4,925,768 shares issued at December 31, 1997
     and 1996, respectively                                                       5,868,516        5,787,777
  Additional paid-in capital                                                     15,547,568       15,203,743
  Unrealized gain (loss) on investment securities available for sale, net of tax of $85,914 and $(56,145) at December 31, 1997 and 1996,
     respectively                                                                   139,808          (90,951)
  Retained earnings                                                               4,523,418        2,603,338
                                                                               ------------     ------------

     Total shareholders' equity                                                  26,079,310       23,503,907
                                                                               ------------     ------------

     Total liabilities and shareholders' equity                                $353,901,327     $273,630,328
                                                                               ============     ============


The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
for the years ended December 31, 1997, 1996 and 1995


                                                               1997           1996           1995
Interest income:
  Interest and fees on loans                                $20,101,030    $16,149,883    $13,091,496
  Interest on federal funds sold                                534,642        336,408        326,857
  Interest on investment securities                           3,996,145      2,945,060      2,407,366
                                                            -----------    -----------    -----------

     Total interest income                                   24,631,817     19,431,351     15,825,719
                                                            -----------    -----------    -----------

Interest expense:
  Deposits                                                   11,905,370      9,474,587      8,087,161
  Borrowings                                                  1,012,036        490,591        364,887
                                                            -----------    -----------    -----------

     Total interest expense                                  12,917,406      9,965,178      8,452,048
                                                            -----------    -----------    -----------

     Net interest income                                     11,714,411      9,466,173      7,373,671

Provision for loan losses                                       921,000        514,654        701,604
                                                            -----------    -----------    -----------

     Net interest income after provision for loan losses     10,793,411      8,951,519      6,672,067
                                                            -----------    -----------    -----------

Other income                                                  4,155,646      2,148,059      2,085,774
                                                            -----------    -----------    -----------

Other expenses                                               11,911,765      9,856,136      7,436,957
                                                            -----------    -----------    -----------

     Income before income tax provision                       3,037,292      1,243,442      1,320,884

Income tax provision                                          1,117,212        460,953        470,975
                                                            -----------    -----------    -----------

     Net income                                             $ 1,920,080    $   782,489    $   849,909
                                                            ===========    ===========    ===========

Weighted average basic shares outstanding                     4,988,318      4,637,565      3,160,012
                                                            ===========    ===========    ===========
Weighted average diluted shares outstanding                   5,019,484      4,692,093      3,206,992
                                                            ===========    ===========    ===========

Earnings per share:
  Basic                                                     $      0.38    $      0.17    $      0.27
                                                            ===========    ===========    ===========
  Diluted                                                   $      0.38    $      0.17    $      0.27
                                                            ===========    ===========    ===========


The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY for the years ended December 31, 1997, 1996, and 1995


                                                                                                UNREALIZED
                                                                                                  GAINS/
                                                                                               (LOSSES) ON
                                        COMMON STOCK                                            INVESTMENT
                            -------------------------------------   ADDITIONAL                  SECURITIES
                            AUTHORIZED   OUTSTANDING                 PAID-IN       RETAINED      AVAILABLE
                              SHARES        SHARES      PAR VALUE     CAPITAL      EARNINGS    FOR SALE, NET     TOTAL
                            ----------   -----------   ----------   -----------   ----------   -------------  ------------
Balance, January 1, 1995     4,000,000     3,024,944   $3,554,309   $ 7,737,523   $  970,940    $  (778,923)  $ 11,483,849

Exercise of warrants                 0       212,932      250,195       610,333            0              0        860,528

Issuance of stock                    0        87,218      102,481       377,293            0              0        479,774

Change in net unrealized
    gain on investment
    securities available
    for sale                         0             0            0             0            0        958,409        958,409

Net income                           0             0            0             0      849,909              0        849,909

Change in net unrealized
    gain on investment
    securities available
    for sale                 6,000,000             0            0             0            0              0              0
                           -----------   -----------   ----------   -----------   ----------    -----------   ------------

Balance, December 31,
    1995                    10,000,000     3,325,094    3,906,985     8,725,149    1,820,849        179,486     14,632,469

Exercise of warrants                 0       163,695      192,342       789,828                                    982,170

Issuance of stock                    0     1,436,979    1,688,450     5,688,766            0              0      7,377,216

Change in net unrealized
    gain on investment
    securities available
    for sale                         0             0            0             0            0       (270,437)      (270,437)

Net income                           0             0            0             0      782,489              0        782,489
                           -----------   -----------   ----------   -----------   ----------    -----------   ------------

Balance, December 31,
    1996                    10,000,000     4,925,768    5,787,777    15,203,743    2,603,338        (90,951)    23,503,907

Exercise of warrants                 0        61,595       72,374       297,196            0              0        369,570

Issuance of stock                    0         7,119        8,365        46,629            0              0         54,994

Change in net unrealized
    loss on investment
    securities available
    for sale                         0             0            0             0            0        230,759        230,759

Net income                           0             0            0             0    1,920,080              0      1,920,080
                           -----------   -----------   ----------   -----------   ----------    -----------   ------------

Balance, December 31,
    1997                    10,000,000     4,994,482   $5,868,516   $15,547,568   $4,523,418    $   139,808   $ 26,079,310
                           ===========   ===========   ==========   ===========   ==========    ===========   ============


The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended December 31, 1997, 1996 and 1995


                                                                    1997            1996           1995
                                                                ------------    ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                    $  1,920,080    $    782,489   $    849,909
                                                                ------------    ------------   ------------
  Adjustments to reconcile net income to net cash (used in)
      provided by operating activities:
    Deferred tax credit                                             (199,194)       (420,411)      (392,300)
    Depreciation                                                     717,916         485,976        389,051
    Amortization of investment securities                             18,479         120,064         29,118
    Provision for loan losses                                        921,000         514,654        701,604
    Gain on sale of investment securities available for sale        (139,820)       (106,826)       (42,310)
    Gain on sale of loans                                           (296,991)       (190,624)      (321,499)
    Gain on sale of mortgage servicing rights                       (381,151)       (323,378)      (210,327)
    Gain on sale of assets                                                 0               0        (42,976)
    (Gain) loss on sale of other real estate owned                   (12,990)        336,000        (64,000)
    Origination of loans held for sale                           (58,451,859)    (38,628,254)   (42,845,175)
    Proceeds from sales of loans held for sale                    44,112,636      38,158,995     42,480,846
    Increase in deferred loan costs                                   23,359         150,103         25,079
    Increase in other liabilities                                    766,946          71,011        725,635
    (Increase) decrease in other assets                             (961,732)        681,988        435,263
                                                                ------------    ------------   ------------
      Total adjustments                                          (13,883,401)        849,298        868,009
                                                                ------------    ------------   ------------
      Net cash (used in) provided by operating activities        (11,963,321)      1,631,787      1,717,918
                                                                ------------    ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Net loans to customers                                         (43,152,942)    (36,815,218)   (29,070,401)
  Purchases of bank premises and equipment                        (2,744,298)     (3,332,104)    (1,400,094)
  Proceeds on sales of assets                                              0               0         96,000
  Proceeds from sales of available for sale investment
       securities                                                 17,997,969      33,501,321     10,873,642
  Proceeds from maturities of available for sale investment
       securities                                                 14,178,000      12,337,437      3,325,000
   Purchases of available for sale investment securities         (56,936,173)    (49,448,883)   (12,398,348)
   Purchases of held-to-maturity investment securities                     0               0     (4,000,000)
   Recoveries on loans charged off                                   100,536          49,486         23,255
                                                                ------------    ------------   ------------
       Net cash used in investing activities                     (70,556,908)    (43,707,961)   (32,550,946)
                                                                ------------    ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in demand deposits, NOW, money market
       and savings accounts                                       36,468,555      28,231,180        276,090
  Net increase in time deposits                                   33,844,588      17,474,549     20,842,788
  Net increase in securities sold under agreements to
       repurchase                                                  7,415,507         546,318      4,189,176
  Proceeds from advances from borrowings                           4,800,000       3,900,000      9,500,000
  Repayments of advances from borrowings                          (5,600,000)     (4,100,000)    (3,600,000)
  Repayments of obligations under capital leases                           0               0        (11,000)
  Proceeds from stock sale                                           424,564       8,359,386      1,340,302
                                                                ------------    ------------   ------------
       Net cash provided by financing activities                  77,353,214      54,411,433     32,537,356
                                                                ------------    ------------   ------------

Net increase (decrease) in cash and cash equivalents              (5,167,015)     12,335,259      1,704,328
Cash and cash equivalents at beginning of year                    23,562,908      11,227,649      9,523,321
                                                                ------------    ------------   ------------
Cash and cash equivalents at end of year                        $ 18,395,893    $ 23,562,908   $ 11,227,649
                                                                ============    ============   ============

DISCLOSURES
  Interest paid                                                 $ 12,710,683    $  9,787,428   $  8,269,000
                                                                ============    ============   ============
  Income taxes paid                                             $  1,415,233    $    910,500   $    549,000
                                                                ============    ============   ============
  Reclassification of loans to foreclosed real estate           $    160,000    $    518,000   $    781,000
                                                                ============    ============   ============
  Loans originated for sale of foreclosed real estate           $     95,000    $    570,000   $    613,000
                                                                ============    ============   ============
  Unrealized appreciation on investment securities              $    230,759    $   (270,437)  $    958,409
                                                                ============    ============   ============


The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION:

    American Bancshares, Inc. (Holding Company) is a one-bank holding company, operated under the laws of the State of Florida. It has two wholly owned subsidiaries, which include a banking subsidiary, American Bank of Bradenton
    (Bank), a state-chartered bank; and Freedom Finance Company (Finance), a Florida Corporation. The Bank is a general commercial bank with all the rights, powers, and privileges granted and conferred by the Florida Banking Code. Finance was incorporated on March 26, 1997 and had no activity during 1997 other than a $100 capital contribution.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    The accounting and reporting policies of the Holding Company and Subsidiaries conform to generally accepted accounting principles and general practice within the banking industry. Following is a description of the more significant of those policies:

    BASIS OF PRESENTATION - The consolidated financial statements give retroactive effect to the merger with Murdock Florida Bank, American Bank of Bradenton, and the Holding Company. The merger was consummated on March 23, 1998 and resulted in the Holding Company issuing a total of 924,024 shares of common stock in exchange for all of the outstanding stock of Murdock Florida Bank. The transaction has been accounted for on a pooling-of-interests basis, and the financial statements are presented as if the merger had been consummated for the periods presented.

    PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Holding Company and its wholly owned subsidiaries, American Bank of Bradenton and Freedom Finance Company, collectively referred to herein as the Company. All significant intercompany accounts and transactions have been eliminated.

    INVESTMENT SECURITIES AVAILABLE FOR SALE - Securities to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale. Assets included in this category are those assets that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes. Securities available for sale are recorded at fair value. Both unrealized gains and losses on securities available for sale, net of taxes, are included as a separate component of shareholders' equity in the consolidated balance sheets until these gains or losses are realized. If a security has a decline in fair value that is other than temporary, then the security will be written down to its fair value by recording a loss in the consolidated statements of operations.

    Gains or losses on the disposition of investment securities are recognized using the specific identification method.

    LOANS - Loans are carried at the principal amount outstanding, net of deferred loan fees and/or origination costs. Interest is accrued on a simple-interest basis. Loans are charged to the allowance for loan losses at such time as management considers them uncollectible in the normal course of business. Accrual of interest is discontinued on a loan, including impaired loans, when management believes, after considering economic and business conditions and collection efforts, the borrower's financial condition is such that collection of interest is doubtful. Classification of a loan as nonaccrual is not necessarily indicative of a potential loss of principal.

    ALLOWANCE FOR LOAN LOSSES - The Company adheres to an internal asset review system and allowance for loan losses methodology designated to provide for the detection of problem assets and to provide an adequate general valuation allowance to cover loan losses. A provision for loan losses is charged to operations based on management's evaluation of potential losses in the loan portfolio. The provision is based on an analysis of the loan portfolio, economic conditions, historical loan loss experience, changes in the nature and volume of the loan portfolios and management's assessment of the inherent risk in the portfolio in relation to the level of the allowance for loan losses. While management uses the best information available to make these evaluations, future adjustments to the allowance may be necessary if economic conditions differ from the assumptions used in preparing the evaluation. The Company also establishes provisions on a specific loan basis when an identified problem becomes known. Ultimate losses may vary from the current estimates and any adjustments, as they become necessary, are reported in earnings in the periods in which they become known.

    When a loan or portion of a loan, including an impaired loan, is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance, and subsequent recoveries, if any, are credited to the allowance.

    INCOME RECOGNITION ON IMPAIRED AND NONACCRUAL LOANS - Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-collateralized and in the process of collection. If a loan or a portion of a loan is classified as doubtful or is partially charged off, the loan is classified as nonaccrual. Loans that are on a current payment status or past due less than 90 days may also be classified as nonaccrual if repayment in full of principal and/or interest is in doubt.

    Loans may be returned to accrual status when all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance (generally a minimum of six months) by the borrower, in accordance with the contractual terms of interest and principal.

    While a loan is classified as nonaccrual and the future collectibility of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding. When the future collectibility of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a nonaccrual loan had been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Cash interest receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered.

    LOANS HELD FOR SALE - Mortgage loans originated or purchased and intended for sale in the secondary market are carried at the lower of cost or market as determined by outstanding commitments from investors or current investor yield requirements, calculated on the aggregate loan basis. Net unrealized losses, if any, are recognized in a valuation allowance by charges to earnings. Gains and losses resulting from the sales of these loans are recognized in the period the sale occurs. Mortgage loan servicing fees are earned concurrently with the receipt of the related mortgage payments.

    MORTGAGE SERVICING RIGHTS - The Company recognizes an asset for rights to service mortgage loans for others by management periodically. The value of mortgage servicing rights related to loans sold was $145,000 and $226,000 at December 31, 1997 and 1996, respectively. The Company had no valuation allowance for capitalized mortgage servicing rights at December 31, 1997 and 1996.

    LOAN FEES - Loan origination fees and certain direct loan origination costs are deferred and amortized as a yield adjustment, using a method which approximates the interest method, over the contractual lives of the loans. The net of deferred origination fees and deferred origination costs is presented as an adjustment of loans receivable in the accompanying balance sheets.

    The Company purchases consumer loans from local auto dealers which are collateralized by automobiles. In conjunction with this program, the Company pays a premium represented by the present value differential of the yield required by the Company and the underlying loan interest rate. The premium paid is amortized as a yield adjustment, using the interest method, over the contractual lives of the loans. If the loan prepays, the Company has recourse against the auto dealer for any unamortized premiums. At December 31, 1997 and 1996, the unamortized premiums totaled $448,934 and $459,541, respectively.

    OTHER REAL ESTATE OWNED - Other real estate owned includes properties acquired through foreclosure or acceptance of deeds in lieu of foreclosure. These properties are recorded on the date acquired at the lower of fair value minus estimated costs to sell or the recorded investment in the related loan. If the fair value minus estimated costs to sell the property acquired is less than the recorded investment in the related loan, the resulting loss is charged to the allowance for loan losses. The resulting carrying value established at the date of foreclosure becomes the new cost basis for subsequent accounting. After foreclosure, if the fair value minus estimated costs to sell the property becomes less than its cost, the deficiency is charged to the valuation allowance on other real estate owned or charged directly to the asset. Costs relating to the development and improvement of the property are capitalized, whereas those relating to holding the property for sale are charged to expense. Gains and losses on the disposition of other real estate owned are reflected in operations as incurred. The Company had other real estate owned of $363,501 and $90,000 at December 31, 1997 and 1996, respectively.

    PREMISES AND EQUIPMENT - Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line method over the estimated useful lives of the related assets. Maintenance, repairs and minor improvements are charged to operating expenses as incurred. Major improvements and betterments are capitalized. Upon retirement or other disposition of the assets, the applicable cost and accumulated depreciation are removed from the accounts and any gains or losses are included in operations.

    INCOME TAXES - The Company files consolidated income tax returns. Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or credits are based on the changes in the asset or liability from period to period. The effect on deferred income taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

    STATEMENT OF CASH FLOWS - For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and federal funds sold.

    EARNINGS PER SHARE - In 1997, the Financial Accounting Standards Board issued Statement No. 128 (FAS No. 128), "Earnings Per Share." FAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. All earnings per share amounts have been restated to conform to the FAS No. 128 requirements.

    Basic earnings per common share is calculated by dividing net income by the sum of the weighted average number of shares of common stock outstanding.

    Diluted earnings per common share is calculated by dividing net income by the weighted average number of shares of common stock outstanding, assuming the exercise of stock options and warrants using the treasury stock method. Such adjustments to the weighted average number of shares of common stock outstanding are made only when such adjustments dilute earnings per common share. The diluted earnings per share is summarized as follows:

                                                         1997           1996           1995
                                                      ----------     ----------     ----------
        Weighted average common shares outstanding     4,988,318      4,637,565      3,160,012
        Weighted average common shares equivalents        31,166         54,528         46,980
                                                      ----------     ----------     ----------

        Shares used in diluted earnings per share
            calculation                                5,019,484      4,692,093      3,206,992
                                                      ==========     ==========     ==========


    RECLASSIFICATIONS - Certain amounts in the 1996 financial statements have been reclassified to conform with the current year presentation. Such reclassification had no impact on total assets, equity, net income or total cash flow balances previously reported.

3.  INVESTMENT SECURITIES AVAILABLE FOR SALE:

    The amortized costs and approximate fair value of investment securities available for sale at December 31, 1997 are summarized as follows:

                                                                     1997
                                            ------------------------------------------------------
                                                             GROSS         GROSS
                                             AMORTIZED     UNREALIZED    UNREALIZED    APPROXIMATE
                                               COST          GAINS         LOSSES      FAIR VALUE
                                            -----------    ----------    ----------    -----------
         AVAILABLE FOR SALE:
           U.S. Treasury Securities         $ 4,057,278    $      358    $  (19,046)   $ 4,038,590
           U.S. Government agencies          55,764,939       125,844       (43,127)    55,847,656
           State and municipals               1,117,877        45,693             0      1,163,570
                                            -----------    ----------    ----------    -----------
              Total debt securities          60,940,094       171,895       (62,173)    61,049,816
                                            -----------    ----------    ----------    -----------
           FHLB stock                         1,709,400             0             0      1,709,400
           Mortgage-backed securities         5,789,000       129,000       (13,000)     5,905,000
                                            -----------    ----------    ----------    -----------

              Total available for sale      $68,438,494    $  300,895    $  (75,173)   $68,664,216
                                            ===========    ==========    ==========    ===========

                                                                     1996
                                            ------------------------------------------------------
                                                             GROSS         GROSS
                                             AMORTIZED     UNREALIZED    UNREALIZED    APPROXIMATE
                                               COST          GAINS         LOSSES      FAIR VALUE
                                            -----------    ----------    ----------    -----------
         AVAILABLE FOR SALE:

           U.S. Treasury Securities         $ 7,562,521    $   24,193    $ (162,264)   $ 7,424,450
           U.S. Government agencies          22,202,152             0      (122,400)    22,079,752
           State and municipals               1,020,639        15,000        (1,258)     1,034,381
                                            -----------    ----------    ----------    -----------
              Total debt securities          30,785,312        39,193      (285,922)    30,538,583
                                            -----------    ----------    ----------    -----------
           FHLB stock                         1,075,100             0             0      1,075,100
           Mortgage-backed securities        11,803,396       144,951       (53,318)    11,895,029
                                            -----------    ----------    ----------    -----------

              Total available for sale      $43,663,808    $  184,144    $ (339,240)   $43,508,712
                                            ===========    ==========    ==========    ===========

    The FHLB stock is a restricted investment that is required by the FHLB to be maintained by the Company.

    The amortized cost and approximate fair value of investments at December 31, 1997, by scheduled maturity, are shown below. Scheduled maturities may differ from actual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                 AMORTIZED       APPROXIMATE
                                                                                   COST          FAIR VALUE
                                                                               ------------     ------------
           Due in one year or less                                             $  2,604,528     $  2,599,170
           Due after one year through five years                                 20,632,650       20,618,685
           Due after five years through ten years                                35,598,916       35,723,107
           Due after ten years                                                    2,104,000        2,108,854
                                                                               ------------     ------------
                Total debt securities                                            60,940,094       61,049,816

           FHLB stock                                                             1,709,400        1,709,400
                                                                               ------------     ------------
           Mortgage-backed securities                                             5,789,000        5,905,000
                                                                               ------------     ------------

                                                                               $ 68,438,494     $ 68,664,216
                                                                               ============     ============

    Proceeds from the sale of investment securities available for sale during the years ended December 31, 1997, 1996 and 1995 were $17,997,969, $33,501,321, and $10,873,642, respectively. Gross gains of $148,259,
    $159,526, and $42,310 were realized on these sales for the years ended December 31, 1997, 1996, and 1995, respectively. Gross losses of $8,439 and $52,700 were realized on these sales for the years ended December 31, 1997 and 1996, respectively.

    At December 31, 1997, the Company had pledged securities with a carrying value of approximately $3,788,000 and market value of approximately $3,827,000 to the State of Florida for public fund deposits. The current value of pledged securities is adequate to meet the pledging requirements.

4.   LOANS RECEIVABLE, NET:

     The Company's loan portfolio consisted of the following at December 31:

                                                                                   1997             1996
                                                                               ------------     ------------
        Residential mortgage loans, substantially all single-family            $ 54,243,596     $ 49,575,342
        Commercial and commercial real estate loans                             112,038,918       82,171,560
        Consumer loans                                                           48,826,756       44,690,999
                                                                               ------------     ------------

                                                                                215,109,270      176,437,901

        Less allowance for loan losses                                           (2,311,415)      (1,761,000
        Net deferred costs                                                          607,178          587,537
                                                                               ------------     ------------

           Loans, net                                                          $213,405,033     $175,264,438
                                                                               ============     ============


     The Company grants and purchases real estate, commercial and consumer loans throughout Florida, with a majority in the Sarasota and Manatee County area. Although the Company has a diversified loan portfolio, a significant portion of its debtors' ability to honor their contracts is dependent primarily upon the economy of Sarasota and Manatee Counties, Florida and general economic conditions.

     A summary of activity in the allowance for loan losses follows:

                                                               1997            1996            1995
                                                           ------------    ------------    ------------
        Balance at beginning of year                       $  1,761,000    $  1,609,000    $  1,374,000
        Provision charged to income                             921,000         514,654         701,604
        Recoveries on loans previously charged off              100,535          49,486          67,255
        Loans charged off                                      (471,120)       (412,140)       (533,859)
                                                           ------------    ------------    ------------

        Balance at end of year                             $  2,311,415    $  1,761,000    $  1,609,000
                                                           ============    ============    ============


     In management's opinion, the allowance is adequate to reflect the risk in the loan portfolio.

     At December 31, 1997, 1996, and 1995, the recorded investment in loans for which impairment has been recognized totaled approximately $662,000, $1,478,000, and $799,000, respectively. The total allowance for loan losses related to these loans was approximately $246,000, $331,000, and $233,000 at December 31, 1997, 1996 and 1995, respectively. Interest income on impaired loans of approximately $48,500 and $87,000 was recognized for cash payments received in 1997 and 1996, respectively. For the years ended December 31, 1997 and 1996, the average recorded investment in impaired loans was $312,000 and $1,139,000.

     At December 31, 1997 and 1996, the Company had approximately $986,000 and $1,134,000 in nonaccrual loans, respectively. For the years ended December 31, 1997 and 1996, the amount of interest income not recorded related to nonaccrual loans was approximately $42,000 and $60,000, respectively. Interest income that would have been earned on the nonaccrual loans for the year ended December 31, 1995 was immaterial. At December 31, 1997 and 1996, there were no accruing loans that were 90 days or more past due.

     LOANS TO OFFICERS AND DIRECTORS - In the course of its business, the Company has granted loans to executive officers, directors and principal shareholders of the Company and to entities to which they are related. Following is a summary of the amount of loans in which the aggregate of the loans exceeded $60,000 during the year:

                                                                                   1997
                                                                               ------------
        Balance at beginning of year                                           $  6,892,406
        New loans                                                                 2,164,334
        Repayments on loans                                                      (2,597,223)
                                                                               ------------

        Balance at end of year                                                 $  6,459,517
                                                                               ============


5.   PREMISES AND EQUIPMENT:

     A summary of premises and equipment at December 31, 1997 and 1996 is as follows:

                                                                                   1997            1996
                                                                               ------------    ------------
        Land                                                                   $  2,802,264    $  2,792,263
        Building and improvements                                                 5,405,441       3,290,277
        Furniture, fixtures, and equipment                                        4,034,019       3,618,909
                                                                               ------------    ------------
                                                                                 12,241,724       9,701,449
        Less accumulated depreciation                                            (3,080,753)     (2,566,860)
                                                                               ------------    ------------

                                                                               $  9,160,971    $  7,134,589
                                                                               ============    ============


     Depreciation expense totaled $717,916, $485,976, and $389,051 for the years ended December 31, 1997, 1996, and 1995, respectively.

6.   LOAN SERVICING:

     Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgage loans serviced for others was approximately $10,998,000 and $19,782,000 at December 31, 1997 and 1996, respectively.

     Custodial escrow balances maintained in connection with the foregoing loan servicing, and included in demand deposits, were $40,653 and $34,675 at December 31, 1997 and 1996, respectively.

     Mortgage servicing rights of $187,889 and $254,783 were capitalized in 1997 and 1996, respectively. There were no mortgage servicing rights in 1995. Amortization of mortgage servicing rights was $25,927 and $28,901 during 1997 and 1996, respectively. The value of mortgage servicing rights sold was $243,100 and $0 for 1997 and 1996, respectively. At December 31, 1997 and 1996, the capitalized mortgage servicing rights totaled $144,744 and $225,882, respectively, which approximated fair value.

7.   DEPOSITS:

     Deposits consisted of the following at December 31:

                                                                                   1997            1996
                                                                               ------------    ------------
        Demand                                                                 $ 44,119,577      29,763,696
        NOW                                                                      24,390,090      20,546,210
        Money market                                                             61,997,868      45,463,356
        Savings                                                                  13,258,135      11,523,853
                                                                               ------------    ------------
                                                                                143,765,670     107,297,115
                                                                               ------------    ------------
        Certificate accounts:
          Under $100,000                                                        111,339,006      90,512,837
          Over $100,000                                                          34,838,121      23,361,471
          IRAs                                                                   12,802,979      11,261,210
                                                                               ------------    ------------
                                                                                158,980,106     125,135,518
                                                                               ------------    ------------

                                                                               $302,745,776     232,432,633
                                                                               ============    ============


     The aggregate amount of certificates of deposit of $100,000 or more at December 31, 1997 and 1996 was approximately $36,170,000 and $24,682,000, respectively.

     A summary of certificate accounts at December 31, 1997 by year of scheduled maturity follows:

                                                                                   1997            1996
                                                                               ------------    ------------
        Due within one year                                                    $ 86,347,105    $ 54,378,388
        Due after one year through two years                                     34,662,004      18,454,878
        Due after two years through three years                                  13,486,909      20,754,335
        Due after three years through four years                                 19,389,187      12,087,533
        Due after four years                                                      5,094,901      19,460,384
                                                                               ------------    ------------

                                                                               $158,980,106    $125,135,518
                                                                               ============    ============


Interest expense on deposit accounts is summarized as follows:

                                                                   1997            1996            1995
                                                               ------------    ------------    ------------
        Interest on NOW accounts and money market
              deposit accounts                                 $  3,206,096    $  2,087,059    $  1,794,281
        Interest on savings accounts                                304,375         312,249         330,995
        Interest on certificate accounts                          8,394,899       7,075,279       5,961,885
                                                               ------------    ------------    ------------

                                                               $ 11,905,370    $  9,474,587    $  8,087,161
                                                               ============    ============    ============


8.   SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE:

     The Company enters into sales of securities under agreements to repurchase. Repurchase agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the consolidated balance sheets. The dollar amount of securities underlying the agreements remains in the asset accounts. The securities sold under repurchase agreements remain in the custody of a third-party trustee. The Company may have sold, loaned, or otherwise disposed of such securities in the normal course of its operations and has agreed to maintain substantially identical securities during the agreements. The agreements mature within 30 days.

     Information related to the Company's securities sold under repurchase agreements (including accrued interest) at December 31, 1997 and 1996 is presented below, segregated by the type of securities sold and by due date of the agreement:

                                                                                   1997            1996
                                                                               ------------    ------------
        Average balance during the year                                        $ 14,375,332    $  9,660,214
        Average interest rate during the year                                          4.54%           4.08%
        Maximum month-end balance during the year                              $ 21,589,255    $ 10,557,098
        U.S. Treasury securities underlying the agreements at year-end:
          Carrying value                                                       $ 19,284,514    $ 11,242,138
          Fair value                                                             19,332,128      11,153,493

     9.   FEDERAL HOME LOAN BANK ADVANCES:

          Each Federal Home Loan Bank (FHLB) is authorized to make advances to its member associations, subject to such regulations and limitations as the FHLB may prescribe. The Bank's borrowings from the FHLB of Atlanta at December 31, 1997 and 1996 were $5,000,000 and $6,300,000 at 6.31% and 6.95%, respectively, with the December 31,1997 balance maturing in October 1998.

          The FHLB requires that the Bank maintain qualifying mortgages as collateral and all of its FHLB stock as collateral for its advances. As of December 31, 1997, the Bank has a credit availability of $20,000,000.

          Uncollateralized Federal Fund lines amounting to $3.4 million at December 31, 1997 were maintained with various banks with rates which are at or below prime rate. The lines and their terms are periodically reviewed and are generally subject to withdrawal at the discretion of the banks. No borrowings on these agreements were outstanding at December 31, 1997 and 1996, respectively.



    10.   NOTE PAYABLE:

          In 1997, the Company entered into a Loan Agreement with a national banking association for a $5 million revolving line of credit facility. The agreement requires the proceeds of the new credit facility to be used for the acquisition of real estate to be used for the development of the Company's corporate headquarters, an operations center, and bank branches. The credit facility is collateralized by the shares of the Bank. The agreement requires the Company to meet certain covenants and restricts the payment of dividends, which have been met. Interest on the revolving credit facility is calculated quarterly on either one- or three-month LIBOR plus 175 basis points (7.74% at December 31, 1997). After two years, the loan converts into a ten-year term note with a five-year balloon payment. The total amount of unused revolving credit available to the Company at December 31, 1997 was $4.5 million.



    11.   INCOME TAXES:

          The Company's provision for income taxes consisted of the following for the years ended December 31:

                                1997           1996           1995
          Current:
             Federal        $ 1,239,812    $   534,953    $   786,835
             State               76,600         29,200         76,440
                            -----------    -----------    -----------
                              1,316,412        564,153        863,275
                            -----------    -----------    -----------
          Deferred:
             Federal           (184,000)       (90,500)      (363,900)
             State              (15,200)       (12,700)       (28,400)
                            -----------    -----------    -----------
                               (199,200)      (103,200)      (392,300)
                            -----------    -----------    -----------

                            $ 1,117,212    $   460,953    $   470,975
                            ===========    ===========    ===========

    11.   INCOME TAXES. CONTINUED:

          Deferred income taxes consisted of the following for the years ended December 31:

                                               1997         1996         1995
          Provision for loan losses         $(163,000)   $ 134,300    $(163,000)
          Cash to accrual adjustment          (58,000)      57,900      (72,200)
          Merger expense                     (128,000)           0            0
          Net operating loss carryforward     219,000     (219,000)           0
          Other                               (69,200)     (76,400)    (157,100)
                                            ---------    ---------    ---------

                                            $(199,200)   $(103,200)   $(392,300)
                                            =========    =========    =========


          Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities recorded for financial reporting purposes and such amounts as measured in accordance with tax laws. In general, these temporary differences are more inclusive than timing differences recognized under previously applicable accounting principles. The items which comprise a significant portion of deferred tax assets and liabilities at December 31 are as follows:

                                                      1997         1996
                                                   ---------    ---------
          Deferred tax assets:
             Book over tax bad debts               $ 657,400    $ 494,400
             Market value of loans held for sale     105,800      101,000
             Merger expense                          128,000            0
             Net operating loss carryforward               0      219,000
             Other                                    31,400       15,200
                                                   ---------    ---------
               Deferred tax assets                   922,600      829,600
                                                   ---------    ---------

          Deferred tax liabilities:
             Loan origination fees                   (71,200)     (49,700)
             Cash to accrual adjustment              (57,900)    (116,800)
             Other                                         0      (63,900)
                                                   ---------    ---------
               Deferred tax liabilities             (129,100)    (230,400)
                                                   ---------    ---------

               Net deferred tax asset              $ 793,500    $ 599,200
                                                   =========    =========


          The Company's effective income tax rates of 37%, 37%, and 36% for the years ended December 31, 1997, 1996, and 1995, respectively, vary from the statutory federal income tax rate of 34% due primarily to state income taxes of 5.5% net of federal tax benefits.

    12.   OTHER INCOME:

          Other income consisted of the following for the years ended December
          31:

                                                                  1997          1996          1995
                                                               ----------   -----------    ----------
          Service charges on deposit accounts                  $1,812,104   $ 1,192,258    $1,037,697
          Broker loan fees                                        327,512        32,807        38,350
          Net gains on sales of investment securities             139,820       106,826        42,310
          Net gains on sales of loans held for sale               296,991       190,624       321,499
          Net gain (loss) on sale of other real estate owned       12,990      (336,000)       64,000
          Merchant fees on credit cards                           479,048       262,061        97,114
          Late fees                                               171,301       127,486        55,503
          Net gain on sales of servicing rights                   573,289       323,377       210,327
          Gain on sale of assets                                        0             0        63,515
          Other                                                   342,591       248,620       155,459
                                                               ----------   -----------    ----------

                                                               $4,155,646   $ 2,148,059    $2,085,774
                                                               ==========   ===========    ==========


    13.   OTHER EXPENSES:

          Other expenses consisted of the following for the years ended December 31:

                                                  1997         1996         1995
                                              -----------   ----------   ----------
          Compensation and related benefits   $ 5,181,275   $4,361,130   $3,165,104
          Occupancy and equipment               1,627,498    1,183,960    1,043,853
          SAIF assessment                               0      348,000            0
          FDIC insurance                           81,831      148,181      299,478
          Data processing                         916,891      925,140      583,708
          Advertising and promotion               307,154      350,507      159,284
          Printing supplies and postage           433,705      322,445      224,191
          Directors fees and expenses             156,680      123,952       97,063
          Professional fees                       533,606      243,934      187,367
          ATM and credit card fees                631,077      205,681       86,375
          Foreclosed real estate expense           29,000      223,000      632,000
          Intangible taxes                        156,767      126,235       75,873
          Other                                 1,856,281    1,293,971      882,661
                                              -----------   ----------   ----------

                                              $11,911,765   $9,856,136   $7,436,957
                                              ===========   ==========   ==========


          Loan origination costs of approximately $686,000, $380,000, and $342,000 in 1997, 1996, and 1995, respectively, have been offset against compensation and related benefits.

    14.   FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK:

          The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit, and credit cards. They involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments. The Company has no financial instruments with off-balance-sheet risk that are held for trading purposes.

          The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of the instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. As of December 31, 1997 and 1996 financial instruments with off-balance-sheet risk were as follows:

               CONTRACTUAL OR NOTIONAL AMOUNTS        1997             1996
               -------------------------------     -----------     ------------
               Commitments to extend credit        $56,598,000      $29,395,000
               Standby letters of credit           $   537,000      $   498,000
               Credit cards                        $ 4,742,000      $ 4,258,000


          Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the counter-party. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties.

          Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The guarantees are short-term, expiring in 1997.

    15.   EMPLOYEE BENEFIT AND STOCK OPTION PLANS:

          The Company has a qualified plans under Section 401(k) of the Internal Revenue Code (Plans) for all employees meeting certain eligibility requirements. The Plans allow participants to make annual contributions equal to 15% or less of the participant's compensation up to a maximum allowed by Internal Revenue Service regulation. The Company may match a percentage of the participant's contributions. Plan contributions by the Company for the year ended December 31, 1997 and 1996 was approximately $28,100 and $18,300, respectively.

          The Company has a qualified Incentive Stock Option plan (Incentive
          Plan) and a Non-qualified Share Option Plan for non-employee directors (Non-qualified Plan) under which the Company may grant options for up to 150,000 and 75,000 shares of common stock, respectively. Under the Plans, the exercise price of each option equals the market price of the Company's stock on the date of grant. Options are granted upon approval of the Board of Directors and vest 33% per year for three years and are exercisable over 10 years from the date of the grant.

          The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its Plans. Accordingly, no compensation cost has been recognized for options granted under the Plan. Had compensation cost for the Company's Plan been determined based on the fair value at the grant dates for awards under the Plan consistent with the method of SFAS 123, the Company's net income and net income per share would have been reduced to the pro forma amounts of $1,890,680, $774,489, and $839,909 net income and earnings per share of .38, .17, and .27 for the years ended December 31, 1997, 1996 and 1995, respectively.

          The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997; dividend yield of 0% in each period, as there has been no regular dividend payment history, expected stock price volatility of 0%, risk-free interest rates of 6.35%; and expected lives of four years.

          A summary of the status of the Company's Plan as of December 31, 1997 and 1996, respectively, and changes during the years ending on those dates is presented below:

                                                      1997                      1996                     1995
                                            ------------------------   ----------------------   -----------------------
                                                         WEIGHTED                 WEIGHTED                  WEIGHTED
                                                         AVERAGE                   AVERAGE                   AVERAGE
                                                         EXERCISE                 EXERCISE                  EXERCISE
                                             SHARES       PRICE         SHARES      PRICE        SHARES       PRICE
                                            --------   -------------   --------  ------------   --------   ------------
          Outstanding at beginning of year    28,800      $5.24         24,000      $5.25        19,200       $5.25
          Granted                             34,800       7.93          4,800       5.17         4,800        5.24
          Exercised
          Forfeited
                                              ------                    ------                   ------
          Outstanding at end of year          63,600       6.71         28,800       5.24        24,000        5.25
                                              ======                    ======                   ======

          Options exercisable at year-end     33,600                    28,800                   24,000
                                              ======                    ======                   ======

          The following table summarizes information about the Plan's stock options at December 31, 1997:

                                                OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
                               ------------------------------------------------------   -------------------------------
                                 NUMBER         WEIGHTED-AVERAGE        WEIGHTED          NUMBER          WEIGHTED
             RANGE OF          OUTSTANDING         REMAINING             AVERAGE       EXERCISABLE        AVERAGE
          EXERCISE PRICES      AT 12/31/97      CONTRACTUAL LIFE        EXERCISE       AT 12/31/97     EXERCISE PRICE
                                                                          PRICE
          ---------------      -----------      ----------------        --------       -----------     --------------
          $5.50 - $8.50           63,600             years              $   6.71                          $  5.23
                                  ======                                ========                          =======


    16.   SHAREHOLDERS' EQUITY:

          The Company's current policy is to retain all earnings to fund operations. Future dividend payments will be at the discretion of the Board of Directors of the Company and will be dependent upon several factors, including State and Federal banking regulations that impose limitations on such payments.

          In February 1996, the Company completed a public offering of 1,250,000 shares of common stock at $6.00 per share (the Offering). Subsequent to the Offering, an additional 187,500 shares of common stock were issued as part of the over-allotment amount. The net proceeds of the Offering, after deducting applicable issuance costs and expenses, were approximately $7,377,000.

          In January 1997, the Company acquired the net assets of Deschamps & Gregory Mortgage Company, Inc., a mortgage brokerage company, for approximately $55,000. The Company issued 7,119 shares of common stock in connection with the acquisition. The Company accounted for the acquisition using the purchase method of accounting.

          The following table summarizes the activity of the Company's issued and outstanding warrants and their corresponding exercise prices:

                                           1992 WARRANTS          1994 WARRANTS
                                       ---------------------  ---------------------
                                        WARRANTS    EXERCISE   WARRANTS    EXERCISE
                                       OUTSTANDING   PRICE    OUTSTANDING   PRICE
                                       ---------------------  ---------------------

          Balance, January 1, 1995      227,126       $4.00    144,606       $6.00

          Warrants exercised           (208,532)       4.00     (4,400)       6.00

          Warrants issued                     0        4.00     87,018        6.00
                                       --------               --------

          Balance, December 31, 1995     18,594       $4.00    227,224       $6.00

          Warrants exercised                  0        0.00   (163,695)       6.00
                                       --------               --------

          Balance, December 31, 1996     18,594           4     63,529           6

          Options issued                     --        0.00         --          --

          Warrants expired              (18,594)       0.00     (1,934)       6.00

          Warrants exercised                 --        0.00    (61,595)       6.00
                                       --------------------    -------------------

          Balance, December 31, 1997          0       $4.00          0       $6.00
                                       ========                =======

    17.   DIVIDEND RESTRICTIONS:

          State banking regulations limit the amount of dividends that may be paid by the Bank to its Parent without prior approval of regulatory agencies. The amount of dividends that may be paid is based on the net profits of the current year combined with retained net profits of the preceding two years as defined by state banking regulations. At December 31, 1997, approximately $3,720,000 are available for payment of dividends without prior regulatory approval.



    18.   FAIR VALUES OF FINANCIAL INSTRUMENTS:

          Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires that the Company disclose estimated fair values for its financial instruments. Fair value is defined as the price at which a financial instrument could be liquidated in an orderly manner over a reasonable time period under present market conditions. Fair values estimates, methods and assumptions are set forth below for the Company's financial instruments.

          CASH AND DUE FROM BANK - For cash and due from banks, the carrying amount is a reasonable estimate of fair value.

          INVESTMENTS AND MORTGAGE-BACKED SECURITIES - The fair value of investments and mortgage-backed securities is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers.

          LOANS RECEIVABLE - The estimated fair value of the Company's fixed rate loans was calculated by discounting contractual cash flows adjusted for current prepayment estimates. The discount rates were based on the interest rate charged to current customers for comparable loans. The Company's adjustable rate loans reprice frequently at current market rates. Therefore, the fair value of these loans has been estimated to be approximately equal to their carrying amount.

          The impact of delinquent loans on the estimation of the fair values described above is not considered to have a material effect and, accordingly, delinquent loans have been disregarded in the valuation methodologies used.

          DEPOSIT LIABILITIES - The fair value of deposits with no stated maturity, such as demand, NOW, money market and savings is equal to the amount payable on demand as of December 31, 1996. The fair value of time deposits is estimated using the rates currently offered for deposits of similar remaining maturities.

          SECURITIES SOLD UNDER REPURCHASE AGREEMENTS - The repurchase agreements outstanding at December 31, 1997 mature within 30 days. The estimated fair value of these agreements approximates the carrying value.

          FHLB ADVANCES AND NOTE PAYABLE - Cash flow from fixed-rate borrowings are discounted at a spread to the zero Treasury curve which equates to the LIBOR yield. The note payable's interest rate reprices quarterly. The estimated fair value approximates the carrying value.

          COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT - The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of standby letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties.

          The estimated fair values of the Company's financial instruments are as follows:

                                                                        (IN THOUSANDS)
                                                        --------------------------------------------
                                                                1997                    1996
                                                        ---------------------   ---------------------
                                                        CARRYING                CARRYING
                                                         AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
                                                        --------   ----------   --------   ----------
          Financial assets:
             Cash and due from bank                     $ 13,276    $ 13,276    $ 17,563    $ 17,563
             Federal funds sold                            5,120       5,120       6,000       6,000
             Loans held for sale                          39,588      39,747      20,351      20,414
             Investment securities available for sale     68,664      68,664      43,509      43,509
             Loans receivable, net                       213,405     218,927     175,264     175,441

          Financial liabilities:
             Deposits                                    302,746     303,586     232,433     234,291
             Securities sold under agreements to
                   repurchase                             17,528      17,528      10,113      10,113
             FHLB advances                                 5,000       5,000       6,300       6,300
             Note payable                                    500         500           0           0

                                                        CONTRACT                CONTRACT
                                                         AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
                                                        --------   ----------   --------   ----------
          Unrecognized financial instruments:
             Loan commitments                           $ 56,598    $     80    $ 29,395    $     41
             Standby letters of credit                       537           0         498           0
             Credit cards                                  4,742           0       4,258           0


          LIMITATIONS - The fair value estimates are made at a discrete point in time based on relevant market information and information about the financial instrument. Quoted market prices, when available, are used as the measure of fair value. When quoted market prices are not available, fair value estimates have been based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are inherently subjective, involving uncertainties and matters of significant judgment, and, therefore, may not be indicative of the value that could be realized in a current market exchange. Changes in assumptions could significantly affect the estimates.

          The value estimates are based on existing on- and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial assets or liabilities include deferred tax assets and property, plant and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses for investments and mortgage-backed securities can have a significant effect on fair value estimates and have not been considered in many of the estimates.



    19.   RISKS AND UNCERTAINTIES:

          The earnings of the Company depend on the earnings of the Bank. The Bank is dependent primarily upon the level of net interest income, which is the difference between interest earned on its interest earning assets, such as loans and investments and the interest paid on its interest-bearing liabilities, such as deposits and borrowings. Accordingly, the operations of the Bank are subject to risks and uncertainties surrounding its exposure to changes in the interest rate environment.

          Most of the Bank's lending activity is with customers located within Sarasota and Manatee counties. Generally, the loans are collateralized by real estate consisting of single family residential properties and commercial properties. While this represents a concentration of credit risk, the credit losses arising from this type of lending compares favorably with the Bank's credit loss experience on its portfolio as a whole. The ultimate repayment of these loans is dependent to a certain degree on the local economy and real estate market.

          The financial statements of the Company are prepared in conformity with generally accepted accounting principles that require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

          Significant estimates are made by management in determining the allowance for possible loan losses. Consideration is given to a variety of factors in establishing these estimates including current economic conditions, diversification of the loan portfolio, delinquency statistics, results of internal loan reviews, borrowers' perceived financial and managerial strengths, the adequacy of underlying collateral, if collateral dependent, or present value of future cash flows and other relevant factors. Since the allowance for possible loan losses is dependent, to a great extent, on general and other conditions that may be beyond the Bank's control, it is at least reasonably possible that the estimates of the allowance for possible loan losses and the carrying values of the real estate assets could differ materially in the near term.

    20.   REGULATORY CAPITAL:

          The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

          Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

          As of December 31, 1997, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

          The Bank's actual capital amounts and ratios are also presented in the table. There were no deductions for interest-rate risk in 1997 or 1996.

                                                                                                        TO BE WELL
                                                                                                     CAPITALIZED UNDER
                                                                           FOR CAPITAL               PROMPT CORRECTIVE
                                                   ACTUAL               ADEQUACY PURPOSES            ACTION PROVISIONS
                                           ------------------------  ------------------------    --------------------------
                                             AMOUNT        RATIO        AMOUNT         RATIO        AMOUNT         RATIO
                                           ------------  ----------  --------------   -------    --------------   ---------
          As of December 31, 1997:
             Total Capital (to Risk
                  Weighted Assets)         $25,708,738     10.90 %   >$ 18,856,898      >8.0 %   >$ 23,571,123     >10.0 %
                                                                     -                  -        -                 -
             Tier I Capital (to Risk
                  Weighted Assets)         $23,820,322     10.11 %   >$  9,428,449      >4.0 %   >$ 14,142,674     > 6.0 %
                                                                     -                  -        -                 -
             Tier I Capital (to
                  Averaged Assets)         $23,820,322      6.87 %   >$ 10,398,157      >3.0 %   >$ 17,330,261     > 5.0 %
                                                                     -                  -        -                 -

          As of December 31, 1996:
             Total Capital (to Risk
                  Weighted Assets)         $20,894,512     11.60 %   >$ 14,413,417      >8.0 %   >$ 18,016,772     >10.0 %
                                                                     -                  -        -                 -
             Tier I Capital (to Risk
                  Weighted Assets)         $19,491,512     10.82 %   >$  7,206,709      >4.0 %   >$ 10,810,063     > 6.0 %
                                                                     -                  -        -                 -
             Tier I Capital (to
                  Averaged Assets)         $19,491,512      7.31 %   >$  8,001,300      >3.0 %   >$ 13,335,500     > 5.0 %
                                                                     -                  -        -                 -

    21.   FUTURE ACCOUNTING PRONOUNCEMENTS:

          FAS No. 130, "Reporting Comprehensive Income," establishes new standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-shareholder sources, such as changes in net unrealized securities gains. It includes all changes in equity during a period except those resulting from investments by shareholders and distributions to shareholders. This statement is effective for the Company's fiscal year ending December 31, 1998. Application of this statement will not impact amounts previously reported for net income or affect the comparability of previously issued financial statements.

          FAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for the reporting of financial information from operating segments in annual and interim financial statements. It requires that financial information be reported on the same basis that it is reported internally for evaluating segment performance and deciding how to allocate resources to segments. Because this statement addresses how financial information is disclosed in annual and interim reports, the adoption will have no material impact on the financial statements. This statement is effective for the Company's fiscal year ending December 31, 1998.



    22.   CONDENSED PARENT COMPANY FINANCIAL STATEMENTS:

          The condensed financial statements of American Bancshares, Inc., as the parent organization, are presented as follows:

                             CONDENSED BALANCE SHEET

                                                                             DECEMBER 31,    DECEMBER 31,
                                                                                 1997            1996
                                                                             ------------    ------------

          Assets:
             Cash                                                            $    373,665    $  3,392,968
             Premises and equipment                                             2,159,542         682,118
             Prepaid expense                                                      156,874           5,781
             Investment in banking subsidiary                                  24,039,907      19,423,040
             Investment in finance subsidiary                                         100               0
             Other assets                                                           3,000               0
                                                                             ------------    ------------
               Total assets                                                  $ 26,733,088    $ 23,503,907
                                                                             ============    ============

          Liabilities:
               Total liabilities                                             $    653,778    $          0
                                                                             ------------    ------------

          Shareholders' equity:
             Common stock                                                       5,868,530       5,787,791
             Additional paid-in capital                                        15,547,554      15,203,729
             Unrealized gain (loss) on investment securities available for
                   sale, net                                                      139,808         (90,951)
             Retained earnings                                                  4,523,418       2,603,338
                                                                             ------------    ------------
               Total shareholders' equity                                      26,079,310      23,503,907
                                                                             ------------    ------------

               Total liabilities and shareholders' equity                    $ 26,733,088    $ 23,503,907
                                                                             ============    ============

                        CONDENSED STATEMENT OF OPERATIONS

                                                         YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                        DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                            1997           1996           1995
                                                        ------------   ------------   ------------

          Equity in undistributed earnings of banking
                subsidiary                              $ 2,021,108     $ 852,567       $849,909
          Operating expense                                (101,028)      (70,078)             0
                                                        -----------     ---------       --------

               Net income                               $ 1,920,080     $ 782,489       $849,909
                                                        ===========     =========       ========


                        CONDENSED STATEMENT OF CASH FLOWS

                                                         YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                        DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                            1997           1996           1995
                                                        ------------   ------------   ------------

          Cash flows used in operating activities       $    398,657   $    (75,859)  $          0
                                                        ------------   ------------   ------------

          Cash flows used in investing activities:
             Acquisition of premises and equipment        (3,842,524)    (4,890,559)             0
                                                        ------------   ------------   ------------

          Cash flows provided by financing activities:
             Proceeds from sale of common stock (net of
                   stock offering costs)                     424,564      8,359,386              0
                                                        ------------   ------------   ------------

               Net increase in cash                       (3,019,303)     3,392,968              0

               Cash at beginning of year                   3,392,968              0              0
                                                        ------------   ------------   ------------

               Cash at end of year                      $    373,665   $  3,392,968   $          0
                                                        ============   ============   ============


    23.   SAIF ASSESSMENT

          On September 30, 1996, a one-time SAIF recapitalization assessment was enacted. The rate was 65.7 cents per $100 on domestic deposits held as of March 31, 1995. The effect on the Bank was a pretax charge of $348,000 on deposits of $52.9 million at March 31, 1995. This amount was paid in November, 1996.

    24.   SUBSEQUENT EVENT:

          MERGER - On March 23, 1998, the Company completed its merger with Murdock Florida Bank, headquartered in Charlotte County, Florida. Under the terms of the merger agreement, each outstanding share of Murdock Florida Bank's common stock was converted into 2.4 shares of the Company's common stock. A total of 924,024 shares of the Company's common stock was issued. At December 31, 1997, Murdock Florida Bank had total assets, deposits, and net interest income of $64 million, $58.2 million, and $2.4 million, respectively, and the consolidated financial statements included herein have been restated to give retroactive effect to the merger.

AMERICAN BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
March 31, 1998
(dollars in thousands)
(Unaudited)


                                        ASSETS
Cash and due from banks                                                                         $ 20,660
Mortgage loans held for sale                                                                      49,718
Investment securities available for sale                                                          62,266
Loans (net of allowance for credit losses and deferred loan fees of $1,581)                      230,535
Premises and equipment, net                                                                        9,990
Other assets                                                                                       6,010
                                                                                                --------

      Total assets                                                                              $379,179
                                                                                                ========

                         LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
    Deposits                                                                                    $316,595
    Securities sold under agreements to repurchase                                                26,265
    FHLB borrowings                                                                                5,000
    Note payable                                                                                   1,450
    Other liabilities                                                                              3,491
                                                                                                --------

      Total liabilities                                                                          352,801
                                                                                                --------

Shareholders' equity:
    Common stock, $1.175 par value, 20,000,000 shares authorized, 4,994,484 shares
          issued and outstanding                                                                   5,869
    Additional paid-in capital                                                                    15,937
    Unrealized gain on securities available for sale, net                                             34
    Retained earnings                                                                              4,538
                                                                                                --------

      Total shareholders' equity                                                                  26,378
                                                                                                --------

Total liabilities and shareholders' equity                                                      $379,179
                                                                                                ========


The accompanying notes are an integral part of these condensed financial statements.

AMERICAN BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(dollars in thousands)
(Unaudited)

                                                              THREE MONTHS ENDED
                                                                    MARCH 31,
                                                            -----------------------
                                                               1998         1997
                                                            ----------   ----------
Interest income:
    Interest and fees on loans                              $    5,810   $    4,452
    Interest on investment securities                            1,148          950
    Other interest income                                          143          150
                                                            ----------   ----------
      Total interest income                                      7,101        5,552
                                                            ----------   ----------

Interest expense:
    Deposits                                                     3,240        2,680
    Borrowings                                                     343          198
                                                            ----------   ----------
      Total interest expense                                     3,583        2,878
                                                            ----------   ----------

Net interest income                                              3,518        2,674
Provision for loan losses                                          124          171
                                                            ----------   ----------

      Net interest income after provision for loan losses        3,394        2,503
                                                            ----------   ----------

Other income:
    Service charges and fees                                       421          322
    Gain on sale of mortgage loans                                  62            4
    Gain on sale of securities                                     122            2
    Gain on sale of servicing                                       22           52
    Broker loan fees                                                54           48
    Merchant fees                                                  187          124
    Other income                                                   235          120
                                                            ----------   ----------
      Total other income                                         1,103          672
                                                            ----------   ----------

Other expenses:
    Salaries and employee benefits                               1,510        1,210
    Net occupancy expense                                          195          154
    Furniture and equipment expenses                               239          214
    Data processing fees                                           351          158
    Other expenses                                               1,581          894
                                                            ----------   ----------
      Total other expenses                                       3,876        2,630
                                                            ----------   ----------

Income before income taxes                                         621          545
Provision for income taxes                                         217          212
                                                            ----------   ----------

      Net income                                            $      404   $      333
                                                            ==========   ==========

Earnings per share (actual $'s)
    Basic                                                   $     0.08   $     0.07
    Diluted                                                       0.08         0.07

Average number of shares outstanding:
    Basic                                                    4,994,484    4,970,030
    Diluted                                                  5,023,454    4,992,639

The accompanying notes are an integral part of these condensed financial statements.

AMERICAN BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands)
(Unaudited)

                                                                         THREE MONTHS ENDED
                                                                            MARCH 31,
                                                                         ------------------
                                                                         1998        1997
                                                                         -----       -----
Net income                                                               $  404      $  333
  Other comprehensive income, net of taxes:                                          $
    Unrealized gains (losses) on securities available for sale arising
      during the quarter, net of taxes                                     (106)       (457)
                                                                         ------      ------

Comprehensive income (loss)                                              $  298      $ (124)
                                                                         ======      ======


The accompanying notes are an integral part of these condensed financial statements.

AMERICAN BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(Unaudited)

                                                                                      THREE MONTHS ENDED
                                                                                           MARCH 31,
                                                                                     --------------------
                                                                                       1998        1997
                                                                                     --------    --------
Cash flows from operating activities:
    Net cash provided by (used in) operating activities                              $    657    $   (734)
                                                                                     --------    --------

Cash flows from investing activities:
    Loan originations, net of repayments                                              (36,881)    (19,118)
    Proceeds from sales of loans held for sale                                          9,559       4,221
    Purchases of bank premises and equipment                                           (1,034)       (378)
    Proceeds from sales and maturities of available for sale investment securities     19,534       1,543
    Purchases of available for sale investment securities, net of repayments          (13,107)    (15,745)
                                                                                     --------    --------

            Net cash used in investing activities                                     (21,929)    (29,477)
                                                                                     --------    --------

Cash flows from financing activities:
    Net increase in demand deposits, NOW and savings accounts                          18,656      21,057
    Net increase in time deposits                                                      (4,807)        966
    Net increase in securities sold under agreements to repurchase                      8,737       3,377
    Proceeds from advances from the FHLB and Federal Funds purchased                      950      (1,300)
    Proceeds from sale of stock                                                             0         425
                                                                                     --------    --------

            Net cash provided by financing activities                                  23,536      24,525
                                                                                     --------    --------

Net increase (decrease) in cash and cash equivalents                                    2,264      (5,686)

Cash and cash equivalents at beginning of period                                       18,396      23,570
                                                                                     --------    --------

Cash and cash equivalents at end of period                                           $ 20,660    $ 17,884
                                                                                     ========    ========

Supplemental disclosures:
    Interest paid                                                                    $  3,486    $  2,862
                                                                                     ========    ========
    Income taxes paid                                                                $    120    $      0
                                                                                     ========    ========


 The accompanying notes are an integral part of these condensed financial statements.

     AMERICAN BANCSHARES, INC. AND SUBSIDIARIES
     NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


     1.   HOLDING COMPANY AND SUBSIDIARIES BACKGROUND INFORMATION:

          American Bancshares, Inc. (Company) is a one-bank holding company, operated under the laws of the State of Florida. Its two wholly owned banking subsidiary is American Bank (Bank), a state-chartered bank. The Bank is a general commercial bank with all the rights, powers, and privileges granted and conferred by the Florida Banking Code.

          The Company has organized a wholly owned Florida subsidiary corporation, Freedom Finance Corporation (Finance Company), pursuant to which it engages in full service consumer financing. The Finance Company offers consumer-driven products and services ranging from mortgages to automobile loans, home equity loans and education financing. The Finance Company has the ability to extend financing to individuals and entities which may not be able to satisfy the Bank's underwriting requirements or loan standards. During April 1998, the Bank extended a $2.4 million line of credit to the Finance Company to support operations. The Finance Company commenced preliminary operations in late March 1998.



     2.   BASIS OF PRESENTATION:

          The accompanying unaudited condensed consolidated financial statements, in the opinion on management, include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the results for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to SEC rules and regulations, although the Company believes that the disclosures included herein are adequate to make the information presented not misleading. The results of operations for the three-month periods ended March 31, 1998 and 1997 are not necessarily indicative of the results expected for the full year.

          The organization and business of the Company, accounting policies followed by the Company, and other information are contained in the Company's December 31, 1997 Form 10-KSB. This quarterly information should be read in conjunction with such annual report.

          MERGER - On March 23, 1998, the Company completed its merger with Murdock Florida Bank (Murdock). The Company issued 924,026 shares of its common stock in exchange for all of the outstanding Murdock shares. The transaction was accounted for as a pooling of interests. Accordingly, the consolidated condensed balance sheet, statement of income, and statement of cash flows give retroactive effect to the merger.

     3.   EARNINGS PER SHARE:

          Earnings per share are based on the weighted average number of common shares outstanding during the periods. Diluted earnings per share includes the weighted average number of common shares outstanding during the periods and the further dilution from stock options using the treasury stock method.



     4.   IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS:

          Effective January 1, 1998, the Company has adopted Statement of Financial Accounting Standards (FAS) No. 130, "Reporting Comprehensive Income," which requires that all items required to be recognized under accounting standards as components of comprehensive income be reported in the financial statements. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The adoption of FAS No. 130 did not have a material impact on the Company's financial condition or results of operations.

          FAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which is effective for periods beginning after December 15, 1997. This statement revises employers' disclosures about pension and other postretirement benefit plans. Because this statement addresses disclosures only, the adoption will have no material impact on the financial statements.

===============================================================================

              NO DEALER, SALESPERSON, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE ISSUER TRUST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE PREFERRED SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION TO ANY PERSON IN ANY JURISDICTION OR UNDER ANY CIRCUMSTANCES IN WHICH SUCH OFFERING WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                _________________

                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----
              Prospectus Summary  . . . . . . . . . . . . . . . . .
              Risk Factors  . . . . . . . . . . . . . . . . . . . .
              ABI Capital Trust . . . . . . . . . . . . . . . . . .
              Use of Proceeds . . . . . . . . . . . . . . . . . . .
              Market for Preferred Securities . . . . . . . . . . .
              Capitalization  . . . . . . . . . . . . . . . . . . .
              Accounting Treatment  . . . . . . . . . . . . . . . .
              Selected Financial Data . . . . . . . . . . . . . . .
              Management's Discussion and Analysis of
                Financial Condition and Results of Operations . . .
              Business  . . . . . . . . . . . . . . . . . . . . . .
              Management  . . . . . . . . . . . . . . . . . . . . .
              Description of Preferred Securities . . . . . . . . .
              Description of Junior Subordinated
                Debentures  . . . . . . . . . . . . . . . . . . . .
              Description of Guarantee  . . . . . . . . . . . . . .
              Relationship Among the Preferred Securities,
                the Junior Subordinated Debentures,
                and the Guarantee . . . . . . . . . . . . . . . . .
              Certain Federal Income Tax Consequences . . . . . . .
              Certain ERISA Considerations  . . . . . . . . . . . .
              Supervision and Regulation  . . . . . . . . . . . . .
              Underwriting  . . . . . . . . . . . . . . . . . . . .
              Validity of Securities  . . . . . . . . . . . . . . .
              Experts . . . . . . . . . . . . . . . . . . . . . . .
              Available Information . . . . . . . . . . . . . . . .
              Index to Financial Statements
                of the Company  . . . . . . . . . . . . . . . . . .



===============================================================================


                                   $15,000,000



                                ABI CAPITAL TRUST
                            ____% PREFERRED SECURITIES
                             (LIQUIDATION AMOUNT $10)
                       GUARANTEED, AS DESCRIBED HEREIN, BY


                            AMERICAN BANCSHARES, INC.


                               ___________________

                                    PROSPECTUS
                               ___________________




                                   ADVEST, INC.



                                 June___, 1998

===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses expected to be incurred in connection with this offering, other than underwriting discounts and commissions. All amounts, except the SEC registration fee, are estimated.

         SEC Registration Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 5,088
         NASD Filing Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         NASDAQ Listing Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         Accounting Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         Legal Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         Printing and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         Blue Sky Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         Trustee Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                      -----------
                Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                      ===========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0850(1) of the Florida Business Corporation Act ("FBCA") permits a Florida corporation to indemnify any person who may be a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against liability incurred in connection with such proceeding (including any appeal thereof) if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 607.0850(2) of the FBCA permits a Florida corporation to indemnify any person who may be a party to a derivative action if such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding (including appeals), provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification shall be made for any claim, issue or matter for which such person is found to be liable unless, and only to the extent that, the court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

         Section 607.0850(4) of the FCBA provides that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by duly selected independent legal counsel, or by a majority vote of the disinterested shareholders. The board of directors also may designate a special committee of disinterested directors to make this determination.

         Section 607.0850(3), however, provides that a Florida corporation must indemnify any director, or officer, employee or agent of a corporation who has been successful in the defense of any proceeding referred to in Section 607.0850(1) or (2), or in the defense of any claim, issue or matter therein, against expenses actually and reasonably incurred by him in connection therewith.

         Expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section
607.0850. Expenses incurred by other employees or agents in such a proceeding may be paid in advance of final disposition thereof upon such terms or conditions that the board of directors deems appropriate.

         The FBCA further provides that the indemnification and advancement of payment provisions contained therein are not exclusive and it specifically empowers a corporation to make any other further indemnification or advancement of expenses under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both for actions taken in an official capacity and for actions taken in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director or officer were material to the adjudicated cause of action and the director or officer (a) violated criminal law, unless the director or officer had reasonable cause to believe his conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability under Section 607.0834 (relating to unlawful distributions) applies, or (d) engages in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

         The Company Bylaws provide that the Company shall indemnify any director or officer or any former director or officer against any liability arising from any action or suit to the full extent permitted by Florida law as referenced above. Advances against expenses may be made under the Company Bylaws and any other indemnification agreement that may be entered into by the Company and the indemnity coverage provided thereunder may include liabilities under the federal securities laws as well as in other contexts.

         The Company has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

         Under the Trust Agreement of the Issuer Trust, the Company will agree to indemnify each of the trustees of the Issuer Trust or any predecessor trustee for the Issuer Trust, and to hold each such trustee harmless against any loss, damage, claim, liability, or expense incurred without negligence or bad faith on its past, arising out of or in connection with the acceptance or administration of the Trust Agreement, including costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

         From the completion of its initial public offering in February 1996 through February 1997, the Company has sold approximately 225,290 common shares pursuant to exercise of its Series B Warrants which were outstanding prior to the Company's initial public offering. The exercise price of the Series B Warrants were $6.00 per share, generating aggregate proceeds to the Company in the amount of $1,351,740. No underwriter or independent selling agent was used and no commissions or fees were paid in connection with the issuance of common shares upon exercise of the Series B Warrants. As of February 28, 1997, no warrants remained outstanding. In addition, in early 1997 the Company issued 7,119 common shares having a total aggregate fair market value of $55,000, in connection with its acquisition of DesChamps. The shares were issued pursuant to the exemption from registration afforded under Sections 3(b) and 4(2) of the Securities Act of 1933.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
NUMBER                                            DESCRIPTION OF EXHIBIT
------                                            ----------------------
  1.1    --  Form of Underwriting Agreement.*

  3.1    --  Amended and Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Company's Form 10-KSB for the fiscal year ended December 31, 1997 previously filed with the Commission.

  3.2    --  Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 to the Company's Registration
             Statement on Form S-4 (Registration No. 333-45401) previously filed with the Commission.

  4.1    --  Form of Indenture with respect to the Company's ___% Junior Subordinated Debentures.*

  4.2    --  Form of Junior Subordinated Debentures (included in Exhibit 4.1).*

  4.3    --  Form of Trust Agreement of ABI Capital Trust (including Certificate of Trust of ABI Capital Trust).*

  4.4    --  Form of Amended and Restated Trust Agreement of ABI Capital Trust.*

  4.5    --  Form of ___% Preferred Securities of ABI Capital Trust (included in Exhibit 4.4).*

  4.6    --  Form of Guarantee Agreement.*

  5.1    --  Opinion of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A., Re: Validity of Securities.*

  5.2    --  Opinion of Richards, Layton & Finger, P.A.*

  8.1    --  Opinion of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A., Re: Tax Opinion.*

 10.1    --  Employment Agreement, dated December 1, 1995, by and between the Bank and Gerald L. Anthony, incorporated herein by reference to Exhibit 10.1 to the Company's Registration Statement on Form SB-2 (Registration No.
             33-99972) previously filed with the Commission.

 10.2    --  Employment Agreement, dated June 30, 1996, by and between the Bank and Philip W. Coon, incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form SB-2 (Registration No. 33-99972)
             previously filed with the Commission.

 10.4    --  Employment Agreement, dated June 30, 1996, by and between the Bank and David R. Mady, incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form SB-2 (Registration No. 33-99972)
             previously filed with the Commission.





 10.5    --  Employment Agreement, dated January 1, 1996, by and between the Bank and John S. Nash, incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form SB-2 (Registration No. 33-99972)
             previously filed with the Commission.

 10.6    --  Employment Agreement, dated January 1, 1996, by and between the Bank and Michael Lewis, incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form SB-2 (Registration No. 33-99972)
             previously filed with the Commission.

 10.7    --  Employment Agreement, dated January 22, 1997, by and between the Bank and Stuart M. Gregory, incorporated by reference to Exhibit 10.7 to the Company's Form 10-KSB for the fiscal year ended December 31, 1997 previously filed with the Commission.

 10.8    --  Data Processing Agreement, dated April 1, 1995, by and between the Bank and M & I Data Services, Inc., incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form SB-2
             (Registration No. 33-99972) previously filed with the Commission.

 10.9    --  Mortgage Loan Subservice Agreement between Dovenmuehle Mortgage, Inc. and American Bank of Bradenton, dated
             May 17, 1994, incorporated herein by reference to Exhibit 10.8 to the Company's Registration Statement on
             Form SB-2 (Registration No. 33-99972) previously filed with the Commission.

 10.10   --  American Bancshares, Inc. and American Bank of Bradenton Incentive Stock Option Plan of 1996, dated May 28,
             1996, and Form of Incentive Stock Option Agreement, incorporated herein by reference to Exhibit 10.9 to the
             Company's Form 10-KSB for the fiscal year ended December 31, 1996 previously filed with the Commission.

 10.11   --  American Bancshares, Inc. 1997 Nonqualified Share Option Plan for Non-Employee Directors, dated March 18,
             1997, and Form of Nonqualified Share Option Agreement, incorporated by reference to Exhibit 10.11 to the
             Company's Form 10-KSB for the fiscal year ended December 31, 1997 previously filed with the Commission.

 10.12   --  Loan Agreement, dated as of October 30, 1997, by and between American Bancshares, Inc. and Barnett Bank,
             N.A., incorporated herein by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-4
             (Registration No. 333-45401) previously filed with the Commission.

 10.13   --  Assignment of Lease and Consent to Assignment, dated February 15, 1998, by and between the Finance Company,
             G.J.M. Properties, Inc., and First Enterprise Acceptance Corporation, and Lease Agreement assumed thereby, incorporated by reference to Exhibit 10.13 to the Company's Form 10-KSB for the fiscal year ended
             December 31, 1997 previously filed with the Commission.

 21.1    --  Subsidiaries of the Company, incorporated herein by reference to Exhibit 21.1 to the Company's Registration
             Statement on Form S-4 (Registration No. 333-45401) previously filed with the Commission.

 23.1    --  Consent of Coopers & Lybrand L.L.P.*

 23.2    --  Consent of Hacker, Johnson, Cohen & Grieb, P.A.*

 23.3    --  Consent of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A. (included in Exhibit 5.1).*





 23.4    --  Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).*

 24.1    --  Power of Attorney (contained in Signature section of the Registration Statement).*

 25.1    --  Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of
             Bankers Trust Company, as trustee under the Junior Subordinated Indenture, the Amended and
             Restated Trust Agreement, and the Guarantee Agreement relating to the ABI Capital Trust.

 27.1    --  Financial Data Schedule (for SEC use only)*

 99.1    --  Report of Hacker, Johnson, Cohen & Grieb, P.A.*

---------------

   *  Exhibit filed herewith.

ITEM 17.  UNDERTAKINGS.

         (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b)     The undersigned registrant hereby undertakes that:

                 (1) For purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                 (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bradenton, State of Florida, on the 3rd day of June, 1998.


                                  AMERICAN BANCSHARES, INC.



                                  By:  /s/ Gerald L. Anthony
                                      -------------------------------
                                      Gerald L. Anthony
                                      President and Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints J. Gary Russ and Gerald L. Anthony and each or any one of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or her their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date(s) indicated.


                    SIGNATURE                              TITLE                                        DATE
                    ---------                              -----                                        ----
/s/ J. Gary Russ                                   Chairman of the Board                      June 3, 1998
-------------------------------------------
            J. Gary Russ


/s/ Gerald L. Anthony                              President, Chief Executive Officer and     June 3, 1998
-------------------------------------------        Director (Principal Executive Officer)
          Gerald L. Anthony

/s/ Samuel S. Aidlin                               Director                                   June 3, 1998
-------------------------------------------
            Samuel S. Aidlin


/s/ Ronald L. Larson                               Director                                   June 3, 1998
-------------------------------------------
            Ronald L. Larson







/s/ Timothy I. Miller                              Director                                   June 3, 1998
-------------------------------------------
            Timothy I. Miller


/s/ Dan E. Molter                                  Director                                   June 3, 1998
-------------------------------------------
            Dan E. Molter


/s/ Kirk Moudy                                     Director                                   June 3, 1998
-------------------------------------------
            Kirk D. Moudy


/s/ Lindell Orr                                    Director                                   June 3, 1998
-------------------------------------------
            Lindell Orr


/s/ Lynn B. Powell, III                            Director                                   June 3, 1998
-------------------------------------------
            Lynn B. Powell, III


/s/ Walter L. Presha                               Director                                   June 3, 1998
-------------------------------------------
            Walter L. Presha


/s/ R. Jay Taylor                                  Director                                   June 3, 1998
-------------------------------------------
            R. Jay Taylor


/s/ Edward D. Wyke                                 Director                                   June 3, 1998
-------------------------------------------
            Edward D. Wyke


/s/ Brian M. Watterson                             Chief Financial Officer                    June 3, 1998
-------------------------------------------        (Principal Financial Officer)
            Brian M. Watterson


         Pursuant to the requirements of the Securities Act of 1933, the Issuer Trust has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bradenton, State of Florida, on the 3rd day of June, 1998.


                                       ABI CAPITAL TRUST

                                       BY:     AMERICAN BANCSHARES, INC., as
                                               Depositor



                                               By:  /s/ Gerald L. Anthony
                                                   ---------------------------
                                                   Gerald L. Anthony, President
                                                   and Chief Executive Officer

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                                            DESCRIPTION OF EXHIBIT
------                                            ----------------------
  1.1    --  Form of Underwriting Agreement.*

  3.1    --  Amended and Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Company's Form 10-KSB for the fiscal year ended December 31, 1997 previously filed with the Commission.

  3.2    --  Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 to the Company's Registration
             Statement on Form S-4 (Registration No. 333-45401) previously filed with the Commission.

  4.1    --  Form of Indenture with respect to the Company's ___% Junior Subordinated Debentures.*

  4.2    --  Form of Junior Subordinated Debentures (included in Exhibit 4.1).*

  4.3    --  Form of Trust Agreement of ABI Capital Trust (including Certificate of Trust of ABI Capital Trust).*

  4.4    --  Form of Amended and Restated Trust Agreement of ABI Capital Trust.*

  4.5    --  Form of ___% Preferred Securities of ABI Capital Trust (included in Exhibit 4.4).*

  4.6    --  Form of Guarantee Agreement.*

  5.1    --  Opinion of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A., Re: Validity of Securities.*

  5.2    --  Opinion of Richards, Layton & Finger, P.A.*

  8.1    --  Opinion of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A., Re: Tax Opinion.*

 10.1    --  Employment Agreement, dated December 1, 1995, by and between the Bank and Gerald L. Anthony, incorporated herein by reference to Exhibit 10.1 to the Company's Registration Statement on Form SB-2 (Registration No.
             33-99972) previously filed with the Commission.

 10.2    --  Employment Agreement, dated June 30, 1996, by and between the Bank and Philip W. Coon, incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form SB-2 (Registration No. 33-99972)
             previously filed with the Commission.

 10.4    --  Employment Agreement, dated June 30, 1996, by and between the Bank and David R. Mady, incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form SB-2 (Registration No. 33-99972)
             previously filed with the Commission.

 10.5    --  Employment Agreement, dated January 1, 1996, by and between the Bank and John S. Nash, incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form SB-2 (Registration No. 33-99972)
             previously filed with the Commission.

 10.6    --  Employment Agreement, dated January 1, 1996, by and between the Bank and Michael Lewis, incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form SB-2 (Registration No. 33-99972)
             previously filed with the Commission.

 10.7    --  Employment Agreement, dated January 22, 1997, by and between the Bank and Stuart M. Gregory, incorporated by reference to Exhibit 10.7 to the Company's Form 10-KSB for the fiscal year ended December 31, 1997 previously filed with the Commission.

 10.8    --  Data Processing Agreement, dated April 1, 1995, by and between the Bank and M & I Data Services, Inc., incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form SB-2
             (Registration No. 33-99972) previously filed with the Commission.

 10.9    --  Mortgage Loan Subservice Agreement between Dovenmuehle Mortgage, Inc. and American Bank of Bradenton, dated
             May 17, 1994, incorporated herein by reference to Exhibit 10.8 to the Company's Registration Statement on
             Form SB-2 (Registration No. 33-99972) previously filed with the Commission.

 10.10   --  American Bancshares, Inc. and American Bank of Bradenton Incentive Stock Option Plan of 1996, dated May 28,
             1996, and Form of Incentive Stock Option Agreement, incorporated herein by reference to Exhibit 10.9 to the
             Company's Form 10-KSB for the fiscal year ended December 31, 1996 previously filed with the Commission.

 10.11   --  American Bancshares, Inc. 1997 Nonqualified Share Option Plan for Non-Employee Directors, dated March 18,
             1997, and Form of Nonqualified Share Option Agreement, incorporated by reference to Exhibit 10.11 to the
             Company's Form 10-KSB for the fiscal year ended December 31, 1997 previously filed with the Commission.

 10.12   --  Loan Agreement, dated as of October 30, 1997, by and between American Bancshares, Inc. and Barnett Bank,
             N.A., incorporated herein by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-4
             (Registration No. 333-45401) previously filed with the Commission.

 10.13   --  Assignment of Lease and Consent to Assignment, dated February 15, 1998, by and between the Finance Company,
             G.J.M. Properties, Inc., and First Enterprise Acceptance Corporation, and Lease Agreement assumed thereby, incorporated by reference to Exhibit 10.13 to the Company's Form 10-KSB for the fiscal year ended
             December 31, 1997 previously filed with the Commission.





EXHIBIT
NUMBER                                            DESCRIPTION OF EXHIBIT
------                                            ----------------------

 21.1    --  Subsidiaries of the Company, incorporated herein by reference to Exhibit 21.1 to the Company's Registration
             Statement on Form S-4 (Registration No. 333-45401) previously filed with the Commission.

 23.1    --  Consent of Coopers & Lybrand L.L.P.*

 23.2    --  Consent of Hacker, Johnson, Cohen & Grieb, P.A.*

 23.3    --  Consent of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A. (included in Exhibit 5.1).*

 23.4    --  Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).*

 24.1    --  Power of Attorney (contained in Signature section of the Registration Statement).*

 25.1    --  Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of
             Bankers Trust Company, as trustee under the Junior Subordinated Indenture, the Amended and
             Restated Trust Agreement, and the Guarantee Agreement relating to the ABI Capital Trust.

 27.1    --  Financial Data Schedule (for SEC use only)*

 99.1    --  Report of Hacker, Johnson, Cohen & Grieb, P.A.*

---------------

   *  Exhibit filed herewith.